Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of October 24, 2024 (the “Amendment Date”), among GSCR Mott Street SPV LLC (together with its successors and assigns in such capacity, the “Borrower”), Goldman Sachs Private Credit Corp., as servicer (the “Servicer”), Goldman Sachs Private Credit Corp., as transferor (the “Transferor”), Morgan Stanley Bank, N.A., as lender, Canadian Imperial Bank of Commerce (“CIBC”), as lender and MUFG Bank, Ltd. (“MUFG”), as lender (collectively, the “Existing Lenders”), and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Existing Lenders, the Administrative Agent, the Transferor and the Servicer are party to that certain Loan and Servicing Agreement, dated as of August 9, 2024 (as the same may be amended, modified or supplemented from time to time, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, the Transferor, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, and State Street Bank and Trust Company, as the collateral agent (the “Collateral Agent”), the account bank (the “Account Bank”) and the collateral custodian (the “Collateral Custodian”), providing, among other things, for the making and the administration of the Advances by the Lenders to the Borrower;

WHEREAS, the Borrower, the Existing Lenders, the Administrative Agent, the Transferor, and the Servicer, with the agreement of the Collateral Agent, the Account Bank and the Collateral Custodian as set forth on the signature pages below, desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein; and

WHEREAS, contemporaneously with the execution of this Amendment, each party identified on the signature pages below as a “New Lender” (each, a “New Lender”) desires to join the Loan and Servicing Agreement as a Lender by (i) executing and delivering a Joinder Supplement (as such term is defined in the Loan and Servicing Agreement) and (ii) agreeing to and acknowledging the amendments being made to the Loan and Servicing Agreement pursuant to this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.   Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1.  As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix B hereto.

ARTICLE III

Joinder of New Lenders and Assignment of Advances; Rebalancing

SECTION 3.1.  On the date hereof, the parties hereto agree and acknowledge that each party identified on the signature pages below as a New Lender shall join the Loan and Servicing Agreement as a Lender by executing and deliver to the Administrative Agent a Joinder Supplement in the form of Exhibit M to the Loan and Servicing Agreement. Each of the undersigned New Lenders, by their agreement and acknowledgement set forth on the signature pages below, agree to the amendments to the Loan and Servicing Agreement being made pursuant to this Amendment upon their becoming a Lender thereunder on the Amendment Date.

SECTION 3.2.  Effective on the Amendment Date and in connection with the New Lenders becoming Lenders under the Loan and Servicing Agreement and notwithstanding any requirements to the contrary set forth in the Loan and Servicing Agreement, each of the Existing Lenders shall be deemed to have assigned a portion of its respective Commitments and Advances to the New Lenders, and the New Lenders shall be deemed to have accepted and assumed such Commitments and Advances, so that after giving effect to such assignment and assumption, the respective Commitments of the Existing Lenders and New Lenders shall be as set forth on Annex A to the Loan and Servicing Agreement, as amended hereby. Each Existing Lender hereby acknowledges that, after payment in full of the amounts set forth in Section 5.1(i), a portion of its respective Commitment and Advances under the Loan and Servicing Agreement shall have been deemed assigned to and assumed by the New Lenders to the extent provided for in the preceding sentence; provided that each Existing Lender acknowledges that the aggregate amount of accrued and unpaid interest and fees currently due to it under the Loan and Servicing Agreement with respect to such assigned Commitments and Advances shall be paid in accordance with Section 2.04 of the Loan and Servicing Agreement.

SECTION 3.3.  The Existing Lenders and, by their agreement and acknowledgement set forth on the signature pages below, the New Lenders agree that, on the date hereof, to the extent and after giving effect to all Advances made on or prior to the Amendment Date, they shall make payments among themselves as needed to account for the assignment of outstanding Advances (without representation by, or recourse to, the assignors) to reflect the rebalancing of such outstanding Advances in connection with the assignment of the Commitment of the Existing Lenders to the New Lenders as reflected in the amendment of Annex A to the Loan and Servicing Agreement effected hereby. For the avoidance of doubt, the parties hereto hereby agree that the new Commitments of the Lenders from and after the date hereof are as set forth on Annex A to the Loan and Servicing Agreement, as amended hereby.

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ARTICLE IV

Representations and Warranties

SECTION 4.1.  Each of the Borrower and the Servicer hereby represents and warrants to the Administrative Agent, the Existing Lenders and the New Lenders that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of each of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such date as though made on and as of such date (other than any representation and warranty that is made as of a specific date, which representation and warranty was true and correct in all material respects as of such date).

ARTICLE V

Conditions Precedent

SECTION 5.1.  This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)  its execution and delivery by each party hereto, and the agreement and acknowledgement of this Amendment by the New Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian;

(b)  the delivery of a certificate of a Responsible Officer of each of the Borrower, the Servicer and the Transferor, dated as of the Amendment Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person this Amendment (on which certificate the Administrative Agent and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower, the Servicer or the Transferor, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation, certificate of limited partnership, certificate of incorporation, articles of incorporation or articles of organization, as applicable, of such Person attached to such certificate is a complete and correct copy and that such certificate or articles, as applicable, have not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws, limited liability company agreement or limited partnership agreement, as applicable, of such Person attached to such certificate is a complete and correct copy, and that such bylaws, limited liability company agreement or limited partnership agreement, as applicable, has not been amended, modified or supplemented and are in full force and effect, and (iv) that the copy of the resolutions of the board of directors, board of managers or other governing body of such Person attached to such certificate, approving and authorizing the execution, delivery and performance by such Person of this Amendment and the other Transaction Documents to which it is a party, is a complete and correct copy and such resolutions have not been amended, modified or supplemented and are in full force and effect;

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(c)   the delivery of a good standing certificate, dated as of a recent date for each of the Borrower, the Servicer and the Transferor, issued by the Secretary of State of such Person’s State of formation, incorporation or organization, as applicable;

(d)   the delivery of one or more favorable Opinions of Counsel of counsel to the Borrower, the Servicer and the Transferor acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to such matters as the Administrative Agent may request;

(e)   the delivery of a Lender Fee Letter with respect to this Amendment, dated as of the date hereof, among the Borrower, Servicer, the Administrative Agent, and Morgan Stanley Bank, N.A., as a Lender;

(f)   no Event of Default, Unmatured Event of Default, Servicer Default or Borrowing Base Deficiency shall exist on the Amendment Date before or after giving effect to this Amendment;

(g)   the Borrower shall have paid in full all fees and expenses required to be paid in connection with this Amendment;

(h)   executed Joinder Supplements from each New Lender; and

(i)   each Existing Lender has received payment for the Advances assigned to the New Lenders in the amounts set forth on Appendix A hereto.

ARTICLE VI

Miscellaneous

SECTION 6.1.   Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 6.2.   Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3.   Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The Borrower, by its execution of this Amendment, further confirms and ratifies that all of its obligations and the security interests granted by it under each of the Transaction Documents to which it is a party shall continue in full force and effect in favor of the Collateral Agent, for the benefit of the Secured Parties. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

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SECTION 6.4.  Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.5.  Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.6.  Direction. Each of the Borrower, the Servicer, the Transferor and the Administrative Agent hereby direct the Collateral Agent, Account Bank and Collateral Custodian to execute this Amendment and acknowledge and agree that the Collateral Agent, Account Bank and Collateral Custodian will be fully protected in relying upon the foregoing direction. In entering into this Amendment and the performance of duties hereunder, the Collateral Agent, Account Bank and Collateral Custodian shall be entitled to all of their respective rights, benefits, protections, immunities set forth in the Transaction Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

GSCR MOTT STREET SPV LLC

By: Goldman Sachs Private Credit Corp., its
sole member

By:	/s/ Tucker Greene
	Name:	Tucker Greene
	Title:	Chief Operating Officer

[Signature Page to First Amendment to Loan and Servicing Agreement]

SERVICER:

GOLDMAN SACHS PRIVATE CREDIT
CORP.

By:	/s/ Tucker Greene
	Name:	Tucker Greene
	Title:	Chief Operating Officer

[Signature Page to First Amendment to Loan and Servicing Agreement]

TRANSFEROR:

GOLDMAN SACHS PRIVATE CREDIT
CORP.

By:	/s/ Tucker Greene
	Name:	Tucker Greene
	Title:	Chief Operating Officer

[Signature Page to First Amendment to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING,
INC.

By:	/s/ Aditya Bhatia
	Name:	Aditya Bhatia
	Title:	Authorized Signatory

[Signature Page to First Amendment to Loan and Servicing Agreement]

EXISTING LENDER:

MORGAN STANLEY BANK, N.A.

By:	/s/ Sajid Zaidi
	Name:	Sajid Zaidi
	Title:	Authorized Signatory

[Signature Page to First Amendment to Loan and Servicing Agreement]

EXISTING LENDER:

MUFG BANK, LTD.

By:	/s/ Myles Bae
Name: Myles Bae
Title: Managing Director

[Signature Page to First Amendment to Loan and Servicing Agreement]

EXISTING LENDER:

CANADIAN IMPERIAL BANK OF
COMMERCE

By:	/s/ Shyam Shankar
	Name:	Shyam Shankar
	Title:	Managing Director

[Signature Page to First Amendment to Loan and Servicing Agreement]

AGREED AND ACCEPTED BY:

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent, Account Bank and Collateral Custodian

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

[Signature Page to First Amendment to Loan and Servicing Agreement]

AGREED AND ACKNOWLEDGED BY:

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a New Lender

By:	/s/ Joseph Sandy
Name: Joseph Sandy
Title: Officer

[Signature Page to First Amendment to Loan and Servicing Agreement]

Appendix A

Required Payments to Existing Lenders for Assigned Advances

[Intentionally Omitted]

Appendix B

Conformed Loan and Servicing Agreement

[see attached]

~~EXECUTION COPY~~(Conformed through First Amendment to Loan and Servicing

Agreement, dated as of October 24, 2024)

Up to U.S. $~~1,000,000,000~~2,000,000,000

LOAN AND SERVICING AGREEMENT

Dated as of August 9, 2024

among

GSCR MOTT STREET SPV LLC,

as the Borrower

GOLDMAN SACHS PRIVATE CREDIT CORP.,

as the Transferor

GOLDMAN SACHS PRIVATE CREDIT CORP.,

as the Servicer

MORGAN STANLEY SENIOR FUNDING, INC.,

as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

and

STATE STREET BANK AND TRUST COMPANY,

as the Collateral Agent, Account Bank and Collateral Custodian

		Page

	ARTICLE I

	DEFINITIONS

Section 1.01	Certain Defined Terms	2
Section 1.02	Other Terms	75
Section 1.03	Computation of Time Periods	~~75~~76
Section 1.04	Interpretation	~~75~~76
Section 1.05	Rates	77
Section 1.06	Currency Conversion	~~77~~78

	ARTICLE II

	THE FACILITY

Section 2.01	Advances; I/O Notional Loan	78
Section 2.02	Procedure for Advances	~~78~~79
Section 2.03	Determination of Yield	~~80~~81
Section 2.04	Remittance Procedures	~~80~~81
Section 2.05	Instructions to the Collateral Agent and the Account Bank	~~85~~86
Section 2.06	Borrowing Base Deficiency Payments	~~85~~86
Section 2.07	Sale of Loan Assets; Affiliate Transactions	87
Section 2.08	Payments and Computations, Etc.	91
Section 2.09	Unused Fee	92
Section 2.10	Increased Costs; Capital Adequacy; Compensation for Losses	92
Section 2.11	Taxes	94
Section 2.12	Grant of a Security Interest; Collateral Assignment of Agreements	98
Section 2.13	Evidence of Debt	99
Section 2.14	Release of Loan Assets	99
Section 2.15	Treatment of Amounts Received by the Borrower	100
Section 2.16	Prepayment; Termination; Reduction	100
Section 2.17	Collections and Allocations	101
Section 2.18	Reinvestment of Principal Collections	102
Section 2.19	Defaulting Lenders	103
Section 2.20	Benchmark Replacement Setting	~~105~~106
Section 2.21	Currency Disruption Events; Inability to Determine Rates	~~107~~108
Section 2.22	Eligible Currency	108
Section 2.23	Mitigation Obligations	~~109~~110
Section 2.24	CLO Takeout.	~~109~~110

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	(continued)
		Page

	ARTICLE III

	CONDITIONS PRECEDENT

Section 3.01	Conditions Precedent to Effectiveness	111
Section 3.02	Conditions Precedent to All Advances	~~112~~113
Section 3.03	Advances Do Not Constitute a Waiver	115
Section 3.04	Conditions to Acquisition of Loan Assets	115

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Borrower	~~116~~117
Section 4.02	Representations and Warranties of the Borrower Relating to this Agreement and the Collateral	126
Section 4.03	Representations and Warranties of the Servicer	127
Section 4.04	Representations and Warranties of the Collateral Agent	131
Section 4.05	Representations and Warranties of the Collateral Custodian	~~131~~132

	ARTICLE V

	GENERAL COVENANTS

Section 5.01	Affirmative Covenants of the Borrower	~~132~~133
Section 5.02	Negative Covenants of the Borrower	139
Section 5.03	Affirmative Covenants of the Servicer	142
Section 5.04	Negative Covenants of the Servicer	~~146~~147
Section 5.05	Affirmative Covenants of the Collateral Agent	~~147~~148
Section 5.06	Negative Covenants of the Collateral Agent	148
Section 5.07	Affirmative Covenants of the Collateral Custodian	148
Section 5.08	Negative Covenants of the Collateral Custodian	~~148~~149

	ARTICLE VI

	ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01	Appointment and Designation of the Servicer	~~148~~149
Section 6.02	Duties of the Servicer	~~150~~151
Section 6.03	Authorization of the Servicer	~~152~~153
Section 6.04	Collection of Payments; Accounts	~~153~~154
Section 6.05	Realization Upon Loan Assets	155
Section 6.06	Servicer Compensation	~~155~~156
Section 6.07	Payment of Certain Expenses by Servicer	156

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	(continued)
		Page

Section 6.08	Reports to the Administrative Agent; Account Statements; Servicer Information	156
Section 6.09	Annual Statement as to Compliance	158
Section 6.10	Annual Independent Public Accountant’s Servicing Reports	~~158~~159
Section 6.11	Procedural Review of Loan Assets; Access to Servicer and Servicer’s Records	159
Section 6.12	The Servicer Not to Resign	~~159~~160
Section 6.13	Required Sale Assets	160

	ARTICLE VII

	EVENTS OF DEFAULT

Section 7.01	Events of Default	160
Section 7.02	Additional Remedies of the Administrative Agent	164

	ARTICLE VIII

	INDEMNIFICATION

Section 8.01	Indemnities by the Borrower	167
Section 8.02	Indemnities by Servicer	~~168~~169
Section 8.03	Waiver of Certain Claims	170
Section 8.04	Legal Proceedings	170
Section 8.05	After-Tax Basis	~~170~~171

	ARTICLE IX

	THE ADMINISTRATIVE AGENT

Section 9.01	The Administrative Agent	171

	ARTICLE X

	COLLATERAL AGENT

Section 10.01	Designation of Collateral Agent	~~174~~175
Section 10.02	Duties of Collateral Agent	175
Section 10.03	Merger or Consolidation	178
Section 10.04	Collateral Agent Compensation	178
Section 10.05	Collateral Agent Removal	178
Section 10.06	Limitation on Liability	~~178~~179
Section 10.07	Collateral Agent Resignation	180

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(continued)

		Page

	ARTICLE XI

	COLLATERAL CUSTODIAN

Section 11.01	Designation of Collateral Custodian	~~180~~181
Section 11.02	Duties of Collateral Custodian	181
Section 11.03	Merger or Consolidation	183
Section 11.04	Collateral Custodian Compensation	~~183~~184
Section 11.05	Collateral Custodian Removal	184
Section 11.06	Limitation on Liability	184
Section 11.07	Collateral Custodian Resignation	185
Section 11.08	Release of Documents	186
Section 11.09	Return of Required Loan Documents	~~186~~187
Section 11.10	Access to Certain Documentation and Information Regarding the Collateral	187
Section 11.11	Bailment	187
Section 11.12	Reallocation of Advances	187

	ARTICLE XII

	MISCELLANEOUS

Section 12.01	Amendments and Waivers	~~187~~188
Section 12.02	Notices, Etc.	~~188~~189
Section 12.03	No Waiver; Remedies	191
Section 12.04	Binding Effect; Assignability; Multiple Lenders	191
Section 12.05	Term of This Agreement	193
Section 12.06	GOVERNING LAW; JURY WAIVER	193
Section 12.07	Costs, Expenses and Taxes	194
Section 12.08	Further Assurances	195
Section 12.09	Recourse Against Certain Parties	~~195~~196
Section 12.10	Execution in Counterparts; Severability; Integration	~~196~~197
Section 12.11	Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	197
Section 12.12	Confidentiality	198
Section 12.13	Waiver of Set Off	199
Section 12.14	Headings and Exhibits	199
Section 12.15	Ratable Payments	199
Section 12.16	Failure of Borrower or Servicer to Perform Certain Obligations	~~199~~200
Section 12.17	Power of Attorney	200
Section 12.18	Delivery of Termination Statements, Releases, etc.	200
Section 12.19	Non-Petition	200

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(continued)

		Page

Section 12.20	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	201
Section 12.21	Return of Certain Payments	~~201~~202

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LIST OF SCHEDULES, EXHIBITS AND ANNEXES

SCHEDULES

SCHEDULE I	- Conditions Precedent Documents
SCHEDULE II	- Eligibility Criteria
SCHEDULE III	- Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE IV	- Loan Asset Schedule
SCHEDULE V	- Diversity Score Calculation
SCHEDULE VI	- Industry Classification

ANNEXES

ANNEX A	-	Commitments

EXHIBITS

EXHIBIT A	-	Form of Approval Notice
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Notice of Borrowing
EXHIBIT E	-	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	-	Form of Notice of Termination/Permanent Reduction
EXHIBIT G	-	Form of Certificate of Closing Attorneys
EXHIBIT H	-	Form of Servicing Report
EXHIBIT I	-	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT J	-	Form of Release of Required Loan Documents
EXHIBIT K	-	Form of Assignment and Acceptance
EXHIBIT L	-	Forms of U.S. Tax Compliance Certificates
EXHIBIT M	-	Form of Joinder Supplement
EXHIBIT N	-	[Reserved]
EXHIBIT O	-	Form of Power of Attorney for Borrower
EXHIBIT P	-	Form of Equity Cure Notice

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This LOAN AND SERVICING AGREEMENT is made as of August 9, 2024, among:

(1)  GSCR MOTT STREET SPV LLC, a Delaware limited liability company, as the Borrower (as defined below);

(2)  GOLDMAN SACHS PRIVATE CREDIT CORP., a Delaware corporation, as the Servicer (as defined below);

(3)  GOLDMAN SACHS PRIVATE CREDIT CORP., a Delaware corporation, as the Transferor (as defined below);

(4)  EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender (as defined below);

(5)  MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent (as defined below); and

(6)  STATE STREET BANK AND TRUST COMPANY, as the Collateral Agent (as defined below), the Account Bank (as defined below) and the Collateral Custodian (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility in the maximum principal amount of up to the Facility Amount (as defined below), the proceeds of which shall be used by the Borrower to fund the purchase of certain Eligible Loan Assets (as defined below);

WHEREAS, the Borrower is willing to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a lien on and security interest in the Collateral (as defined below) to secure the payment in full of the Obligations (as defined below);

WHEREAS, the Lenders are willing to extend financing to the Borrower on the terms and conditions set forth herein;

WHEREAS, the Borrower also desires to retain the Servicer to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein; and

WHEREAS, the Servicer desires to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Certain Defined Terms.

(a)  Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b)  As used in this Agreement and the exhibits and schedules hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means State Street Bank and Trust Company, in its capacity as the “Account Bank” pursuant to the Control Agreement.

“Action” has the meaning assigned to that term in Section 8.04.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a).

“Additional Lender Percentage” means, with respect to any Payment Date, the percentage corresponding to the Diversity Score of the Eligible Loan Assets included in the Collateral as of the Determination Date preceding such Payment Date, as set forth below:

Diversity Score (x)	Additional Lender Percentage
x < 12.0	100%
12.0 ≤ x < 15.0	70%
15.0 ≤ x < 20.0	50%
x ≥ 20.0	0%

“Adjusted Borrowing Value” means, on any date of determination, for any Eligible Loan Asset, an amount equal to (a) the Leverage Based Valuation Haircut (if any) multiplied by (b) the lower of (i) the Outstanding Balance of such Eligible Loan Asset at such time and (ii)(x) the Assigned Value of such Eligible Loan Asset at such time multiplied by (y) the Outstanding Balance of such Eligible Loan Asset at such time. Notwithstanding the foregoing, (i) the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset at such time shall be zero and (ii) the Adjusted Borrowing Value of any portion of any Eligible Loan Asset that constitutes an Excess Concentration Amount shall be zero.

“Adjusted Daily Compounded CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation plus (b) the Daily Compounded CORRA Adjustment.

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment.

“Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Administrative Expense Cap” means, for any Payment Date, a per annum amount equal to $750,000.

“Administrative Expenses” means the following fees and reasonable and documented out-of-pocket expenses of the Borrower (or any Tax Blocker Subsidiary) due or accrued with respect to any Payment Date, payable (i) first, on a pro rata basis to: (a) the Collateral Agent, for payment of accrued Collateral Agent Fees and Collateral Agent Expenses, (b) the Collateral Custodian, for payment of accrued Collateral Custodian Fees and Collateral Custodian Expenses and (c) the Account Bank, for any fees or other amounts owing to it under the Transaction Documents and (ii) second, to the Approved Valuation Firm and any other service providers (including, without limitation, legal, accounting, tax, audit and other service providers) of the Borrower or the Servicer for any fees or expenses in connection with services performed for the Borrower or the Servicer.

“Advance” means ~~each loan~~the loans advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II, which shall consist of a Tranche A Advance and a Tranche B Advance as provided in Section 2.01(a).

“Advance Date” means, with respect to any Advance, the date on which funds are made available to the Borrower in accordance with Section 2.02.

“Advance Rate” means, (a) with respect to an Eligible Loan Asset that is not a Specified Loan Asset, as determined on the applicable Cut-Off Date of such Eligible Loan Asset, the percentage determined by the Administrative Agent in its sole discretion, subject to a maximum advance rate as set forth in the Advance Rate Matrix based on the applicable loan type of such Eligible Loan Asset, as set forth in the Approval Notice for an Eligible Loan Asset, and (b) with respect to an Eligible Loan Asset that is a Specified Loan Asset, as determined on the applicable Cut-Off Date of such Eligible Loan Asset, the Advance Rate as set forth in the table below based on the Senior Leverage Ratio of such Specified Loan Asset:

Senior Leverage Ratio	Advance Rate
Less than 4.75:1.00	70.0%
Greater than or equal to 4.75:1.00 and less than 6.50:1.00	65.0%

; provided, with respect to an Eligible Loan Asset that is a Specified Loan Asset, the Advance Rate for such Specified Loan Asset set forth in the above table shall be reduced by 2.5% if such Specified Loan Asset is a PIK Loan Asset with a Minimum Cash Spread greater than or equal to 3.0% and less than 4.0%.

“Advance Rate Matrix” means the following matrix:

Loan Type	Maximum Advance Rate

First Lien Loans	70.0%

Unitranche Loans	65.0%

Recurring Revenue Loans	60.0%

FLLO Loans	55.0%

Second Lien Loans	40.0%

“Advances Outstanding” means, on any date of determination, the sum of the aggregate principal amount in Dollars or the Dollar Equivalent, as determined by the Administrative Agent using the Spot Rate, of all Advances outstanding on such date, after giving effect to all repayments of Advances and the making of new Advances on such date; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason; provided, further, that for purposes of the determination of interest and in connection with any reduction pursuant to Section 2.16(b) or any payments made in accordance with Section 2.04(a), “Advances Outstanding” shall refer only to Advances Outstanding in the applicable Eligible Currency. On the First Amendment Date, the Advances outstanding in respect of each Lender shall be as set forth on Annex A.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” has the meaning assigned to that term in Section 2.10(a).

“Affiliate” means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that the term Affiliate shall not include any Affiliate relationship that may exist solely as a result of the direct or indirect ownership of, or control by, a common financial sponsor or any portfolio company that is not on the consolidated financial statements of the Borrower or Servicer.

“Aggregate Adjusted Borrowing Value” means, as of any date of determination, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loan Assets included as part of the Collateral on such date, after giving effect to all Eligible Loan Assets added to and removed from the Collateral on such date.

“Aggregate Unfunded Exposure Amount” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Draw Loan Assets or Revolving Loans, as applicable, included in the Collateral on such date.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms hereof.

“Alternative Currency Advance” means any AUD Advance, CAD Advance, EUR Advance or GBP Advance.

“Amortization Period” means the period commencing on the Commitment Termination Date and ending on the Collection Date.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.

“Anti-Money Laundering Laws” means applicable laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Patriot Act, and the Money Laundering Control Act of 1986, including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957, and any other applicable law, regulation, provision or requirement prohibiting money laundering or terrorism financing.

“Applicable Law” means for any Person, all existing and future laws, rules, regulations, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (a) during the Revolving Period~~, 2.35~~: (1) in the case of the Tranche A Advances, 2.35% per annum and (2) in the case of the Tranche B Advances, 2.15% per annum, and (b) during the Amortization Period: (1) in the case of the Tranche A Advances, 2.85% per annum and (2) in the case of the Tranche B Advances, 2.65% per annum; provided that, (i) upon written notice (including by email) from the Administrative Agent (at the direction of the Required Lenders) to the Borrower and the Servicer during the existence of any Event of Default or (ii) after the automatic occurrence or declaration of the Facility Maturity Date, in each case, the Applicable Margin shall be increased by an additional 2.00% per annum (it being understood that any increase in the Applicable Margin provided for in this proviso shall only be effective upon the date the Administrative Agent’s written notice (including by email) is provided to the Borrower (in the case of clause (i) of this proviso) or upon the occurrence of the Facility Maturity Date (in the case of clause (ii) of this proviso), in each case, only to the extent the Obligations (other than unmatured contingent obligations for which no claim has been made) have not been paid in full on or prior to such date).

“Approval Notice” means, with respect to any Eligible Loan Asset (other than a Specified Loan Asset), the written notice, which may be distributed via email, in the form attached hereto, or otherwise containing the same representations and information, as Exhibit A (provided that the Administrative Agent may, in its reasonable discretion, omit information from, or include additional information in, such Approval Notice), evidencing (i) the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower, and (ii) the determination of the Advance Rate in respect of such Eligible Loan Asset, by the Administrative Agent, in its sole and absolute discretion.

“Approved Broker/Dealer” means any of Barclays; Citigroup; Wells Fargo; Deutsche Bank; JP Morgan; Bank Of America Merrill Lynch; Morgan Stanley; UBS; BNP; RBS; Jefferies; Nomura; RBC; Mizuho; Truist; Macquarie; Bank of Nova Scotia; BMO Capital Markets; HSBC; and Guggenheim; and any additional broker/dealer approved as an “Approved Broker/Dealer” in writing by the Servicer and the Administrative Agent, each in its sole discretion.

“Approved Replacement” means an entity or Person that is, or is an Affiliate of, an entity or Person that is a private credit business that is in the top ten global private credit fund investment managers (as determined by assets under management in the preceding year).

“Approved Valuation Firm” means each of (a) Murray, Devine & Co., (b) Houlihan Lokey Howard & Zukin Inc., (c) Lincoln International LLC (formerly known as Lincoln Partners LLC), (d) Valuation Research Corporation, (e) Kroll Inc. and (f) any other nationally recognized accounting firm or valuation firm, in each case, approved by the Borrower and the Administrative Agent.

“Assigned Documents” has the meaning assigned to that term in Section 2.12(b).

“Assigned Value” means, with respect to each Eligible Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Eligible Loan Asset, (a) with respect to any Eligible Loan Asset originated within ninety (90) days of its acquisition by the Borrower, (i) if the funding or origination price was greater than or equal to 97% of par, the par amount thereof and (ii) otherwise, the funding or origination price, as applicable and (b) for any other Eligible Loan Asset, the lowest of (i) the Purchase Price of such Eligible Loan Asset, (ii) the fair market value assigned on the Borrower’s books and records, (iii) the value (expressed as a percentage of the principal balance of such Eligible Loan Asset) assigned by the Administrative Agent in its sole discretion (provided, this clause (iii) shall not apply to a Specified Loan Asset) or (iv) the par amount of such Eligible Loan Asset, in each case, as of the Cut-Off Date and subject to the following terms:

(i)   If a Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (f) (solely with respect to a Material Modification described in clause (a), clause (b)(i), clause (b)(iii), clause (c)(i), clause (c)(ii)(x), clause (c)(iii) or clause (d) of the definition thereof), clause (h) or clause (i) of the definition thereof with respect to such Eligible Loan Asset occurs, the Assigned Value of such Eligible Loan Asset may be amended by the Administrative Agent in its sole discretion at any time (and from time to time) and, until the Administrative Agent has made such determination and provided notice thereof to the Borrower, will be 50%;

(ii)    If a Value Adjustment Event of the type described in clause (e) of the definition thereof with respect to such Eligible Loan Asset occurs, the Assigned Value of such Eligible Loan Asset may be amended by the Administrative Agent in its sole discretion at any time and, until the Administrative Agent has made such determination and provided notice thereof to the Borrower, will be: (x) for the thirty (30) day period following the occurrence of such Value Adjustment Event, the then-current Assigned Value, (y) for the thirty (30) day period succeeding the thirty (30) day period in clause (x), 75% and (z) thereafter, 50%; provided that, in each case, such Assigned Value shall not be greater than the then-current Assigned Value;

(iii)  If a Value Adjustment Event (other than a Value Adjustment Event set forth in clause (i) or clause (ii) above) with respect to such Eligible Loan Asset occurs, the then-current Assigned Value thereof may be amended by the Administrative Agent in its sole discretion one time following such occurrence; provided that, for any Eligible Loan Asset whose Assigned Value was decreased due to the occurrence of a Value Adjustment Event described in this clause (iii), the Administrative Agent may further amend the Assigned Value of such Eligible Loan Asset if the Administrative Agent determines in its sole discretion that:

(1)  if the applicable Value Adjustment Event was due to the occurrence of any event described in clause (a) of the definition thereof, the underlying Obligor has experienced deterioration in the Cash Interest Coverage Ratio, Total Leverage Ratio or Debt-to-Recurring Revenue Ratio since the immediately preceding amendment in Assigned Value; provided, if the Cash Interest Coverage Ratio, Total Leverage Ratio or Debt-to-Recurring Revenue Ratio of the underlying Obligor has improved since the immediately preceding amendment in Assigned Value, then the Assigned Value of such Eligible Loan Asset will not be subject to a further amendment of its Assigned Value unless (A) the Borrower requests for, and the Administrative Agent (acting reasonably) agrees to, an amendment to such Assigned Value, in which case such Eligible Loan Asset will be the subject of a further amendment to its Assigned Value (but not, for the avoidance of doubt, any further amendments to the Assigned Value, unless paragraph (B) below applies) or (B) the Total Leverage Ratio exceeds 8.0x, the Cash Interest Coverage Ratio is below 1.0x or the Debt-to-Recurring Revenue Ratio of the related Obligor of such Eligible Loan Asset exceeds 3.50:1.00, in which case such Eligible Loan Asset will, if determined by the Administrative Agent, be the subject of an amendment to its Assigned Value by the Administrative Agent for each subsequent fiscal quarter until the earlier to occur of (I) the date that the

Borrower and the Administrative Agent agree that the Total Leverage Ratio, Cash Interest Coverage Ratio or Debt-to-Recurring Revenue Ratio (as applicable) triggering the amendment to the Assigned Value are cured, (II) the date that the Borrower enters into a binding agreement to sell such Eligible Loan Asset and (III) the Total Leverage Ratio does not exceed 8.0x, the Cash Interest Coverage Ratio exceeds 1.0x or the Debt-to-Recurring Revenue Ratio of the related Obligor of such Eligible Loan Asset does not exceed 3.50:1.00 (as determined by the Administrative Agent); or

(2) if the applicable Value Adjustment Event was due to any other Value Adjustment Event applicable to this clause (iii), such Eligible Loan Asset will be subject to a further amendment of its Assigned Value for each subsequent fiscal quarter until the earlier to occur of (I) the date that the Borrower and the Administrative Agent agree that the relevant Value Adjustment Event(s) triggering such amendment are cured and (II) such other date as may be agreed between the Borrower and the Administrative Agent; and

(iv)   The Assigned Value of (x) any Loan Asset that no longer satisfies the Eligibility Criteria (after giving effect to the first proviso set forth in the lead-in paragraph to Schedule II) shall be zero, (y) any Closing Date Participation Interest that is not subject to an Elevation (A) with respect to 50% of the Outstanding Balance of such Closing Date Participation Interests, within 60 calendar days of the Closing Date and (B) with respect to the remaining 50% of the Outstanding Balance of such Closing Date Participation Interests, within 90 calendar days of the Closing Date, in each case shall be zero, and (z) any Participation Interest that is neither a Closing Date Participation Interest nor subject to an Elevation not elevated to a full assignment within 60 calendar days of the applicable Cut-Off Date shall be zero;

provided that, the Borrower may request that the Assigned Value be re-evaluated for any Eligible Loan Asset whose Assigned Value was decreased pursuant to clause (iii) above, subject to the following terms:

(A)   the Borrower may either (I) either (1) no later than three (3) Business Days after the Administrative Agent has amended the Assigned Value of any Eligible Loan Asset pursuant to clause (iii) above, obtain three (3) or more actionable bids from any Approved Broker/Dealers for the full principal amount of such Eligible Loan Asset (each such bid, a “Third Party Bid”) or (2) obtain same-day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) (“Same Day Pricing”) with a minimum quote depth of three (3), in each case, at the Borrower’s sole expense, or (II) obtain, at the Borrower’s sole expense, a valuation from an Approved Valuation Firm (which, for the avoidance of doubt, may be a “bring-down” valuation and may be in the form of a range, provided that a written valuation report may be required by the Administrative Agent in connection therewith, and the Administrative Agent and each Lender acknowledges that it may be required to enter into a non-reliance letter, confidentiality agreement or similar agreement required by an Approved Valuation Firm to allow the Administrative Agent or such Lender to review any such written valuation report); provided that (x) if the Borrower obtains three (3) or more Third Party Bids pursuant to sub-clause (A)(I)(1) above, then the average of such Third Party Bids shall be treated as the amended Assigned Value for such Eligible Loan Asset, (y) if the Borrower obtains pricing pursuant to sub-clause (A)(I)(2) above, then such pricing shall be treated as the amended Assigned Value for such Eligible Loan Asset, and (z) if the Borrower obtains a valuation pursuant to sub-clause (A)(II) above, then the value set forth in such valuation report (and, if the value set forth in such valuation report is a range, the value shall be deemed to be the mid-point of such range) shall be treated as the amended Assigned Value for such Eligible Loan Asset; provided, further, that if sub-clause (A)(I)(2) above is available to the Borrower, the Borrower shall not be allowed to obtain a valuation pursuant to sub-clause (A)(II) above;

(B)   if the Borrower is unable to obtain bids or pricing that satisfy the requirements set forth in sub-clause (A)(I)(1) or (A)(I)(2) above, or a valuation that satisfies the requirements set forth in sub-clause (A)(II) above, then the Assigned Value of such Eligible Loan Asset as amended by the Administrative Agent shall remain the Assigned Value for such Eligible Loan Asset;

(C)   if the Assigned Value of an Eligible Loan Asset is re-evaluated pursuant to sub-clause (A)(II) above, then the Administrative Agent may at its own expense obtain a valuation from an alternative Approved Valuation Firm and the arithmetic average of such valuation and the valuation provided by the Borrower shall constitute the amended Assigned Value of such Eligible Loan Asset upon delivery of a copy of such valuation to the Borrower and the Servicer; and

(D)   if the Borrower elects to re-evaluate the adjusted Assigned Value of an Eligible Loan Asset pursuant to sub-clause (A) above, the Assigned Value amended by the Administrative Agent in respect of the related Value Adjustment Event shall remain the Assigned Value for such Eligible Loan Asset until the Assigned Value is adjusted pursuant to sub-clause (A) above or, if applicable, until the Assigned Value of such Eligible Loan Asset is further adjusted pursuant to sub-clause (C) above.

With respect to any Eligible Loan Asset whose Assigned Value was decreased due to the occurrence of a Value Adjustment Event described in clause (e) of the definition thereof, upon delivery to the Administrative Agent of the relevant financial reporting information, the Assigned Value shall revert to the Assigned Value as in effect immediately prior to such decrease; provided, further, that, if another Value Adjustment Event with respect to such Eligible Loan Asset shall be found to have occurred upon delivery of such financial reporting information, then the Assigned Value shall be determined for such Eligible Loan Asset in accordance with this definition of “Assigned Value.”

The Administrative Agent shall notify the Servicer of any change effected by the Administrative Agent of the Assigned Value of any Loan Asset.

“Assignment and Acceptance” has the meaning assigned to that term in Section 12.04(a).

“Attachment Point Leverage Ratio” means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any Relevant Test Period, the leverage ratio calculated using Indebtedness of the relevant Obligor which ranks contractually or structurally senior to, or pari passu with, such Loan Asset and calculated as outlined in the Underlying Instruments for such Loan Asset as Senior Leverage Ratio or Total Leverage Ratio, as applicable, or other comparable definition relating to Indebtedness of such applicable Obligor or applicable level within the capital structure of such Obligor.

“AUD” means the lawful currency for the time being of Australia.

“AUD Advance” means an Advance denominated in AUD.

“Availability” means, as of any date of determination, an amount equal to the excess, if any, of (a) the Borrowing Base over (b) the Advances Outstanding on such day; provided that at all times on and after the earlier to occur of the Commitment Termination Date or the Facility Maturity Date, the Availability shall be zero.

“Available Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account that do not represent proceeds of Permitted Investments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Remittance Period pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” means an event that shall be deemed to have occurred with respect to a Person if either:

(i)   a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such

Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii)   such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Basel III” means, with respect to any Affected Party, any rule, regulation or guideline applicable to such Affected Party and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Governmental Authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“BBSY Rate” means, for any date of determination, with respect to any AUD Advance (or portion thereof) the rate per annum (carried out to the fifth (5th) decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Thomson Reuters BBSY Page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00

a.m. (Sydney time) two (2) Business Days prior to the beginning of such Remittance Period for deposits in AUD with a term equivalent to three (3) months; provided that if such rate is not available at any such time for any reason, then “BBSY Rate” with respect to any AUD Advance shall be the rate at which AUD deposits of AUD5,000,000 and for a three (3)-month maturity are offered by the principal Sydney office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds at approximately 11:00 a.m. (Sydney time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents. The BBSY Rate shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“BDC Asset Coverage” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of total assets of the Transferor and its Subsidiaries, less all liabilities and indebtedness not represented by Senior Securities, to (b) the aggregate amount of Senior Securities representing indebtedness in each case, of the Transferor and its Subsidiaries (all as determined pursuant to the 1940 Act and any orders, declarations, opinions, relief or letters issued by the SEC or any other government or regulatory authority).

“Benchmark” means, with respect to (a) Dollar Advances, Benchmark (Dollar), (b) AUD Advances, BBSY Rate, (c) GBP Advances, Daily Simple SONIA, (d) EUR Advances, EURIBOR, and (e) CAD Advances, the Canadian Benchmark.

“Benchmark (Dollar)” means, initially, Term SOFR; provided that if a Benchmark Transition Event and the Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark (Dollar), then “Benchmark (Dollar)” means the applicable Benchmark Replacement (Dollar) to the extent that such Benchmark Replacement (Dollar) has replaced such prior benchmark rate pursuant to Section 2.20(a); provided, further, that, in the event that the rate resulting from the sum of any Benchmark (Dollar) plus, if applicable, the Benchmark Replacement Adjustment shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement (Dollar)” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent on the applicable Benchmark Replacement Date:

(1)   the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Adjustment; or

(2)   the sum of: (a) the alternate rate of interest that has been jointly selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark (Dollar) for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any industry-accepted rate of interest as a replacement for the then-current Benchmark (Dollar) for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time, and (b) the Benchmark Replacement Adjustment.

If at any time the Benchmark Replacement (Dollar) as determined pursuant to clause (1) or (2) of this definition would be less than the Floor, the Benchmark Replacement (Dollar) will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark (Dollar) with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been jointly selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark (Dollar) with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (Dollar) with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time; provided, for the avoidance of doubt, such adjustment shall not be in the form of an increase of the Applicable Margin.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement (Dollar), any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Remittance Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents); provided that, notwithstanding anything herein to the contrary, no “Benchmark Replacement Conforming Changes” shall result in any material effect on the timing or amount of payments or borrowings without the prior written consent of the Borrower.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (Dollar):

(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof); or

(2)   in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark (Dollar) upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (Dollar) (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (Dollar):

(1)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (Dollar) (or such component thereof);

(2)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (Dollar) (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (Dollar) (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (Dollar) (or such component), which states that the administrator of such Benchmark (Dollar) (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (Dollar) (or such component thereof); or

(3)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (Dollar) (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark (Dollar) if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (Dollar) (or the published component used in the calculation thereof).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“Borrower” means GSCR Mott Street SPV LLC, a Delaware limited liability company, together with its permitted successors and assigns in such capacity.

“Borrower Certificate of Formation” means the Certificate of Formation of the Borrower, dated May 15, 2024, as amended, modified, supplemented, restated or replaced from time to time.

“Borrower Consent” means the action by written consent of the board of directors of the sole member of the Borrower, dated on or about the Closing Date, in each case, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Borrower LLC Agreement” means the amended and restated limited liability company agreement of the Borrower, dated on or about the Closing Date, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Borrowing Base” means, collectively, the Borrowing Base (Aggregate), the Borrowing Base (AUD), the Borrowing Base (CAD), the Borrowing Base (EUR), the Borrowing Base (Dollars) and the Borrowing Base (GBP).

“Borrowing Base (Aggregate)” means, as of any date of determination, an amount calculated in Dollars (and converted to Dollars, if necessary, by using the Spot Rate) equal to the lowest of:

(i)   the sum of (a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value as of such date, plus (b) the amount on deposit in the Principal Collection Subaccount (including Permitted Investments) as of such date, plus (c) the amount on deposit in the Unfunded Exposure Account (including Permitted Investments) as of such date minus (d) the Unfunded Exposure Equity Amount as of such date;

(ii)   the sum of (a) the Aggregate Adjusted Borrowing Value as of such date, minus (b) the Minimum Equity Amount, plus (c) the amount on deposit in the Principal Collection Subaccount (including Permitted Investments) as of such date, plus (d) the amount on deposit in the Unfunded Exposure Account (including Permitted Investments) as of such date minus (e) the Unfunded Exposure Equity Amount as of such date; or

(iii)   the sum of (a) the Facility Amount, plus (b) the amount on deposit in the Unfunded Exposure Account (including Permitted Investments) as of such date minus (c) the Aggregate Unfunded Exposure Amount as of such date.

“Borrowing Base (AUD)” means, on any date of determination, an amount calculated in AUD equal to the sum of (a) the product of (i) the lower of (x) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in AUD as of such date and (y) the Maximum Portfolio Advance Rate as of such date, multiplied by (ii) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in AUD (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (b) the Principal Collections and Permitted Investments made with Principal Collections denominated in AUD on deposit in the Collection Account.

“Borrowing Base (CAD)” means, on any date of determination, an amount calculated in CAD equal to the sum of (a) the product of (i) the lower of (x) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in CAD as of such date and (y) the Maximum Portfolio Advance Rate as of such date, multiplied by (ii) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in CAD (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (b) the Principal Collections and Permitted Investments made with Principal Collections denominated in CAD on deposit in the Collection Account.

“Borrowing Base (Dollars)” means, on any date of determination, an amount calculated in Dollars equal to the sum of (a) the product of (i) the lower of (x) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in Dollars as of such date and (y) the Maximum Portfolio Advance Rate as of such date, multiplied by (ii) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in Dollars (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (b) the Principal Collections and Permitted Investments made with Principal Collections denominated in Dollars on deposit in the Collection Account.

“Borrowing Base (EUR)” means, on any date of determination, an amount calculated in EUR equal to the sum of (a) the product of (i) the lower of (x) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in EUR as of such date and (y) the Maximum Portfolio Advance Rate as of such date, multiplied by (ii) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in EUR (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (b) the Principal Collections and Permitted Investments made with Principal Collections denominated in EUR on deposit in the Collection Account.

“Borrowing Base (GBP)” means, on any date of determination, an amount calculated in GBP equal to the sum of (a) the product of (i) the lower of (x) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in GBP as of such date and (y) the Maximum Portfolio Advance Rate as of such date, multiplied by (ii) the Aggregate Adjusted Borrowing

Value of all Eligible Loan Assets denominated in GBP (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (b) the Principal Collections and Permitted Investments made with Principal Collections denominated in GBP on deposit in the Collection Account.

“Borrowing Base Certificate” means a certificate prepared by the Servicer setting forth the calculation of the Borrowing Base as of the applicable date of determination, substantially in the form of Exhibit B hereto.

“Borrowing Base Deficiency” means a condition occurring on any day on which the Borrowing Base Test (Aggregate) is failing.

“Borrowing Base Test” means a test that will be satisfied at any time (a) if Advances Outstanding (converting all amounts not denominated in Dollars to Dollars at the Spot Rate) are less than or equal to the Borrowing Base (Aggregate) at such time, (b) if Advances Outstanding which are denominated in AUD are less than or equal to the Borrowing Base (AUD) at such time, (c) if Advances Outstanding which are denominated in CAD are less than or equal to the Borrowing Base (CAD) at such time, (d) if Advances Outstanding which are denominated in Dollars are less than or equal to the Borrowing Base (Dollars) at such time, (e) if Advances Outstanding which are denominated in EUR are less than or equal to the Borrowing Base (EUR) at such time or (f) if Advances Outstanding which are denominated in GBP are less than or equal to the Borrowing Base (GBP) at such time.

“Borrowing Base Test (Aggregate)” means a test that will be satisfied at any time if Advances Outstanding (converting all amounts not denominated in Dollars to Dollars at the Spot Rate) are less than or equal to the lesser of (a) the Facility Amount and (b) the Borrowing Base (Aggregate) at such time.

“Breakage Fee” means, for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs (other than lost profits), if any, related to such repayment, representing a Lender’s loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable, and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any actual loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender’s reasonable discretion and shall be conclusive absent manifest or demonstrable error.

“Bridge Loan” means any loan that (a) is unsecured and incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one (1) year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

“Broadly Syndicated Loan” means any Loan Asset as of the related Cut-Off Date that is a syndicated commercial loan with (a) an original tranche size of $250,000,000 or greater (without consideration of any reductions thereof from scheduled or unscheduled amortization payments),

(b) EBITDA of $75,000,000 or greater and (c) Same Day Pricing with a minimum quote depth of at least two (2).

“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day (x) on which commercial banks in New York, New York are authorized or required by applicable law, regulation or executive order to close, (y) with respect to any determinations relating to an Alternative Currency Advance, on which banks are not open for dealings (i) in AUD deposits in Sydney, Australia, (ii) in CAD deposits in Toronto, Canada, (iii) in EUR in the Euro zone interbank market or (iv) in GBP deposits in the London interbank market, or (z) with respect to the calculation of Daily Simple SONIA, a day on which banks are closed for general business in London, United Kingdom.

“CAD” means, on any date of determination, the lawful currency of Canada on such date.

“CAD Advance” means an Advance denominated in CAD.

“Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of a Remittance Period, or (b) otherwise, any payment period for Yield calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.

“Canadian Benchmark” means, initially, Adjusted Term CORRA; provided that if a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or the then-current Canadian Benchmark, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior Canadian Benchmark pursuant to Section 2.20(e).

“Canadian Benchmark Conforming Changes” means, with respect to either the use or administration of Adjusted Term CORRA or the use, administration, adoption or implementation of any Canadian Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Remittance Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Canadian Benchmark Replacement” means, with respect to any Canadian Benchmark Transition Event,

(a)   where a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, Adjusted Daily Compounded CORRA; and

(b)   where a Benchmark Transition Event has occurred with respect to a Canadian Benchmark other than the Term CORRA Reference Rate, the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Canadian Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Canadian Benchmark Replacement Adjustment.

If the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Canadian Benchmark with a Canadian Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method of calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Canadian Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Canadian Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Canadian Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Canadian Benchmark:

(a)   in the case of clause (a) or (b) of the definition of “Canadian Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or

(b)   in the case of clause (c) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in clause (c) and even if any Canadian

Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Canadian Benchmark:

(a)   a public statement or publication of information by or on behalf of the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof);

(b)   a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Canadian Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component), which states that the administrator of such Canadian Benchmark (or such component) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or

(c)   a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Unadjusted Benchmark Replacement” means the applicable Canadian Benchmark Replacement excluding the related Canadian Benchmark Replacement Adjustment.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Interest Coverage Ratio” means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Underlying Instruments for such Loan Asset, and in the case that “Interest Coverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) EBITDA for the applicable test period, to (b) cash interest for the applicable test period, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any generally accepted accounting principles or regulatory accounting principles and affecting the application of any law, rule, regulation or treaty referred to in clause (a) or (b) above; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all law, requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event that shall be deemed to have occurred if any of the following occur:

(a)  with respect to the Borrower, Transferor at any time for any reason ceases to own, directly or indirectly, 100% of the issued and outstanding membership interests of the Borrower (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings;

(b)  with respect to the Transferor or the Servicer, the Investment Adviser or any Affiliate is terminated as investment manager on a no-fault basis by the board of directors of the Servicer (which does not include any termination in connection with a merger, consolidation, sale or transfer or other arrangement with a similar commercial effect), other than where a replacement investment adviser (or the equivalent) is appointed with the approval of all Lenders, such approval not to be unreasonably withheld if such replacement is an Approved Replacement; and

(c)  the dissolution, termination or liquidation, in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower, the Transferor or the Servicer, as applicable.

“CLO Takeout” means any issuance of notes or other securities or obligations (a) by a newly formed collateralized loan obligation special purpose vehicle (the “CLO Vehicle”) (i) managed or advised on a discretionary basis by the Servicer or any of its Affiliates, (ii) whose equity capitalization is provided by the Transferor or an Affiliate thereof (not including the Borrower), (iii) that acquires all or a portion of the Loan Assets indirectly from the Borrower through the Transferor (or an Affiliate of the Transferor not including the Borrower), including via participation subject to elevation within sixty (60) days, (b) for which an Affiliate of the Administrative Agent or another entity satisfactory to the Administrative Agent acts as lead structuring agent and underwriter, and the structure of such collateralized loan obligation transaction, including, without limitation, for regulatory and bankruptcy purposes, is satisfactory to the Administrative Agent or such Affiliate of the Administrative Agent in their respective sole discretion, and (c) where the proceeds of such issuance may be used to repay a portion or all of the Advances Outstanding.

“CLO Vehicle” has the meaning assigned to that term in the definition of “CLO Takeout.”

“Closing Date” means August 9, 2024.

“Closing Date Participation Interest” means a Participation Interest for which the participation seller is the Transferor pursuant to the Purchase and Sale Agreement and which sale occurs on the Closing Date or within five (5) Business Days after the Closing Date.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including, all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i)  the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii)  the Related Assets with respect to the Loan Assets referred to in clause (i) above;

(iii)  the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts;

(iv)  the Assigned Documents;

(v)  the Purchase and Sale Agreement; and

(vi)  all income and Proceeds of the foregoing.

For the avoidance of doubt, the term “Collateral” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan Asset.

“Collateral Agent” means State Street Bank and Trust Company, not in its individual capacity, but solely as collateral agent pursuant to the terms of this Agreement, together with its successor and assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means the confidential fee schedule, between the Collateral Agent, the Collateral Custodian, the Account Bank and the Borrower, as such schedule may be amended, modified, supplemented, restated or replaced from time to time.

“Collateral Agent Expenses” means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including reasonable and documented out-of-pocket attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents.

“Collateral Agent Fees” means the fees due to the Collateral Agent pursuant to the Collateral Agent and Collateral Custodian Fee Letter.

“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Custodian” means State Street Bank and Trust Company, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement, together with its successors and assigns in such capacity.

“Collateral Custodian Expenses” means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including reasonable and documented out-of-pocket attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Custodian under the Transaction Documents.

“Collateral Custodian Fees” means the fees due to the Collateral Custodian pursuant to the Collateral Agent and Collateral Custodian Fee Letter.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 11.05.

“Collateral Database” has the meaning assigned to that term in Section 10.02(b)(iv).

“Collateral Quality Tests” means (a) the Weighted Average Spread Test, (b) the Weighted Average Life Test and (c) the Diversity Test.

“Collection Account” means a trust account entitled “Collection Account,” in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties, and each subaccount that may be established from time to time, including the Interest Collection Subaccount and the Principal Collection Subaccount; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations (other than unmatured contingent obligations for which no claim has been made) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Commitment” means with respect to each Lender, (i) during the Revolving Period, the aggregate amount set forth opposite such Lender’s name on Annex A hereto with respect to Tranche A Advances and/or Tranche B Advances (as such ~~amount~~amounts may be revised from time to time) or the amount set forth as such Lender’s “Commitment” on the Assignment and Acceptance relating to such Lender, as applicable, and (ii) during the Amortization Period, such Lender’s Pro Rata Share of the aggregate Advances Outstanding, in each case, as such amount may be increased or reduced pursuant to Section 2.16.

“Commitment Termination Date” means the earliest to occur of (a) the date that is three (3) years following the Closing Date, (b) the occurrence of the Facility Maturity Date pursuant to clause (c) of the definition thereof and (c) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement.

“Concentration Denominator” means, on any date of determination (a) during the Ramp-Up Period only, the greater of (i) the Target Portfolio Amount and (ii) the sum of the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus amounts on deposit in the Principal Collection Subaccount (including Permitted Investments), plus amounts on deposit in the Unfunded Exposure Account (including Permitted Investments) and (b) thereafter, the sum of the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus amounts on deposit in the Principal Collection Subaccount (including Permitted Investments), plus amounts on deposit in the Unfunded Exposure Account (including Permitted Investments).

“Concentration Limitations” means, for the purposes of determining the Excess Concentration Amount:

(a)  not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by a single Obligor and its Affiliates, except that:

(i)  Eligible Loan Assets issued by up to two (2) Obligors and their Affiliates may each constitute up to 7.5% of the Concentration Denominator (provided that each such Eligible Loan Asset is a First Lien Loan or Unitranche Loan and does not belong to any Specified Industry);

(b)  not more than 12.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by Obligors that belong to any single Industry Classification, except that:

(i)  Eligible Loan Assets issued by Obligors that belong to the largest Industry Classification may constitute up to 20.0% of the Concentration Denominator

(ii)  Eligible Loan Assets issued by Obligors that belong to the second largest Industry Classification may constitute up to 15.0% of the Concentration Denominator; and

(iii)  notwithstanding anything to the contrary in this clause (b):

(1)  not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to any single Specified Industry, and

(2)  not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to Specified Industries in the aggregate;

(c)  not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are FLLO Loans or Second Lien Loans, in the aggregate;

(d)  not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Unfunded Exposure Amounts related to Delayed Draw Loan Assets and funded commitments or Unfunded Exposure Amounts related to Revolving Loans in the aggregate;

(e)  not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are fixed rate Loan Assets (excluding PIK Loan Assets);

(f)  not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Cov-Lite Loan Assets issued by any Obligor that has trailing twelve (12)-month EBITDA of less than $75,000,000 as of the related Cut-Off Date;

(g)  not more than 30.0% of the Concentration Denominator may consist of Eligible Loan Assets with a Total Leverage Ratio of greater than 6.50:1.00 as of the related Cut-Off Date;

(h)  not more than 20.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loan Assets (other than any PIK Loan Asset that has a Minimum Cash Spread of at least 4.0% and such spread is payable at least quarterly);

(i)  not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIKing Loan Assets (other than any PIKing Loan Asset that has a Minimum Cash Spread of at least 4.0% and such spread is payable at least quarterly);

(j)  not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Recurring Revenue Loans;

(k)  not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are denominated in an Eligible Currency other than Dollars;

(l)  not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets whose related Obligors are domiciled in a Qualified Jurisdiction other than the United States;

(m)  not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets (other than Recurring Revenue Loans) that are issued by an Obligor that has an EBITDA of less than $25,000,000; and

(n)   not more than 7.5% of the Concentration Denominator may consist of Eligible Loan Assets that are Participation Interests (other than Closing Date Participation Interests).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the “Constituent Documents” of the Borrower include the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.

“Control Agreement” means that certain Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Account Bank, the Administrative Agent and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cov-Lite Loan Asset” means a Loan Asset that is not subject to any Maintenance Covenants; provided that a Loan Asset shall not constitute a Cov-Lite Loan Asset if the Underlying Instruments contain a cross-default provision to, or such Loan Asset is pari passu with another loan of the Obligor that requires the Obligor to comply with one or more Maintenance Covenants (including, for the avoidance of doubt, financial covenants in a revolving loan that are applicable only after the occurrence of specified events).

“Credit Risk Loan” means a Loan Asset that is not a Defaulted Loan but which has, in the Borrower’s or the Servicer’s reasonable judgment (exercised in accordance with the Servicing Standard), a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan.

“Currency Disruption Event” means the occurrence of any of the following with respect to any Eligible Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Eligible Currency in the applicable market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent and the Borrower of a determination by such Lender that the rate at which such Eligible Currency is being offered to such Lender in the applicable market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent, the Collateral Agent and the Borrower of the inability of such Lender, as applicable, to obtain such Eligible Currency or such other rate in the applicable market to make, fund or maintain any Advance.

“Cut-Off Date” means, with respect to each Loan Asset (or any portion thereof), the date such Loan Asset (or any portion thereof) is committed to be acquired by the Borrower and, in the case of any Delayed Draw Loan Asset or Revolving Loan, irrespective of the dates or numbers of draws thereunder subsequent to the date such Loan Asset is committed to be acquired by the Borrower.

“Daily Compounded CORRA” means for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the

Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; provided, further, that if the administrator has not provided or published CORRA and a Canadian Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA; provider, further, that if Daily Compounded CORRA as so determined shall be less than the Floor, then Daily Compounded CORRA shall be deemed to be the Floor.

“Daily Compounded CORRA Adjustment” means a percentage equal to 0.29547% per annum.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, GBP, the sum of (a) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) Business Days prior to (i) if such SONIA Rate Day is a Business Day, such SONIA Rate Day, or (ii) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website by 12:00 p.m. (London, United Kingdom time) and (b) 0.1193%. If by 5:00 p.m. (London, United Kingdom time) on the second (2nd) Business Day immediately following the SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a SONIA Replacement Date with respect to Daily Simple SONIA has not occurred, then the SONIA for such SONIA Determination Day will be the SONIA as published in respect of the first (1st) preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculating Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided, further, that any calculation of Daily Simple SONIA shall be rounded to four (4) decimal places and if that rate is less than the Floor, the Daily Simple SONIA shall be deemed to be the Floor. Any change in Daily Simple SONIA due to a change in the SONIA shall be effective from and including the effective date of such change in the SONIA without notice to the Borrower.

“Debt-to-Recurring Revenue Ratio” means, with respect to any Loan Asset that is a Recurring Revenue Loan for any Relevant Test Period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for each Loan Asset, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor less Unrestricted Cash, to (b) Recurring Revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Debt-to-Recurring Revenue Ratio, the Debt-to-Recurring Revenue Ratio shall be a ratio calculated by the Servicer in accordance with the Servicing Standard.

“Defaulted Loan” means any Loan Asset as to which any one of the following events has occurred (unless waived in writing by the Administrative Agent in its sole discretion and with notice to the Lenders):

(a)  (i) an Obligor payment default in respect of principal or interest occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days or seven (7) calendar days, whichever is greater, after the applicable due date under the related Underlying Instruments, or (ii) a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Loan Asset have accelerated the repayment of the Loan Asset (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(b)  a Bankruptcy Event with respect to the related Obligor;

(c)  any payment default in respect of principal or interest occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days or seven (7) calendar days, whichever is greater, after the applicable due date under the related agreement (provided that both the Loan Asset and such other debt obligation are full recourse obligations of the applicable Obligor and secured by the same collateral);

(d)  such Loan Asset has (x) a rating by S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(e)  a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Loan Asset is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a rating by S&P of “CC” or below or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD,” and in each case such other debt obligation remains outstanding (provided that both the Loan Asset and such other debt obligation are full recourse obligations of the applicable Obligor and secured by the same collateral);

(f)  a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default (other than with respect to a breach of any financial covenants unless such financial covenants are required to meet the Eligibility Criteria) has occurred under the Underlying Instruments and any applicable grace period has expired (but only until such default is cured or waived) in the manner provided in the Underlying Instruments and for which the Borrower (or the agent or required lenders pursuant to such Underlying Instruments, as applicable) has elected to exercise any of its rights and remedies thereunder (including acceleration but, for the avoidance of doubt, not including the imposition of a default rate of interest or taking control of cash or accounts);

(g)  the Servicer determines that such Loan Asset is a “Defaulted Loan” in accordance with the policies and procedures of the Servicer and the Servicing Standard;

(h)  such Loan Asset is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest;

(i)  such Loan Asset is a Participation Interest in a Loan Asset that would, if such Loan Asset were included herein, constitute a “Defaulted Loan”; or

(j)  a Value Adjustment Event of the type described in clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c) or clause (d) of the definition thereof).

“Defaulting Lender” means any Lender that: (i) has failed to fund any of its obligations to make Advances within two (2) Business Days following the applicable Advance Date, (ii) has notified the Administrative Agent or the Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit, (iii) has, for two (2) or more Business Days, failed, in good faith, to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (iv) has, or has a direct or indirect parent company that has, become subject to a Bankruptcy Event or (v) has become the subject of a Bail-In Action. Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonable discretion, and notice of such determination shall be given to the Borrower and the Servicer.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates, but which does not permit the re-borrowing of any amounts previously repaid by the Obligor; provided that any such Loan Asset will no longer be a Delayed Draw Loan Asset once all commitments by the Borrower to make advances to the related Obligor expire or are terminated or reduced to zero.

“Determination Date” means, with respect to each Payment Date and each Reporting Date, the last Business Day of the calendar month immediately preceding each such Payment Date and each such Reporting Date.

“DIP Loan” means any Loan Asset (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (c) the terms of which have been approved by a court of competent jurisdiction.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Subaccount in accordance with Section 2.18, as applicable.

“Discretionary Sale” has the meaning assigned to that term in Section 2.07(a).

“Disqualified Institution” means any financial institution, fund or Person that, in each case, is (a) primarily engaged in the business of originating middle market loans, (b) investing principally in distressed investments, (c) an activist hedge fund or (d) an Affiliate of any Person described in any of the foregoing clauses (a), (b) or (c); provided that, in no event shall the term “Disqualified Institution” include any commercial bank, investment bank, insurance company that is not affiliated with a private credit manager or pension fund.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule V hereto, as such Schedule V may be updated at the option of the Administrative Agent in its sole discretion to reflect any revisions to criteria published by Moody’s.

“Diversity Test” means a test that will be satisfied on any date of determination after the Ramp-Up Period if the Diversity Score is greater than or equal to 12.0.

“Dollar Advance” means an Advance denominated in Dollars.

“Dollar Equivalent” means, (a) for any amount denominated in Dollars, such amount, and (b) for any amount denominated in any other currency, the equivalent amount thereof in Dollars determined by the Servicer, the Account Bank or the Administrative Agent, as applicable, using the Spot Rate.

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States of America.

“EBITDA” means, with respect to any Relevant Test Period and any Loan Asset (other than a Recurring Revenue Loan), (x) the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan Asset (together with all add-backs and exclusions as designated in such Underlying Instruments) (or, in the case of a Loan Asset for which the Underlying Instruments have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Loan Asset, until the first testing period after the Underlying Instruments have been executed, or as otherwise determined in good faith by the Servicer in accordance with the Servicing Standard), or (y) in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments or such marketing material or financial model, an amount, for the principal Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Instruments for such Loan Asset (determined by the Servicer in accordance with the Servicing Standard on a consolidated basis without duplication in accordance with GAAP) equal to net income from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“EBITDA Adjustments” means, with respect to any Loan Asset, as identified in the related Underlying Instrument and calculated as of the date on which such Underlying Instrument was executed or, if the meaning of “runrate,” “cost savings,” “synergies,” “expected revenue” or any comparable definitions in the Underlying Instrument for such Loan Asset were amended or modified, calculated as of the date on which such underlying amendment was executed, the sum of:

(a)   unrealized “runrate” earnings or cost savings (excluding adjustments to owner’s or management compensation); and

(b)   expected revenue or unrealized cost synergies (excluding adjustments to owner’s or management compensation).

“EBITDA Adjustments Percentage” means, with respect to any Loan Asset as of any date of determination, a fraction, expressed as a percentage, equal to (x) EBITDA Adjustments included in the calculation of clause (y) hereof, divided by (y) EBITDA (as defined in or calculated pursuant to the related Underlying Instrument) as of the related Cut-Off Date.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Advance Rate” means, as of any date of determination, (a) the aggregate principal amount of all Advances Outstanding on such date divided by (b) the sum of (i) the Aggregate Adjusted Borrowing Value on such date plus (ii) the amount of Principal Collections on deposit in the Principal Collection Subaccount on such date minus (iii) the aggregate Unfunded Exposure Equity Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date.

“Effective Spread” means, as of any date of determination, with respect to any (i) floating rate Eligible Loan Asset, the current per annum rate at which it pays interest (in cash) minus the Benchmark applicable during the Remittance Period in which such date of determination occurs and (ii) fixed rate Eligible Loan Asset, the interest rate (payable in cash) for such Eligible Loan Asset minus the Benchmark applicable during the Remittance Period in which such date of determination occurs; provided, that, in each case, (a) with respect to any unfunded commitment of any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the commitment fee payable with respect to such unfunded commitment and (b) with respect to the funded portion of any commitment under any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the current per annum rate at which it pays interest minus the Benchmark applicable during the Remittance Period in which such date of determination occurs.

“Elevation” means, with respect to a Participation Interest, the elevation thereof from a grant of a participation in a Loan Asset to the Borrower to an assignment of such Loan Asset to the Borrower.

“Elevation Date” means the date on which an Elevation occurs with respect to a Participation Interest.

“Eligibility Criteria” means the criteria set forth in Schedule II hereto.

“Eligible Currency” means AUD, CAD, Dollars, EUR and GBP.

“Eligible Loan Asset” means, as of any date of determination, a Loan Asset that satisfies at all times each of the Eligibility Criteria set forth in Schedule II hereto (other than (A) any Eligibility Criteria listed on Schedule II only required to be satisfied at the Cut-Off Date and (B) any Eligibility Criteria waived by the Administrative Agent in its sole discretion with respect to such Loan Asset).

“Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

“Equity Cure Notice” has the meaning assigned to such term in Section 2.06(c).

“Equity Cushion” means, with respect to any Obligor and as calculated by the Servicer, the pro forma ratio of (a) the equity of such Obligor to (b) the total capitalization of such Obligor, determined as of the Cut-Off Date.

“Equity Interests” means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Equity Security” means (a) any equity security or any other security that is not eligible for purchase by the Borrower as an Eligible Loan Asset and (b) any security purchased as part of a “unit” with an Eligible Loan Asset and that itself is not eligible for purchase by the Borrower as an Eligible Loan Asset.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Section 414(o) of the Code with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate thereof or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) a termination under Section 4042 of ERISA , or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EUR” means the single currency of the Participating Member States.

“EUR Advance” means an Advance denominated in EUR.

“EURIBOR” means, for any day during the Remittance Period, with respect to any EUR Advance (or portion thereof), the rate per annum (carried out to the fifth (5th) decimal place) equal to the rate determined by the Administrative Agent on the EURIBOR Determination Date to be the offered rate that appears on the page of the Reuters Screen (or any applicable successor page) at approximately 11:00 a.m., London time~~, on such day~~ that displays the average European Money Markets Institute Settlement Rate (such page currently being EURIBOR01) for deposits in EUR with a term equivalent to three (3) months; provided that if such rate is not available at any such time for any reason, then “EURIBOR” with respect to any Advance shall be the rate at which Euro deposits of €5,000,000 and for a three (3) month maturity are offered by the principal London office of the Administrative Agent or the principal London office of any bank reasonably selected by the Administrative Agent in immediately available funds in the Euro-zone interbank market at approximately 11:00 a.m., London time, on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further, that, in the event that the rate as so determined above shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. EURIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“EURIBOR Determination Date” means, with respect to each Remittance Period, the day that is two Business Days prior to the first day of such Remittance Period.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 12.12(a).

“Excess Concentration Amount” means, as of any date of determination, with respect to any Eligible Loan Asset included in the Collateral, the amount by which the Adjusted Borrowing Value (without giving effect to clause (ii) of the definition thereof) of such Eligible Loan Asset exceeds any applicable Concentration Limitations, to be calculated by the Servicer without duplication, after giving effect to any sales, purchases or substitutions of Loan Assets as of such date and using a methodology agreed in advance of the date of this Agreement between the Borrower and the Administrative Agent.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Related Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (iii) amounts received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Breach Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Loan Asset prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan Asset, and (v) amounts deposited into the Collection Account in error.

“Excluded Taxes” means (a) Taxes imposed on or measured by the Recipient’s net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document) (“Other Connection Taxes”), (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 2.19(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any withholding Taxes imposed under FATCA.

“Facility Amount” means the aggregate Commitments as then in effect, which on the ~~Closing~~First Amendment Date shall be $~~1,000,000,000~~2,000,000,000, as such amount may be reduced pursuant to Section 2.17(b); provided that, at all times during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Facility Maturity Date” means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fees” means (a) the Unused Fee and (b) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Covenant Test”: means a test that will be satisfied on any date of determination if:

(a)   the Transferor maintains (i) Unrestricted Cash, plus (ii) Unpledged Capital Commitments, plus (iii) undrawn commitments, which are available to be drawn and are not legally or contractually restricted for any particular purpose, in an aggregate amount equal to or greater than the greater of (x) $75,000,000 or (y) 7.5% of the aggregate principal amount of all Indebtedness of the Transferor; and

(b)   the BDC Asset Coverage is greater than 1.50:1.00.

“First Amendment Date” means October 24, 2024.

“First Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral, subject to any Permitted Working Capital Liens and any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor (excluding Permitted Working Capital Liens), (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor (excluding Permitted Working Capital Liens and expressly permitted Liens described in clause (a) above but including Liens securing Second Lien Loans) is expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Servicer determines in accordance with the Servicing Standard that the value (or the enterprise value) of the Related Collateral securing the Loan Asset on or about the Cut-Off Date or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral, (e) for which the Senior Leverage Ratio as of the Cut-Off Date is less than 4.75:1.00, and (f) that is not a Second Lien Loan, Unitranche Loan, FLLO Loan or Recurring Revenue Loan.

“FLLO Loan” means any Loan Asset that satisfies all of the requirements set forth in either the definition of “First Lien Loan” (other than clause (f) thereof) or “Unitranche Loan” except that, (i) at any time prior to and/or after an event of default under the Underlying Instrument, such Loan Asset will be paid after one or more tranches of First Lien Loans and

Unitranche Loans, as applicable, issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other applicable agreement or (ii) there exists any super priority revolvers in respect of such First Lien Loan or Unitranche Loan; provided that, in the sole discretion of the Administrative Agent, any Loan Asset that would otherwise be a FLLO Loan, but for which the ratio of (x) “first out” or super senior committed amount of the Obligor to (y) EBITDA of the Obligor is less than 1.50:1.00 as of the Cut-Off Date, shall be deemed to be a First Lien Loan or a Unitranche Loan, as applicable, for all purposes hereunder.

“Floor” means, for any transaction under this Agreement, the benchmark rate floor (which in no case may be less than zero), if any, provided for in this Agreement with respect to any Benchmark as determined for such transaction.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, the Borrower with respect to employees outside the United States.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“GBP” means the lawful currency of the United Kingdom.

“GBP Advance” means an Advance denominated in GBP.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Governmental Official” means any official, employee or representative of, or any other person acting in an official capacity for or on behalf of, any Governmental Authority, including any entity owned or controlled by one or more Governmental Authorities, any political party, party official or political candidate, or any public international organization, or any family member thereof.

“Governmental Plan” has the meaning assigned to that term in Section 4.01(x).

“Grant” or “Granted” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Convention” has the meaning assigned to that term in Section 6.04(e).

“Increased Costs” means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.10.

“Indebtedness” means:

(a)   with respect to any Obligor under any Loan Asset, the meaning of “Indebtedness”, “Debt” or any comparable definition in the Underlying Instrument for each such Loan Asset, and in any case that “Indebtedness” or such comparable definition is not defined in such Underlying Instrument, without duplication, (i) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (iv) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such entity of indebtedness of others, (vii) all Capital Lease Obligations of such entity, (viii) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances, but in each case expressly excluding (but, in the case of clauses (A) through (G), only in the case of the underlying Loan Assets), (A) letters of credit, to the extent undrawn or otherwise cash collateralized, bankers’ acceptances and surety bonds, whether or not matured (unless such indebtedness constitutes drawn and unreimbursed amounts), (B) earn-outs and similar deferred purchase price, but only so long as such earn-outs and similar deferred purchase price remain contingent in nature or, if no longer contingent in nature, does not remain past due for more than ten (10) Business Days following the due date therefor, (C) working capital and similar purchase price adjustments in connection with acquisitions not prohibited hereunder, (D) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are otherwise permitted), (E) accruals for payroll and other non-interest bearing liabilities incurred in the ordinary course of business, (F) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (G) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured; and

(b)   for all other purposes, with respect to any Person at any date, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such Person of indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, but expressly excluding any obligation of such Person to fund any Loan Asset constituting a Delayed Draw Loan Asset or a Revolving Loan, as applicable (and, in the case of the Transferor with respect to the Financial Covenant Test, excluding any obligation of the Transferor to fund any delayed draw loan or revolving loan).

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in Section 8.04.

“Independent Manager” means a natural person who, (a) for the five (5)-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its respective Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates of the Borrower that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates of the Borrower that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a person described in sub-clause (i) or sub-clause (ii) of this clause (a), (b) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least five (5) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities and (c) is an employee of a Pre-Approved Independent Manager Provider.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry Classification” means any of the industry categories set forth in Schedule VI hereto, including any modifications that may be made thereto or additional categories that may be subsequently established by reference to the Global Industry Classification Standard codes; provided that the Administrative Agent and the Servicer have each provided its prior written consent to any such modification or additional category.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Related Collateral.

“Interest Collection Subaccount” means a sub-account of the Collection Account entitled “Interest Collection Subaccount,” into which Interest Collections shall be segregated.

“Interest Collections” means, with respect to any date of determination, without duplication, the sum of:

(a)   all payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by the Borrower during the related Remittance Period on the Loan Assets, including the accrued interest received in connection with a sale thereof during the related Remittance Period;

(b)   all principal and interest payments received by the Borrower during the related Remittance Period on Permitted Investments purchased with Interest Collections;

(c)   all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees and all other fees received by the Borrower during the related Remittance Period, except for those fees in connection with the reduction of the Outstanding Balance of the related Loan Asset, as determined by the Servicer with notice to the Administrative Agent and the Collateral Agent; and

(d)   commitment fees and other similar fees received by the Borrower during such Remittance Period in respect of Delayed Draw Loan Assets and Revolving Loans;

provided that any amounts received in respect of any Defaulted Loan will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the Outstanding Balance of such Loan Asset at the time it became a Defaulted Loan.

“Investment Adviser” means Goldman Sachs Asset Management, L.P.

“Investment Criteria” means with respect to each Loan Asset acquired by the Borrower, compliance with each of the requirements set forth below immediately after giving effect to such acquisition:

(a)   no Event of Default or Unmatured Event of Default is continuing (other than an Unmatured Event of Default resulting from a Borrowing Base Deficiency, which shall be subject to clause (c) below);

(b)   such Loan Asset is an Eligible Loan Asset;

(c)   no Borrowing Base Deficiency shall be continuing upon giving effect to such acquisition and to all other sales, acquisitions and/or substitutions of Loan Assets consummated during the cure period for such Borrowing Base Deficiency pursuant to Section 2.06;

(d)   solely during the Amortization Period, the amounts on deposit in the Unfunded Exposure Account as of such date equal or exceed the Aggregate Unfunded Exposure Amount as of such date; and

(e)   the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.

“I/O Loan” means ~~the~~each interest-only loan made available under this Agreement as described in Section 2.01(a), which is comprised of a notional amount equal to the applicable I/O Notional Loan Amount. For the avoidance of doubt, no holder of any of the I/O ~~Loan~~Loans shall be deemed to be a “Lender” for the purposes of any voting rights as specified herein.

“I/O Notional Loan” has the meaning set forth in Section 2.01(c).

“I/O Notional Loan Amount” means, with respect to each Lender, the amount set forth as such opposite such Lender’s name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, as such amount may be (a) reduced pursuant to Section 2.16 or (b) increased or reduced automatically to reflect any increase or reduction in the Commitments pursuant to this Agreement.

“I/O Notional Loan Lender Percentage” means, with respect to any Lender, the amount of any percentage set forth as such opposite such Lender’s name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, in each case as set forth more specifically on a schedule that shall be maintained by the Administrative Agent, updated by the Administrative Agent from time to time, and available upon the Borrower’s request.

“I/O Rate” has the meaning set forth in the Lender Fee Letter.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit M (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Lender” means (a) Morgan Stanley (so long as Morgan Stanley holds Commitments and/or Advances hereunder) and (b) any Lender, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 12.04.

“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer, the applicable Lender and/or the Administrative Agent in connection with the transactions contemplated by this Agreement, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Leverage Based Valuation Haircut” means, if the Attachment Point Leverage Ratio with respect to any Eligible Loan Asset as of the most recent date reported under the Underlying Instrument is greater than 6.50:1.00, the quotient, expressed as a percentage (subject to a maximum of 100%), of:

(a)

X1 + (30% x X2) L

where:	X1	=	the product of the current Advance Rate assigned to such Eligible Loan Asset multiplied by 6.50;

	X2	=

the lesser of (A) 1.0 (representing the next full turn of leverage of such Eligible Loan Asset) and (B) the difference between the Attachment Point Leverage Ratio as of the most recent date reported under the Underlying Instrument and 6.50:1.00; and

	L	=	the Attachment Point Leverage Ratio as of the most recent date reported under the Underlying Instrument of such Eligible Loan Asset;

and

(b)   the current Advance Rate assigned to such Eligible Loan Asset.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction (and, for the avoidance of doubt, in the case of investments that are loans or other debt obligations, customary or otherwise market restrictions on assignments or transfers, buyout rights, voting rights, right of first offer or refusal thereof pursuant to the underlying documentation of such investment or in the case of investments that are equity securities, customary drag-along, tag-along, buyout rights, voting rights, right of first offer or refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer, in either case, shall not be deemed to be a “Lien”).

“Loan Asset” means (a) any commercial loan acquired by the Borrower, but excluding, as applicable, the Retained Interest and Excluded Amounts and (b) any Participation Interest;

provided, however, that to the extent the Borrower acquires more than one position of a commercial loan on separate dates, each such position shall be treated as a separate Loan Asset for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such positions as a single Loan Asset; provided, further, that to the extent the Borrower’s undrawn commitments under any Delayed Draw Loan Asset or Revolving Loan, as applicable, has been increased after the acquisition of such Delayed Draw Loan Asset or Revolving Loan, as applicable, by the Borrower (whether through an assignment or an amendment of the Underlying Instrument), such increased commitment shall be treated as a separate Delayed Draw Loan Asset or Revolving Loan, as applicable, for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such increased commitment as part of the original Delayed Draw Loan Asset or Revolving Loan, as applicable.

“Loan Asset Checklist” means an electronic copy of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all applicable Required Loan Documents to be included within the respective Loan File.

“Loan Asset Schedule” means the Loan Asset Schedule set forth as Schedule IV hereto identifying the Loan Assets delivered by the Borrower or Servicer to the Collateral Custodian and the Administrative Agent. Each such schedule shall set forth the applicable information specified on Schedule IV, which shall also be provided to the Collateral Custodian in electronic format acceptable to the Collateral Custodian.

“Loan Assignment” has the meaning set forth in the Purchase and Sale Agreement.

“Loan File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) if in the possession of the Servicer, duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Related Assets pertaining thereto.

“Maintenance Covenant” means, as of any date of determination, a covenant by the Obligor of a Loan Asset to comply with one or more financial covenants during each reporting period applicable to such Loan Asset, whether or not any action by, or event relating to, the Obligor occurs after such date of determination; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Loan Asset shall be a Maintenance Covenant.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Transferor, the Servicer or the Borrower (excluding, for the avoidance of doubt, a decline in the asset value of the Borrower or a change in general market conditions or values of the Loan Assets), (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Account Bank, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Transferor and the Servicer to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s lien on the Collateral; provided that, for the avoidance of doubt, a “Material Adverse Effect” does not include the occurrence of a Value Adjustment Event, a Material Modification or a change in the Assigned Value in relation to any one or more Eligible Loan Assets.

“Material Modification” means any amendment or waiver of, or modification or supplement with respect to, an Underlying Instrument governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset (or, in the case of clause (c) below, a change to any other Indebtedness of the Obligor, as applicable) which:

(a)   (i) reduces, delays or forgives any or all of the principal amount due (including any amortization payment but excluding any principal payment due from any asset sale, extraordinary receipt, debt raise or equity raise if such amendment, waiver or modification is not made in connection with financial deterioration of the underlying Obligor) under such Eligible Loan Asset or (ii) extends or delays the stated maturity date or any scheduled amortization payment date for such Eligible Loan Asset; provided that such amendment, waiver, modification or supplement shall not be a Material Modification if solely with respect to this clause (a)(ii), (x) immediately after giving effect thereto the stated maturity date of such Eligible Loan Asset is not more than one (1) year after the stated maturity date of such Eligible Loan Asset as of the Cut-Off Date and such amendment, waiver, modification or supplement is not made for credit-related reasons and (y) the Servicer shall have certified to the Administrative Agent in writing (including by email) that it reasonably believes that such extension or delay was not undertaken for the purpose of avoiding, delaying, or waiving the occurrence or continuance of, a payment default with respect to such Eligible Loan Asset;

(b)   (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any Eligible Loan Asset that is a PIK Loan Asset as of the Cut-Off Date) or (iii) reduces the amount of interest due (other than (x) as a result of the application of any pricing grid or any change in reference rate or index (including the imposition of a replacement successor index for the definition of “LIBOR”, “Term SOFR” or any comparable definition) pursuant to the related Underlying Instruments, (y) any reduction as a result of an increase in the credit quality of such Eligible Loan Asset as determined by the Servicer in accordance with the Servicing Standard and as certified by the Servicer to the Administrative Agent in writing (including by email) or (z) any reduction in the annual interest rate of not more than 0.50% lower than the annual interest rate as of the Cut-Off Date);

(c)   (i) in the case of a First Lien Loan, Unitranche Loan or a Recurring Revenue Loan, contractually or structurally subordinates such Eligible Loan Asset as it relates to an Obligor thereunder by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than

“permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Loan Asset, and other than as permitted under the definition of “First Lien Loan”, “Unitranche Loan” or “Recurring Revenue Loan”, as applicable to such Eligible Loan Asset) on any of the Related Collateral securing such Eligible Loan Asset, (ii) in the case of a Second Lien Loan or FLLO Loan, (x) contractually or structurally subordinates such Eligible Loan Asset as it relates to an Obligor thereunder to any obligation (other than any loan which existed on the Cut-Off Date for such Eligible Loan Asset which is senior to such Eligible Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Loan Asset, and other than as permitted under the definition of “Second Lien Loan” or “FLLO Loan”, as applicable to such Eligible Loan Asset) on any of the Related Collateral securing such Eligible Loan Asset or (y) increases the commitment amount of any loan senior or pari passu with such Eligible Loan Asset other than any increase permitted by the related Underlying Instrument as of the related Cut-Off Date or by any applicable intercreditor agreement as in effect on the related Cut-Off Date and provided to the Administrative Agent or (iii) in the case of any Eligible Loan Asset, the Obligor thereof incurs any additional Indebtedness which was not in place as of the Cut-Off Date which is senior to or pari passu with such Eligible Loan Asset (except as permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset, and other than as permitted under the definitions of “First Lien Loan”, “Unitranche Loan”, “FLLO Loan” or “Second Lien”, as applicable to such Eligible Loan Asset);

(d)   substitutes, alters or releases the Related Collateral securing such Eligible Loan Asset and any such substitution, alteration or release materially and adversely affects the value of such Eligible Loan Asset; provided, that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net Proceeds with respect to such Related Collateral or mandatory repayment of the loan facility (including the Eligible Loan Asset) with the net Proceeds of such Related Collateral (in each case, subject to any threshold or exception set forth in the applicable Underlying Instruments as of the related Cut-Off Date);

(e)   amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Leverage Ratio,” “Cash Interest Coverage Ratio,” “Total Leverage Ratio,” “EBITDA,” “Permitted Liens,” “Recurring Revenue,” “Debt-to-Recurring Revenue Ratio” or any respective comparable definitions in the Underlying Instruments for such Eligible Loan Asset (to the extent such financial covenants or definitions are included in the Underlying Instruments), (ii) any term or provision of such Underlying Instruments referenced in or utilized in the calculation of the “Senior Leverage Ratio,” “Cash Interest Coverage Ratio,” “Total Leverage Ratio,” “EBITDA,” “Permitted Liens,” “Recurring Revenue,” “Debt-to-Recurring Revenue Ratio” or any respective comparable definitions for such Eligible Loan Asset, or (iii) any term or provision referenced in or utilized in the calculation of any financial covenant or modifies any of the required maintenance levels of any financial covenant in the Underlying Instrument for such Eligible Loan Asset, in the case of either clause (i), (ii) or (iii) above, in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent, any Lender or the value of such Eligible Loan Asset;

(f)   modifies any term or provision of the Underlying Instrument that impacts the determination of any express default or event of default provisions with respect to such Eligible Loan Asset in a manner that is materially adverse to the value of such Eligible Loan Asset; or

(g)   with respect to a Recurring Revenue Loan, waives or extends the time period for the conversion to the utilization of EBITDA in the calculation of any financial covenant as specified in the Underlying Instrument for such Eligible Loan Asset as of the Cut-Off Date (if any).

“Materials of Environmental Concern” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law.

“Maximum Amortization Amount” means, with respect to any Payment Date, an amount equal to (a) in the case of Section 2.04(a)(x), the product of (i) the amounts available for distribution under clause (x) of Section 2.04(a) on such Payment Date and (ii) the greater of (A) the Additional Lender Percentage and (B) (x) during the first year of the Amortization Period, 25% and (y) during the second year of the Amortization Period, 75% and (b) in the case of Section 2.04(b)(iii)(2), the product of (i) the amounts available for distribution under clause (iii)(2) of Section 2.04(b) on such Payment Date and (ii) the Additional Lender Percentage.

“Maximum Portfolio Advance Rate” means, as of any date of determination, the advance rate corresponding to the Diversity Score of the Eligible Loan Assets included in the Collateral as of such date, as set forth below:

Diversity Score (x)	Maximum Portfolio Advance Rate
x < 4	0%
4 < x < 6	30%
6< x < 8	40%
8 < x < 10	50%
10 < x < 12	60%
x > 12	65%

“Measurement Date” means each of the following dates: (a) the Closing Date; (b) each Reporting Date; (c) the date as of which an Advance is requested; (d) within three (3) Business Days after the Borrower has knowledge that the Assigned Value of any Loan Asset is adjusted following the occurrence of a Value Adjustment Event in respect thereof; and (e) the date as of which the Borrower has knowledge that a Borrowing Base Deficiency occurs.

“Minimum Cash Spread” means, with respect to any PIK Loan Asset (i) which is a floating rate Loan Asset, the minimum contractual required per annum applicable margin (excluding the related benchmark or index rate) at which it must pay interest in cash as set forth in the related Underlying Instruments and (ii) which is a fixed rate Loan Asset, the minimum contractual required per annum rate at which it must pay interest in cash as set forth in the related Underlying Instruments minus the Benchmark applicable to such fixed rate Loan Asset.

By way of illustration, if a floating rate Loan Asset bears interest at Term SOFR plus an applicable margin of 6.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to 2.50% of the applicable margin component of such interest for any interest period (plus any required step-up to such applicable margin), then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum. By way of further illustration, if a fixed rate Loan Asset that is a PIK Loan Asset bears interest at an applicable fixed rate of 9.00% per annum, the applicable current Benchmark is 3.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest up to 2.50% of such interest for any interest period, then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum.

“Minimum Equity Amount” means 15.0% of the Facility Amount.

“Minimum Utilization” means (a) on any day following the Ramp-Up Period and prior to the end of the Revolving Period, 70% of the Facility Amount, and (b) at all other times, the Advances Outstanding.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Morgan Stanley” means Morgan Stanley Bank, N.A., and its successors and assigns.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute, or with respect to which such Person or ERISA Affiliate has any liability (whether actual or contingent) under Title IV of ERISA.

“Non-Consenting Lender” has the meaning assigned to that term in Section 2.19(d).

“Noteless Loan” means a Loan Asset with respect to which the Underlying Instruments (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require any holder of the Indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan Asset held by the Borrower).

“Notice of Borrowing” means a written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit D.

“Notice of Exclusive Control” has the meaning given to such term in the Control Agreement.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to Section 2.16, in the form attached hereto as Exhibit E.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Secured Parties, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, all liability for

Yield and principal of the Advances Outstanding, all liability for Yield and all other sums due to Lenders from time to time in respect of the I/O ~~Loan~~Loans, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Secured Parties and the Account Bank under this Agreement and/or any other Transaction Document, including, any Lender Fee Letter, and costs and expenses payable by the Borrower (in accordance with the terms of this Agreement (including Section 12.07) and the other Transaction Documents) to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian, including reasonable and documented attorneys’ fees, costs and expenses, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, with respect to a Loan Asset, the Person who is obligated to repay such Loan Asset (including, if applicable, a guarantor thereof), and whose assets are primarily relied upon by the Borrower at the time such Loan Asset was originated or purchased by the Borrower as the source of repayment of such Loan Asset.

“Obligor Information” means, with respect to any Obligor and to the extent available to the Servicer using commercially reasonable efforts, (a) the legal name of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, organized or incorporated, (c) the audited financial statements for such Obligor for the three prior fiscal years (or such shorter period of time that the Obligor has been in existence), (d) subject to any confidentiality restrictions, the Servicer’s internal credit memorandum (redacted to delete any proprietary information) with respect to the Obligor and the related Loan Asset, and, upon the reasonable request of the Administrative Agent, including explanation of any EBITDA adjustments and detailed projections of free cash flow through maturity, (e) subject to any confidentiality restrictions and solely on a non-reliance basis, any lender presentations and confidential information memorandum received by the Servicer, (f) a company forecast for such Obligor including plans related to capital expenditures, (g) the financials for the most recent fiscal quarter, (h) details of the management team, (i) details of any banking facilities and the debt maturity schedule of such Obligor, in each case, after giving pro forma effect to the proposed closing and funding of the Eligible Loan Asset and (j) any other information the Administrative Agent may reasonably request.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of any Person.

“Opinion of Counsel” means a customary written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.

“Origination Date” means, with respect to the determination of “Specified Loan Asset,” the date on which the Underlying Instruments were entered into.

“Other Connection Taxes” has the meaning assigned to such term in the definition of “Excluded Taxes.”

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(c)).

“Outstanding Balance” means with respect to a Loan Asset, as of any date of determination, (a) if such Loan Asset is denominated in and payable in Dollars, the outstanding principal balance of such Loan Asset as of such date and (b) except in connection with the calculation of the Borrowing Base (AUD), Borrowing Base (CAD), the Borrowing Base (EUR) and the Borrowing Base (GBP), if such Loan Asset is denominated and payable in an Eligible Currency other than Dollars, the equivalent in Dollars of the outstanding principal amount of such Loan Asset as of such date determined by the Administrative Agent using the Spot Rate (or, for purposes of reporting by the Collateral Agent, the Spot Rate as determined by the Collateral Agent pursuant to clause (y) of the definition thereof), in the case of either of the foregoing clauses (a) or (b), exclusive of any PIK Interest or accrued interest on such Loan Asset as of such date; provided that, for purposes of calculating the “Outstanding Balance” of any PIK Loan Asset, principal payments received on such Loan Asset shall first be applied to reducing or eliminating any outstanding PIK Interest or accrued interest.

“Pari Passu Provisions” means, in relation to any amount payable pursuant to Section 2.04:

(a)  (u) in the case of any item (or items) ranking pari passu denominated in Dollars, the Borrower shall use an amount of Dollars from the Available Collections to make payments in Dollars to meet such item or items, (v) in the case of any item (or items) ranking pari passu denominated in AUD, the Borrower shall use an amount of AUD from the Available Collections to make payments in AUD to meet such item or items, (w) in the case or any item (or items) ranking pari passu denominated in CAD, the Borrower shall use an amount of CAD from the Available Collections to make payments in CAD to meet such item or items, (x) in the case of any item (or items) ranking pari passu denominated in EUR, the Borrower shall use an amount of EUR from the Available Collections to make payments in EUR to meet such item or items and (y) in the case of any item (or items) ranking pari passu denominated in GBP, the Borrower shall use an amount of GBP from the Available Collections to make payments in GBP to meet such item or items;

(b)  (x) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in Dollars, the Borrower shall exchange a sufficient amount denominated in an Eligible Currency other than Dollars from the Available Collections, if such is available after application of any amounts in such Eligible Currency in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into Dollars at the Spot Rate to meet such item or items, (y) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in an Eligible Currency other than Dollars, the Borrower shall exchange a sufficient amount denominated in Dollars from the Available Collections, if such is available after application of any Dollar amounts in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into such Eligible Currency at the Spot Rate to meet such item or items, or (z) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in an Eligible Currency other than Dollars, the Borrower shall exchange a sufficient amount denominated in any other Eligible Currency other than such Eligible Currency and Dollars from the Available Collections, if such is available after application of any amounts in the other Eligible Currency in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into such Eligible Currency at the Spot Rate to meet such item or items, in the case of the foregoing clauses (x), (y) and (z), subject to such exchange being sufficient to pay any remaining item (or items) ranking pari passu denominated in (in the case of clause (x)) Dollars or (in the case of clauses (y) or (z)) an Eligible Currency other than Dollars, and provided that where such amounts are insufficient, all payments for such item (or items) ranking pari passu shall be made in accordance with clause (c) below; and

(c)  if there is an insufficient aggregate amount in the Available Collections to meet all items ranking pari passu in full, then the relevant shortfall shall be borne proportionately between such items, and in such circumstances, the Available Collections (determined in Dollars, with amounts in an Eligible Currency other than Dollars converted into Dollars by the Administrative Agent at the Spot Rate) to be applied in respect of such items ranking pari passu shall be applied in respect of such items, pro rata (based on the percentage of the aggregate amount payable in respect of all such items represented by each such item, in each case, determined in Dollars, with amounts in an Eligible Currency other than Dollars converted into Dollars by the Administrative Agent at the Spot Rate).

“Participant Register” has the meaning assigned to such term in Section 12.04(e).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Participation Interest” means a participation interest in a loan that satisfies each of the following criteria: (a) such participation would constitute a Loan Asset were it acquired directly, (b) the participation seller is the Transferor, (c) the aggregate participation in the loan granted by such participation seller to all participants (including the Borrower) does not exceed the principal amount or commitment with respect to which such participation seller is a lender under such loan, (d) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling participation seller holds in the loan or commitment that is the subject of the participation, (e) the entire purchase price for such participation is paid in full (without the benefit of financing from the participation seller (it being agreed that the consideration described in the Purchase and Sale Agreement satisfies this requirement)) at the time of the participant’s acquisition, (f) the participation provides the participant with all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, (g) such participation is documented under either (x) the Purchase and Sale Agreement, (y) a Loan Syndications and Trading Association or similar market agreement standard for loan participation transactions among institutional market participants or another form of master participation agreement acceptable to the Administrative Agent in its sole discretion or (z) the form attached and/or required under the Underlying Instruments and (h) such participation is not a sub-participation interest in any loan.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001).

“Payment” has the meaning assigned to such term in Section 12.21(a).

“Payment Date” means the 24th calendar day of each January, April, July and October, unless such day is not a Business Day, in which case the following Business Day, commencing in October 2024; provided that the final Payment Date shall occur on the Collection Date.

“Payment Notice” has the meaning assigned to such term in Section 12.21(b).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (whether actual or contingent) under Title IV of ERISA.

“Permitted Investments” means, as of any date of determination:

(a)  direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)  demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c)  commercial paper that (i) is payable in an Eligible Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; and

(d)  units of money market funds rated in the highest credit rating category by any nationally recognized statistical rating organization, including S&P and Moody’s.

No Permitted Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided that, notwithstanding the foregoing clauses (a) through (d) above, Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent and Collateral Custodian shall have no obligation to determine or oversee compliance with the foregoing.

“Permitted Liens” means: (i) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (ii) purchase money security interests in certain items of equipment, (iii) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (iv) other customary Liens permitted with respect thereto consistent with the Servicing Standard, (v) Liens in favor of the Collateral Agent created pursuant to this Agreement, (vi) with respect to agented Loan Assets, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of the related Obligor, (vii) with respect to any Related Collateral, Liens permitted by the applicable Underlying Instrument, and (viii) Liens granted pursuant to or by the Transaction Documents.

“Permitted RIC Distribution” means distributions to the Transferor (from the Collection Account or otherwise) to the extent required to allow the Transferor to make sufficient distributions to qualify as a “regulated investment company” within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by the Transferor in or with respect to any taxable year of the Transferor (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Transferor shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Transferor to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of sub-clauses (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a

“regulated investment company” under the Code and (B) after the occurrence and during the continuance of an Event of Default, all such distributions shall be prohibited.

“Permitted Working Capital Lien” means, with respect to any Loan Asset, a Lien on the applicable Related Collateral (a) that is first priority under Applicable Law, (b) on specified accounts, documents, instruments, receivables, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts, and (c) that (i) is set forth on the related Approval Notice, (ii) is otherwise expressly permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset or (iii) is otherwise approved by the Administrative Agent in writing in its sole discretion.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as cash interest as it accrues.

“PIK Loan Asset” means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.

“PIKing Current Cash Spread” means, as of any date of determination, with respect to any PIKing Loan Asset which is: (i) a floating rate Loan Asset, the current per annum applicable margin (excluding the related benchmark or index rate) at which interest is currently being paid in cash as set forth in the related Underlying Instruments and (ii) a fixed rate Loan Asset, the current per annum rate at which interest is currently being paid in cash as set forth in the related Underlying Instruments minus the Benchmark applicable to such fixed rate Loan Asset.

“PIKing Loan Asset” means, on any date of determination, a PIK Loan Asset in respect of which interest is being capitalized thereon.

“Politically Exposed Person” means a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government), an immediate family member of a prominent public figure, a known close associate of a prominent public figure, or any corporation, business or other entity that has been formed by, or for the benefit of, a prominent public figure. Immediate family members include family within one-degree of separation of the prominent public figure (e.g., spouse, parent, sibling, child, step-child, or in-law). Known close associates include those widely- and publicly-known close business colleagues and personal advisors to the prominent public figure, in particular financial advisors or persons acting in a fiduciary capacity.

“Portfolio ICR Test” means a test that will be satisfied on any date of determination if the Portfolio Interest Coverage Ratio is at least 1.75:1.00.

“Portfolio Interest Coverage Ratio” means, with respect to a Determination Date preceding a Payment Date, the ratio of (a) the amounts on deposit in the Interest Collections Subaccount minus the amounts owing on such Payment Date under clause (i) and clause (ii) of Section 2.04(a) divided by (b) the amounts owing on such Payment Date under clause (iv) of Section 2.04(a).

“Pre-Approved Independent Manager Provider” means (a) Maples, Global Securitization Services, LLC, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Company, Puglisi & Associates, National Registered Agents, Inc., Citadel SPV or an Affiliate thereof, or (b) any other services provider approved in writing by the Administrative Agent and the Borrower.

“Principal Collection Subaccount” means a sub-account of the Collection Account entitled “Principal Collection Subaccount,” into which Principal Collections shall be segregated.

“Principal Collections” means with respect to any date of determination, all amounts received by the Borrower during the related Remittance Period that do not constitute Interest Collections and any other amounts that have been designated as Principal Collections pursuant to the terms of this Agreement.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender with respect to Tranche A Advances and Tranche B Advances (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding)~~.~~ ; provided, that (a) with respect to each Tranche A Lender in respect of the Tranche A Advances, the percentage obtained by dividing the Commitment of such Tranche A Lender with respect to Tranche A Advances (or, following the termination thereof, the outstanding principal amount of all Advances that are Tranche A Advances of such Tranche A Lender), by the aggregate Commitments of all the Tranche A Lenders with respect to Tranche A Advances (or, following the termination thereof, the portion of the aggregate Advances Outstanding comprised of Tranche A Advances); and (b) with respect to each Tranche B Lender in respect of the Tranche B Advances, the percentage obtained by dividing the Commitment of such Tranche B Lender with respect to Tranche B Advances (or, following the termination thereof, the outstanding principal amount of all Advances that are Tranche B Advances of such Tranche B Lender), by the aggregate Commitments of all the Tranche B Lenders with respect to Tranche B Advances (or, following the termination thereof, the portion of the aggregate Advances Outstanding comprised of Tranche B Advances).

“Proceeds” means, with respect to any property included in the Collateral, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to such Collateral including any insurance relating thereto.

“Purchase and Sale Agreement” means that certain Sale and Contribution Agreement, dated as of the Closing Date, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Purchase Price” means, with respect to any Loan Asset, an amount (expressed as a percentage of par) equal to the greater of (a) zero and (b) the actual price paid by the Borrower for such Loan Asset; provided that if the actual price paid by the Borrower for such Loan Asset exceeds 100% of par, the Purchase Price shall be deemed to be 100%.

“Qualified GS Affiliate” means any Affiliate of Goldman Sachs Asset Management, L.P. (a) that has the ability and experience to professionally and competently perform duties similar to those imposed upon the Servicer or the investment advisor to the Transferor, as applicable, under this Agreement, (b) that is legally qualified and has the capacity and applicable licenses or other regulatory qualifications to act as Servicer or the investment advisor to the Transferor, as applicable, under this Agreement, (c) for which the principal personnel who would perform its duties hereunder as the Servicer or the investment advisor to the Transferor, as applicable, are substantially the same individuals who perform such duties immediately prior to such assignment, (d) for which the Administrative Agent and the Collateral Agent have received all “know your customer” documentation and information requested in its sole discretion or required by regulatory authorities and (e) that shall assume the obligations of the Servicer or the investment advisor to the Transferor, as applicable.

“Qualified Jurisdiction” means any of Australia, Canada, Denmark, France, Germany, Ireland, Luxembourg, the Netherlands, Portugal, Spain, Switzerland, Japan and the United Kingdom and any additional jurisdiction approved in writing by the Administrative Agent.

“Ramp-Up Period” means (a) the period beginning on the Closing Date and ending on the nine (9)-month anniversary thereof and (b) with respect to a CLO Takeout, the period beginning on the closing date for such CLO Takeout and ending on the nine (9)-month anniversary thereof.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Recipient Lender” has the meaning assigned to such term in Section 12.21(a).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Recurring Revenue” means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying

Instruments for each such Eligible Loan Asset, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Loan Asset or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan Asset pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP).

“Recurring Revenue Loan” means any Loan Asset that otherwise satisfies all of the requirements set forth in the definition of “First Lien Loan” except that (i) it is underwritten based on the Recurring Revenue of the Obligor, as determined by the Servicer in accordance with the Servicing Standard, and designated as such in the related Approval Notice, and (ii) neither clause (e) nor clause (f) of the definition of “First Lien Loan” is satisfied with respect to such Loan Asset.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Register” has the meaning assigned to that term in Section 2.13.

“Registered” means a debt obligation that is in registered form for U.S. federal income tax purposes within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury Regulations promulgated thereunder and that is issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Related Asset” means, with respect to each Loan Asset:

(a)  the security interest of the Borrower, as lender under the applicable Underlying Instruments, in any amounts on deposit in any deposit accounts, cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b)  all rights with respect to the Loan Assets to which the Transferor and/or the Borrower, as applicable, is entitled as lender under the applicable Underlying Instruments;

(c)  the security interest of the Borrower, as lender under the applicable Underlying Instruments, in any Related Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;

(d)  all Required Loan Documents, the Loan Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Files or Records;

(e)   the security interest of the Borrower, as lender under the applicable Underlying Instruments, in all Insurance Policies with respect to any Loan Asset;

(f)   the security interest of the Borrower, as lender under the applicable Underlying Instruments, in all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(g)   all records (including computer records) of the Borrower with respect to the foregoing; and

(h)   all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Related Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Release Date” has the meaning set forth in Section 2.07(b).

“Relevant Governmental Body” means, as applicable, (a) the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, or (b) the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Senior Leverage Ratio, Total Leverage Ratio, Attachment Point Leverage Ratio, Cash Interest Coverage Ratio, EBITDA, Debt-to-Recurring Revenue Ratio or Recurring Revenue, as applicable, for such Loan Asset in the applicable Underlying Instrument or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last twelve (12) consecutive reported calendar months, and for Obligors delivering quarterly financial statements, each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that, with respect to any Loan Asset for which the relevant test period is not provided for in the applicable Underlying Instrument, if an Obligor is a newly-formed entity or such Loan Asset has been newly issued or amended and restated as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor or date of such amendment and restatement, as applicable, to the end of the twelfth (12th) calendar month or fourth (4th) fiscal quarter (as the case may be) from such date, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (a) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning, and including, on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reporting Date” means the 22nd day of each calendar month, commencing in September 2024; provided that, in each case, if such day is not a Business Day then the Reporting Date shall occur on the following Business Day.

“Required Lenders” means (a) as long as an Affiliate of Morgan Stanley is the Administrative Agent and Morgan Stanley together with its Affiliates represent an aggregate of not less than 20% of the aggregate Commitments of the Lenders then in effect, Morgan Stanley (as a Lender hereunder) and its successors and assigns and (b) the other Lenders, if any, representing, together with Morgan Stanley, an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect; provided that if at any time there are two (2) or more Lenders who are not Affiliates of one another, “Required Lenders” must include at least two (2) Lenders who are not Affiliates of one another.

“Required Loan Documents” means, for each Loan Asset, electronic copies of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a)   (i) the original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (ii) if such promissory note is not issued in the name of the Borrower or is a Noteless Loan, an executed copy of each assignment and assumption agreement, transfer document, credit agreement or such other instrument (if and as applicable) relating to such Loan Asset evidencing the Borrower as lender thereunder;

(b)   copies of the executed (i) guaranty (if any), (ii) Underlying Instrument, (iii) if applicable, acquisition agreement (or similar agreement) and (iv) if applicable, security agreement or other agreement that secures the obligations represented by such Loan Asset, in each case as set forth on the Loan Asset Checklist;

(c)   with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor, as debtor, and the Transferor or other applicable agent, as secured party, and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case, as set forth in the Loan Asset Checklist; and

(d)   with respect to any Participation Interest, a fully executed assignment agreement that (x) shall be delivered as soon as practicable, but in no event later than the Elevation Date applicable to such Participation Interest or (y) if no assignment agreement is delivered, then other written evidence satisfactory to the Administrative Agent evidencing the Elevation of such Participation Interest and the recognition of the Borrower as the owner of record by the applicable administrative agent in respect of each applicable Loan Asset related to such Participation Interest.

“Required Sale Assets” means all assets owned by the Borrower that would disqualify the Borrower from using the “loan securitization exclusion” under the Volcker Rule (as determined by the Administrative Agent in its reasonable discretion).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Loan Asset that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan Asset and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Revolving Loan” means a loan that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that any such Loan Asset will no longer be a Revolving Loan once all commitments by the Borrower to make advances to the related Obligor expire, are terminated or irrevocably reduced to zero.

“Revolving Period” means the period commencing on the Closing Date and ending on the day preceding the earlier to occur of (a) the Commitment Termination Date and (b) the Facility Maturity Date.

“S&P” means S&P Global Ratings, an S&P global business (and any successor or successors thereto).

“Same Day Pricing” has the meaning assigned to that term in the definition of Assigned Value.

“Sanctions” means any applicable sanctions imposed, administered or enforced by the United States government (including OFAC and the U.S. Department of State), the European Union (or any Member State thereof), His Majesty’s Treasury (United Kingdom), Global Affairs Canada and/or the United Nations Security Council.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Underlying Instruments.

“Second Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected Lien on substantially all of the Obligor’s assets constituting Related Collateral for such Loan Asset, subject only to the prior Lien provided to secure the obligations under a “first lien” loan pursuant to typical commercial terms, any Permitted Working Capital Lien and any other expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any “permitted liens” as defined in such Underlying Instrument, or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is “senior debt” and, except for the express lien priority provisions and any associated subordination provisions under the documentation of the “first lien” lenders or the documentation with respect to any Permitted Working Capital Lien or any other indebtedness secured by a Lien expressly permitted under clause (a) above, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Collateral securing the Loan Asset (or the enterprise value and ability to generate cash flow) on or about the Cut-Off Date equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Related Collateral (including, without limitation, the outstanding principal balance of the “first lien” loan).

“Secured Obligations” has the meaning assigned to that term in Section 2.12(a).

“Secured Party” means each of the Administrative Agent, each Lender, each Affected Party, each Indemnified Party, the Collateral Custodian, the Collateral Agent and the Account

Bank.

“Selling Institution” means the entity obligated to make payments to the Borrower under the terms of a Participation Interest.

“Senior Leverage Ratio” means, with respect to any Loan Asset or any portion of any Loan Asset (other than a Recurring Revenue Loan), as applicable, for any Relevant Test Period, either (a) the meaning of “Senior Leverage Ratio” or comparable term set forth in the Underlying Instruments for such Loan Asset, or (b) in the case of any Loan Asset with respect to which the Underlying Instruments do not include a definition of “Senior Leverage Ratio” or comparable term, the ratio obtained by dividing (i) Indebtedness of the related Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or Lien priority to the Loan Asset of such Obligor held by the Borrower) as of such date, minus the Unrestricted Cash of such Obligor as of such date by (ii) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the 1940 Act and any orders of the SEC issued to the Transferor thereunder).

“Servicer” means, as of any date of determination, the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

“Servicer Default” means the occurrence of any one or more of the following events:

(a)   any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by any Transaction Documents, which continues unremedied for a period of three (3) Business Days after the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof ;

(b)   (i) the failure of the Servicer to make any principal or interest payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $20,000,000, individually or in the aggregate or (ii) the occurrence of any event or condition that has resulted in the acceleration of such recourse debt;

(c)   any failure by the Servicer to deliver any required Servicing Report on or before the date such report is required to be made or given under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;

(d)   any Change of Control with respect to the Servicer, any merger of the Servicer with and into another Person that is not a Qualified GS Affiliate, except where the Servicer is the surviving entity, or any assignment of the Servicer’s role other than to a Qualified GS Affiliate without the prior written consent of the Administrative Agent in its sole discretion shall occur;

(e)   any assignment of the rights or obligations as “Servicer” hereunder to any Person other than a Qualified GS Affiliate without the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its sole and absolute discretion;

(f)   any representation, warranty or certification made by the Servicer (in each case, solely in its capacity as Servicer) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or if such representation, warranty or certification is already qualified by the words “material” “materiality,” “Material Adverse Effect,” then such representation, warranty or certification shall have been incorrect in any respect) when made which continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been received by the Servicer and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof; provided that the delivery of a certificate or other report which identifies and corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate, it being agreed that the sale of any Loan Asset that is not an Eligible Loan Asset in accordance with the terms of Section 2.07 shall remedy the failure of any covenant related to such Loan Asset being an Eligible Loan Asset;

(g)   except as otherwise provided in this definition of “Servicer Default,” any failure on the part of the Servicer (in each case, solely in its capacity as Servicer) duly to (i) observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including any delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement) in any material respect (or if such covenant or agreement is already qualified by the words “material,” “materially,” “Material Adverse Effect,” then such covenant or agreement shall fail to be observed or performed in any respect) or (ii) comply with the Servicing Standard regarding the servicing of the Collateral, and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(h)   a Bankruptcy Event shall occur with respect to the Servicer;

(i)   (i) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $20,000,000 against the Servicer, and the Servicer shall not have within sixty (60) days either (a) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (b) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Servicer to enforce any such judgment;

(j)   an Event of Default shall occur and be continuing that directly resulted from any material breach by the Servicer of its obligations hereunder or under any other Transaction Document; or

(k)   the Servicer ceases to be a “business development company” within the meaning of the 1940 Act or the BDC Asset Coverage is greater than 1.50:1.00.

“Servicer ERISA Event” means (a) with respect to a Servicer Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Servicer or any of its ERISA Affiliates from a Servicer Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Servicer Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Servicer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Servicer or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Servicer or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan by the Servicer or any ERISA Affiliate thereof or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) termination under Section 4042 of ERISA , or the appointment of a trustee to administer, any Servicer Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Servicer Pension Plan, the treatment of a Servicer Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Servicer or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Servicer Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Servicer Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Servicer or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code).

“Servicer Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Servicer or any ERISA Affiliate of the Servicer or to which the Servicer or any ERISA Affiliate of the Servicer contributes or has an obligation to contribute, or has any liability (whether actual or contingent) under Title IV of ERISA.

“Servicer’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicing Fee” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (a) 0.25% per annum, (b) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets on the first day and on the last day of the related Remittance Period and (c) the actual number of days in such Remittance Period, divided by 360.

“Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral, to service and administer such Loan Assets in good faith and with reasonable care, using a degree of skill and attention no less than that which the Servicer exercises with respect to comparable assets that it manages for itself, its Affiliates and others and in accordance with the Servicer’s existing practices and procedures investing in assets of the nature and character of the Collateral. To the extent not inconsistent with the foregoing, the Servicer shall, in performing its duties under the Transaction Documents, follow its customary standards, policies and procedures and exercise a degree of skill and attention no less than that which it exercises with respect to comparable assets that it manages for itself and for other clients having similar investment objectives and restrictions.

“Similar Law” has the meaning assigned to that term in Section 4.01(x).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR.

“Solvent” means, as to any Person as of any date of determination, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Determination Day” has the meaning assigned to that term in the definition of “Daily Simple SONIA.”

“SONIA Rate Day” has the meaning assigned to that term in the definition of “Daily Simple SONIA.”

“SONIA Replacement Date” means the earliest to occur of the following events with respect to Daily Simple SONIA:

(a)   the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of Daily Simple SONIA (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of Daily Simple SONIA (or such component thereof); or

(b)   the first date on which Daily Simple SONIA (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of Daily Simple SONIA (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication and even if any Available Tenor of Daily Simple SONIA (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the SONIA Replacement Date for Daily Simple SONIA occurs on the same day as, but earlier than, the SONIA Determination Day in respect of any determination, the SONIA Replacement Date will be deemed to have occurred prior to the SONIA Determination Day for Daily Simple SONIA and for such determination and (B) the “SONIA Replacement Date” will be deemed to have occurred in the case of clauses (a) or (b) with respect to Daily Simple SONIA upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of Daily Simple SONIA (or the published component used in the calculation thereof).

“Specified Borrowing Base Deficiency” means a Borrowing Base Deficiency that occurs solely as a result of a reduction in the Assigned Values of Eligible Loan Assets, the amount of which is less than the product of (a) 5.0% multiplied by (b) the Borrowing Base immediately prior to such reduction in Assigned Value(s); provided that, if (x) the Effective Advance Rate is greater than 70.0% or (y) the Diversity Score is less than 10, at the occurrence of such Borrowing Base Deficiency, then such Borrowing Base Deficiency shall not constitute a Specified Borrowing Base Deficiency (and, for the avoidance of doubt, shall be a Borrowing Base Deficiency).

“Specified Industries” means (i) the “Broadline Retail” and “Specialty Retail” Industry Classifications in the aggregate, (ii) the “Oil, Gas & Consumable Fuels” Industry Classification and (iii) the “Publishing” sub-industry of the “Media” Industry Classification.

“Specified Loan Asset” means any Eligible Loan Asset that meets the following criteria as of the applicable Cut-Off Date:

Criteria	Condition

Loan Asset type:	First Lien Loan or Unitranche Loan

Minimum EBITDA if not Cov-Lite Asset:	$25,000,000

Minimum EBITDA if Cov-Lite Loan Asset:	$50,000,000

Maximum EBITDA Adjustments Percentage of less than:	If EBITDA greater than $75,000,000, 35.0%; otherwise 30.0%

Origination Date:	Except as provided in the Lender Fee Letter, no more than 12 months prior to the date such Eligible Loan Asset has been sold, contributed or transferred to the Borrower

Senior Leverage Ratio is less than:	If EBITDA greater than $75,000,000, 6.50:1.00; otherwise 6.00:1.00

Minimum Cash Interest Coverage Ratio:	If EBITDA greater than $75,000,000, 1.50:1.00; otherwise 1.75:1.00

Equity Cushion of greater than:	40.0%

Minimum Purchase Price:	95.0%

Industry Classification:	Cannot be in a Specified Industry

Minimum Cash Spread if PIK Loan Asset:	3.0%

Loan Assets excluded:	Broadly Syndicated Loans, PIKing Loan Assets that have a PIKing Current Cash Spread of less than 4.0%

“Spot Rate” means, as of any date of determination, with respect to the conversion of any Eligible Currency (other than Dollars), (x) for an actual currency exchange, the applicable currency Dollar spot rate obtained by the Servicer, the Administrative Agent or the Account Bank, as applicable, through customary banking channels, or (y) for all other purposes, the applicable currency Dollar spot rate that appeared on the Bloomberg screen or any other nationally recognized service for such currency at the end of the immediately preceding Business

Day (or if such date is a Determination Date, at the end of such day). The determination of the Spot Rate shall be conclusive absent manifest error.

“Standby Investment” means GS Financial Square Government Fund.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity” means the date that is five (5) years following the Closing Date (or, if a Stated Maturity Extension shall have occurred prior to the then current Stated Maturity, the Stated Maturity Extended Date).

“Stated Maturity Extended Date” has the meaning assigned in clause (i) of the definition of Stated Maturity Extension.

“Stated Maturity Extension” means the date that is the one year anniversary of the then current Stated Maturity as long as the following conditions have been satisfied: (i) not later than sixty (60) days prior to the then current Stated Maturity, the Borrower has provided a written request to the Administrative Agent and the Lenders requesting an extension of the then current Stated Maturity by one (1) year (such extended date, the “Stated Maturity Extended Date”); (ii) the consent of the Lenders pursuant to Section 12.01(b)(iv) has been obtained (it being understood that the Borrower shall have the right to replace any Lender that does not provide the consent required by said Section 12.01(b)(iv) as a Non-Consenting Lender pursuant to Section 2.09(c)), (iii) if Morgan Stanley is a Lender and Morgan Stanley Senior Funding, Inc. is the Administrative Agent, each of Morgan Stanley and the Administrative Agent shall provide their respective consent in their respective sole discretions, (iv) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all respects and (v) no Event of Default is continuing and there is no Borrowing Base Deficiency.

“Structured Finance Obligation” means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that (x) an Obligor with respect to which the Borrower has received equity interests in connection with the exercise of any remedies with respect to a Loan Asset, the exercise of any warrant with respect to a Loan Asset or any exchange offer, workout or restructuring of a Loan Asset shall not be considered a Subsidiary and (y) the term “Subsidiary” shall not include any Person that constitutes an investment held by the Borrower or any of its Affiliates in its investment portfolio in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Granted by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(b)(ii).

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Target Portfolio Amount” means the amount equal to the quotient of the Commitments divided by the Maximum Portfolio Advance Rate corresponding to the highest Diversity Score.

“Tax Blocker Subsidiary” means any directly or indirectly wholly-owned Subsidiary of the Borrower from time to time designated in writing by the Borrower as a “Tax Blocker Subsidiary”; provided that no Tax Blocker Subsidiary shall hold any assets other than in connection with the receipt of equity securities with respect to a Loan Asset or Related Asset.

“Tax Expense Cap” means, for any Payment Date, a per annum amount equal to

$375,000.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term CORRA” means, with respect to any CAD Advance for any day during a Remittance Period, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Remittance Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.

“Term CORRA Adjustment” means a percentage equal to (a) 0.29547% (29.547 basis points) for a Canadian Available Tenor of one (1) month’s duration, and (b) 0.32138% (32.138 basis points) for a Canadian Available Tenor for three (3) month’s duration.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Date” means, with respect to each Remittance Period, the day that is two (2) Business Days prior to the first day of such Remittance Period.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means, with respect to any SOFR Advance for any day during a Remittance Period, the Term SOFR Reference Rate for a tenor of three (3) months, as such rate is published by the Term SOFR Administrator on such day at 6:00 a.m. (New York City time) on the Term SOFR Determination Date for such Remittance Period; provided, however, that if as of 5:00 p.m. (New York City time) on the Term SOFR Determination Date the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Date” means, with respect to each Remittance Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Remittance Period.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination/Reduction Notice” means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, in the form of Exhibit F.

“Total Borrower Capitalization” means, on any date of determination, the sum of (a) the Aggregate Adjusted Borrowing Value plus (b) the aggregate amount on deposit in the Principal Collection Subaccount.

“Total Leverage Ratio” means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any Relevant Test Period, either (a) the meaning of “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for each Loan Asset, or (b) in any case that “Total Leverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (i) Indebtedness less Unrestricted Cash to (ii) EBITDA, in each case as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Tranche A Advance” has the meaning assigned to that term in Section 2.01(a).

“Tranche A Commitment” means with respect to each Lender, (i) during the Revolving Period, the aggregate amount set forth opposite such Lender’s name on Annex A hereto with respect to Tranche A Advances (as such amounts may be revised from time to time) or the amount set forth as such Lender’s “Commitment” with respect to Tranche A Advances on the Assignment and Acceptance relating to such Lender, as applicable, and (ii) during the

Amortization Period, such Lender’s Pro Rata Share of the aggregate Advances Outstanding with respect to Tranche A Advances, in each case, as such amount may be increased or reduced pursuant to Section 2.16.

“Tranche A Lender” means a Lender that holds Tranche A Commitments and/or outstanding Tranche A Advances.

“Tranche B Advance” has the meaning assigned to that term in Section 2.01(a).

“Tranche B Commitment” means with respect to each Lender, (i) during the Revolving Period, the aggregate amount set forth opposite such Lender’s name on Annex A hereto with respect to Tranche B Advances (as such amounts may be revised from time to time) or the amount set forth as such Lender’s “Commitment” with respect to Tranche B Advances on the Assignment and Acceptance relating to such Lender, as applicable, and (ii) during the Amortization Period, such Lender’s Pro Rata Share of the aggregate Advances Outstanding with respect to Tranche B Advances, in each case, as such amount may be increased or reduced pursuant to Section 2.16.

“Tranche B Lender” means a Lender that holds Tranche B Commitments and/or outstanding Tranche B Advances.

“Tranche Minimum Utilization” means, on any date of determination and as the context requires: (i) for the Tranche A Advances, the Minimum Utilization multiplied by quotient of the aggregate Commitment of all Lenders with respect to Tranche A Advances set forth on Annex A hereto divided by the Commitment of all Lenders and (ii) for the Tranche B Advances, the Minimum Utilization multiplied by quotient of the aggregate Commitment of all Lenders with respect to Tranche B Advances set forth on Annex A hereto divided by the Commitment of all Lenders.

“Transaction Documents” means this Agreement, any Assignment and Acceptance, any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Lender Fee Letter and each document, instrument or agreement related to any of the foregoing.

“Transferor” means Goldman Sachs Private Credit Corp., in its capacity as the Transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“Transferor Loan Asset” means each Loan Asset sold and/or contributed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement.

“Transferor Purchased Loan Balance” means, as of any date of determination, an amount equal to the aggregate Outstanding Balance of all Transferor Loan Assets acquired by the Borrower prior to such date.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning assigned to that term in Section 2.11(g)(i)c.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement (Dollar) excluding the related Benchmark Replacement Adjustment.

“Underlying Instruments” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Unfunded Exposure Account” means a trust account entitled “Unfunded Exposure Account,” in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Amount” means, as of any date of determination, with respect to a Delayed Draw Loan Asset or a Revolving Loan, as applicable, an amount equal to the aggregate amount (without duplication) in each Eligible Currency of all unfunded commitments associated with such Loan Asset as of such date.

“Unfunded Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).

“Unfunded Exposure Equity Amount” means, on any date of determination during the Amortization Period, the Aggregate Unfunded Exposure Amount, and otherwise, an amount equal to:

(a)  for all Eligible Loan Assets which have any unfunded commitments, the aggregate sum of the products of (i) the Unfunded Exposure Amount for each such Eligible Loan Asset multiplied by (ii) the difference of (x) 100% minus (y) the Advance Rate for each such Eligible Loan Asset; plus

(b) for all Eligible Loan Assets which have any unfunded commitments, the aggregate sum of the products of (i) (x) 100% minus the Assigned Value for each such Eligible Loan Asset multiplied by (y) the Unfunded Exposure Amount of each such Eligible Loan Asset multiplied by (ii) the Advance Rate for each such Eligible Loan Asset.

“United States” means the United States of America.

“United States Tax Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unitranche Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral for such Loan Asset, subject to any Permitted Working Capital Liens and expressly permitted Liens, including any “permitted liens” as defined in the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor (excluding Permitted Working Capital Liens); provided that any Loan Asset that would otherwise constitute a First Lien Loan but for clause (e) of the definition thereof shall constitute a Unitranche Loan.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unpledged Capital Commitments” means the sum of any unfunded, undrawn and readily available capital commitments of equityholders of the Transferor that are not pledged or subject to any Lien, including, without limitation, any subscription line credit facility, equityholder’s note or similar instrument relating thereto.

“Unrestricted Cash” means, (a) with respect to any Loan Asset, the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for the applicable Loan Asset and (b) in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments or otherwise as applicable in this Agreement, cash and cash equivalents of the applicable Person available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or uses.

“Unused Fee” has the meaning assigned to that term in Section 2.09.

“Unused Fee Rate” means a rate equal to (a) during the period prior to the date that is three (3) months after the Closing Date, 0.0% per annum, (b) during the period on or after the date that is three (3) months after the Closing Date to but not including the date that is six (6) months after the Closing Date, 0.10% per annum, (c) during the period on or after the date that is six (6) months after the Closing Date to but not including the date that is nine (9) months after the Closing Date, 0.35% per annum, and (d) thereafter, 0.60% per annum.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a)   (i) the Cash Interest Coverage Ratio with respect to such Loan Asset (which, for the avoidance of doubt, excludes any Recurring Revenue Loan) on any date reported under the Underlying Instrument is less than 1.30:1.00 or decreases by more than 20.0% from the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date, (ii) either (A) the Total Leverage Ratio with respect to such Loan Asset (which, for the avoidance of doubt, excludes any Recurring Revenue Loan) on any date reported under the Underlying Instrument, minus the Total Leverage Ratio calculated on the Cut-Off Date equals or exceeds 1.00:1.00 or (B) the Total Leverage Ratio with respect to such Loan Asset (which, for the avoidance of doubt, excludes any Recurring Revenue Loan) on any date reported under the Underlying Instrument increases by more than 20.0% from the same Total Leverage Ratio as calculated on the applicable Cut-Off Date, or (iii) solely with respect to any Recurring Revenue Loan, (A) the Debt-to-Recurring Revenue Ratio with respect to such Recurring Revenue Loan on any date reported under the Underlying Instrument, minus the Debt-to-Recurring Revenue Ratio calculated on the Cut-Off Date equals or exceeds 0.25:1.00 or (B) the Debt-to-Recurring Revenue Ratio with respect to such Loan Asset increases by more than 15.0% from the same ratio as of the applicable Cut-Off Date;

(b)   an Obligor payment default of principal, interest or utilization or commitment fee occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments;

(c)   any payment default of principal, interest or utilization or commitment fee occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related underlying agreements for such senior or passu obligation;

(d)   a Bankruptcy Event with respect to the related Obligor (after giving effect to any applicable grace or cure period thereunder);

(e)   (i) the related Obligor fails to deliver to the Borrower or the Servicer any quarterly or annual financial reporting information as required by the Underlying Instruments of such Loan Asset to be delivered to lenders thereunder (after giving effect to any applicable grace or cure period thereunder) or (ii) the Borrower or the Servicer shall fail to deliver such quarterly or annual financial reporting information to the Administrative Agent and the Lenders with a frequency of at least quarterly, but which shall in no case exceed seventy-five (75) days after the end of each of the first three fiscal quarters, and one hundred and fifty (150) days after the end of each fiscal year; provided, no requirement to deliver financial statements pursuant to this clause (e)(ii) shall be effective until the end of the first full calendar quarter (with respect to quarterly financial information);

(f)   the occurrence of a Material Modification with respect to such Loan Asset that has not been approved in advance by the Administrative Agent in its sole discretion;

(g)   a breach of a financial maintenance covenant (including the financial covenants described in clause (a) of this definition) by the related Obligor in respect of such Loan Asset occurs (after giving effect to any applicable grace or cure period thereunder but in no event more than ten (10) days);

(h)   the relevant Obligor, as determined by the Servicer in accordance with the Servicing Standard, commences formal restructuring or workout negotiations with its creditors, agrees to or completes a debt-for-equity swap or formally engages a restructuring advisor;

(i)   the Servicer determines that all or a material portion of such Loan Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicing Standard; or

(j)   with respect any Loan Asset (other than a Specified Loan Asset), any additional event in respect of an Eligible Loan Asset, as specified by the Administrative Agent in its sole discretion in the applicable Approval Notice the absence of which would cause the Administrative Agent to reject such Eligible Loan Asset.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Breach Event” means, as to any Loan Asset, the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of “Eligible Loan Asset”.

“Warranty Breach Loan Asset” means any Loan Asset with respect to which a Warranty Breach Event has occurred.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Loan Assets included in the Aggregate Adjusted Borrowing Value, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Loan Asset by (ii) such Eligible Loan Asset’s contribution to the Aggregate Adjusted Borrowing Value and dividing such sum by (b) the Aggregate Adjusted Borrowing Value.

“Weighted Average Life” means, as of any date of determination, the number obtained by (a) for each Eligible Loan Asset (other than a Defaulted Loan), multiplying the amount of each scheduled distribution of principal to be paid after such determination date by the number of years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Loan Assets (other than Defaulted Loans) as of such determination date.

“Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Loan Assets as of such date is less than or equal to 7.0 years minus the number of years (rounded to the nearest quarter year) that have elapsed since the Closing Date.

“Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each Eligible Loan Asset (and, in the case of any Delayed Draw Loan Asset or Revolving Loan, the unfunded portion of the commitment thereunder) (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a), and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all Eligible Loan Assets (and the unfunded portions of all Delayed Draw Loan Assets and Revolving Loans, as applicable) (other than a Defaulted Loan) included in the Collateral as of such date.

“Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to 4.50%.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means the sum of the following, payable on each Payment Date:

(a)   with respect to Advances (excluding, for the avoidance of doubt, any I/O Loan):

(i)   with respect to any previously ended Remittance Period and determined separately for the Tranche A Advances and the Tranche B Advances, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate applicable to such Advance on such day during such Remittance Period;

	L	=	the outstanding principal amount of such Advance on such day; and

	D	=	360 (or, if the Benchmark is the Canadian Benchmark or Daily Simple SONIA, 365);

plus

(ii)   with respect to any previously ended Remittance Period and determined separately for the Tranche A Advances and the Tranche B Advances, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate applicable on such day;

	L	=	the greater of (a) the Tranche Minimum Utilization minus the applicable outstanding Advances ~~Outstanding~~ on such day, and (b) 0; and

	D	=	360 (or, if the Benchmark is the Canadian Benchmark or Daily Simple SONIA, 365);

(b)   with respect to the I/O ~~Loan~~Loans, with respect to any previously ended Remittance Period and determined separately with respect to each I/O Loan, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate applicable on such day;

	L	=	the I/O Notional Loan Amount on the applicable I/O Loan on such day; and

	D	=	360;

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, any provision of the Bankruptcy Code.

“Yield Rate” means, (i) for any Advance, as of any date of determination during any Remittance Period applicable to such Advance, an interest rate per annum equal to the Benchmark for such date plus the Applicable Margin for such Advance and (ii) as of any date of determination during any Remittance Period with respect to ~~the~~any I/O Loan, the I/O Rate for such I/O Loan.

“Zero-Coupon Obligation” means any loan that, at the time of purchase, does not by its terms provide for the payment of cash interest.

Section 1.02  Other Terms.

(a)   All capitalized terms used which are not specifically defined shall have the meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein.

(b)   Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.03  Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.04  Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)   The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(b)   Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c)   The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d)   The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(e)   The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.

(f)   Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g)   Unless expressly stated otherwise, any decision, consent, approval or waiver to be made at the discretion of the Administrative Agent (or any Lender) shall be in its sole discretion.

(h)   All calculations required to be made hereunder with respect to the Loan Assets and the Borrowing Base shall be made on a trade date basis.

(i)   Reference to any time means New York, New York time (unless expressly specified otherwise).

(j)   Any reference to “close of business” means 5:00 p.m., New York, New York time.

(k)   Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.

(l)   [Reserved].

(m)   [Reserved].

(n)   For all purposes of this Agreement with respect to the calculation of EBITDA, Cash Interest Coverage Ratio, Debt-to-Recurring-Revenue Ratio, Recurring Revenue, Senior Leverage Ratio or Total Leverage Ratio at any time, each such calculation shall be made utilizing the most recent financial information and calculations for the testing period required to be reported pursuant to the Underlying Instruments of the Obligors received by the Borrower (or the Servicer on its behalf) and such calculation of EBITDA, Cash Interest Coverage Ratio, Debt-to-Recurring-Revenue Ratio, Recurring Revenue, Senior Leverage Ratio or Total Leverage Ratio shall be deemed to remain the same for each day of such testing period (unless otherwise specified, in each case, by the Borrower (or the Servicer on its behalf)).

(o)   All calculations made by the Borrower, the Servicer or any of its or their Affiliates on any Loan Asset will be made on the basis of information as to the terms set forth in the Underlying Instruments for such Loan Asset and upon reports of payments, if any, received on such Loan Asset that are furnished by or on behalf of the Obligor of such Loan Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

Section 1.05   Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, Term CORRA, Adjusted Term CORRA, Daily Compounded CORRA, Adjusted Daily Compounded CORRA, BBSY Rate, Daily Simple SONIA, EURIBOR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement (Dollar) or Canadian Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement (Dollar) or Canadian Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Term CORRA, Daily Compounded CORRA, BBSY Rate, Daily Simple SONIA. EURIBOR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes or any Canadian Benchmark Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Term CORRA, Daily Compounded CORRA, BBSY Rate, Daily Simple SONIA, EURIBOR, any alternative, successor or replacement rate (including any Benchmark Replacement (Dollar) or any Canadian Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Term CORRA, Daily Compounded CORRA, BBSY Rate, Daily Simple SONIA, EURIBOR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.06  Currency Conversion. For purposes of (a) complying with any requirement of this Agreement stated in Dollars and (b) calculating any ratio or other test set forth in this Agreement (except for the Borrowing Base (AUD), the Borrowing Base (CAD), the Borrowing Base (EUR) and the Borrowing Base (GBP)), the amount of any Loan Asset denominated in an Eligible Currency other than Dollars shall be deemed to be the Dollar Equivalent of such amount of such Eligible Currency.

ARTICLE II

THE FACILITY

Section 2.01  Advances; I/O Notional Loan.

(a)   Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Revolving Period, the Borrower (or the Servicer on behalf of the Borrower) may request that the Lenders make Advances (which shall include an interest-only notional advance in respect of which interest will accrue thereon at the I/O Rate) secured by the Collateral, in an aggregate amount up to the Availability as of such date, to the Borrower for any purpose not prohibited under Section 5.02(h); provided that, no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Commitment Termination Date or the Facility Maturity Date. Advances shall consist of Tranche A Advances (each, a “Tranche A Advance”) and Tranche B Advances (each, a “Tranche B Advance”). From and after the First Amendment Date, any request for an Advance shall be divided among Tranche A Advances and Tranche B Advances proportionally based upon the Tranche A Commitments and Tranche B Commitments, respectively, to the aggregate Commitments. Subject to the terms and conditions hereinafter set forth, (i) each Tranche A Lender shall make a Tranche A Advance required by this Article II based on such Lender’s Pro Rata Share of the Tranche A Commitments and (ii) each Tranche B Lender shall make a Tranche B Advance required by this Article II based on such Lender’s Pro Rata Share of the Tranche B Commitments. For the avoidance of doubt, from and after the First Amendment Date, the Borrower shall have no right to request whether an Advance shall be a Tranche A Advance or a Tranche B Advance. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default exists or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) a Borrowing Base Deficiency exists or would result therefrom. Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed such Lender’s unused Commitment then in effect.

(b)   Promissory Note. Upon the request of any Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note of the Borrower (in form and substance satisfactory to the Administrative Agent in its sole discretion) evidencing the (i) Advances of such Lender with appropriate insertions as to the date and principal amount or (ii) the I/O Loan of such Lender, with appropriate insertions as to the date and interest amount, not to exceed the I/O Notional Loan Amount allocable to such Lender. For the avoidance of doubt, any note delivered in connection with an I/O Loan shall be a zero principal balance note.

(c)   I/O Notional Loans. For the purposes of calculating the accrued interest under the I/O ~~Loan~~Loans, the Borrower and Lenders hereby agree that on the Closing Date and the First Amendment Date, a loan with a principal amount equal to the applicable I/O Notional Loan Amount shall be deemed to have been advanced to the Borrower by the applicable Lenders under the I/O ~~Loan~~Loans (each such loan, an “I/O Notional Loan”), and any increase or any decrease, if any, of the applicable I/O Notional Loan Amount of the applicable I/O Notional Loans shall be allocated ratably to those Lenders who are the holders of the I/O ~~Loan~~Loans, solely to the extent that the aggregate Commitments are increased or decreased. No amounts will actually be advanced by any Lender to the Borrower in respect of the applicable I/O Notional Loan and no amount shall be owed by the Borrower to any Lender with respect to any such I/O Notional Loan (other than in respect of Yield at the I/O Rate). The amount of interest payable to a Lender in respect of the applicable I/O Notional Loan shall be calculated with respect to such Lender’s I/O Notional Loan Lender Percentage.

Section 2.02  Procedure for Advances.

(a)   During the Revolving Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b)   For each Advance, the Borrower shall deliver a written notice in the form of a Notice of Borrowing to the Administrative Agent and each Lender, with a copy to the Collateral Agent and the Collateral Custodian, no later than 10:00 a.m. (i) in the case of a Dollar Advance, at least one (1) U.S. Government Securities Business Day before the U.S. Government Securities Business Day on which the Advance is to be made, or (ii) in the case of an Alternative Currency Advance, three (3) Business Days before the Business Day on which such Alternative Currency Advance is to be made; provided that, if such Notice of Borrowing is delivered later than 10:00 a.m. on such U.S. Government Securities Business Day or Business Day, as applicable, such Notice of Borrowing shall be deemed to have been received on the following U.S. Government Securities Business Day or Business Day, as applicable. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and an updated Loan Asset Schedule, and shall specify:

(i)   the proposed aggregate amount of such Advance; provided that the amount of such Advance must be at least equal to $1,000,000 (or such smaller amount as the Administrative Agent may consent to in its sole discretion);

(ii)   the proposed date of such Advance;

(iii)   the Eligible Currency;

(iv)   a representation that all conditions precedent for an Advance described in Article III hereof shall have been satisfied as of such date or not later than the proposed date of such Advance;

(v)   the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset or Revolving Loan funded by such Advance, if applicable; and

(vi)   whether such Advance should be remitted to the Principal Collection Subaccount or the Unfunded Exposure Account.

Any Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and binding on the Borrower; provided, that, any Notice of Borrowing that is conditioned upon the effectiveness of other transactions may be revoked or delayed by the Borrower (or the Servicer on behalf of the Borrower) no later than 12:00 p.m. on the proposed date of such Advance if such other transactions fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any breakage or other reasonable and documented out of pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation or delay).

On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with the Notice of Borrowing, either make available to the Borrower, in same day funds, (x) an amount equal to such Lender’s Pro Rata Share of such Advance in accordance with Section 2.01(a), for deposit by the Collateral Agent into the Principal Collection Subaccount or (y) an amount equal to such Lender’s Pro Rata Share of such Advance in accordance with Section 2.01(a), for deposit by the Collateral Agent into the Unfunded Exposure Account, as applicable. For the avoidance of doubt, each Advance and related increase in the Advances Outstanding shall be allocated ratably to each Lender in accordance with their respective Lender’s Pro Rata Share as in effect before such increase. On the First Amendment Date, the outstanding Advances of each Lender shall be as set forth on Annex A hereto. Any Lender which fails to remit its Pro Rata Share in connection with any Advance in accordance with this Section 2.02 shall constitute a Defaulting Lender, and the Borrower shall have all rights available to the Borrower pursuant to Section 2.19.

(c)   Each Advance shall bear interest at the applicable Yield Rate.

(d)   Subject to Section 2.16 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Revolving Period.

(e)   The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(f)   Notwithstanding anything to the contrary herein (including, without limitation, the existence of an Unmatured Event of Default or a Borrowing Base Deficiency), if, on the last day of the Revolving Period, the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an

Advance in the amount of such shortfall (the “Unfunded Exposure Amount Shortfall”). Following receipt of a Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), each Lender shall fund its Pro Rata Share of such Unfunded Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02) other than an Event of Default.

Section 2.03  Determination of Yield. The Administrative Agent shall determine the Yield in respect of all Advances and the I/O ~~Loan~~Loans (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Servicer thereof on or prior to the third (3rd) Business Day prior to such Payment Date.

Section 2.04  Remittance Procedures. The Servicer shall instruct the Collateral Agent by delivery of the Servicing Report and, if the Servicer fails to do so, the Administrative Agent may instruct the Collateral Agent, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04 and subject to the Pari Passu Provisions; provided that, at any time after delivery of a Notice of Exclusive Control (and prior to any rescission of such Notice of Exclusive Control), the Administrative Agent shall instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

(a)   Interest Payments prior to an Event of Default. In the absence of a continuing Event of Default and prior to the occurrence of the Facility Maturity Date, on each Payment Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i)   to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;

(ii)   to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap;

(iii)   to the extent not waived by the Servicer, to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iv)   pro rata, in accordance with the amounts due under this clause (iv), to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(v)   pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vi)   to pay the Advances Outstanding (1) to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this clause (vi), or (2) if the Portfolio ICR Test is not satisfied, until the Portfolio ICR Test would be satisfied on a pro forma basis after giving effect to all payments through this clause (vi);

(vii)   to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(viii)   to pay the Advances Outstanding in connection with any complete refinancing or termination of this Agreement in accordance with Section 2.16(b), until paid in full;

(ix)   to the Transferor, to make a Permitted RIC Distribution;

(x)   during the Amortization Period, to repay the Advances Outstanding in an amount equal to the lesser of (1) the Maximum Amortization Amount and (2) the Advances Outstanding;

(xi)   to the payments of any Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(xii)   to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein;

(xiii)   to pay to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents;

(xiv)   [reserved]; and

(xv)   (x) calculated as of the Payment Date, if an Unmatured Event of Default has occurred and is continuing or would result after giving effect to sub-clause (xv)(y), to remain in the Interest Collection Subaccount as Interest Collections, and (y) otherwise, to the Borrower for payment as directed by the Borrower, any remaining amounts, which may be distributed to the Transferor or otherwise applied at the Borrower’s discretion, including, without limitation, to be re-allocated to the Principal Collection Subaccount as Principal Collections.

(b) Principal Payments prior to an Event of Default. In the absence of a continuing Event of Default and prior to the occurrence of the Facility Maturity Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i)   to pay amounts due under Section 2.04(a)(i) through 2.04(a)(i)(viii), to the extent not paid thereunder;

(ii)   during the Revolving Period, in the Servicer’s discretion, to be deposited into the Collection Account as Principal Collections for reinvestment in Eligible Loan Assets;

(iii)   during the Amortization Period, (1) first, the product of (x) 65.0% and (y) the amounts available for distribution under this clause (iii)(1) to repay the Advances Outstanding and (2) second, the Maximum Amortization Amount to repay the Advances Outstanding;

(iv)   to the payment of any Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(v)   to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(vi)   to pay amounts due under Section 2.04(a)(xiii) to the extent not paid thereunder; and

(vii)   (x) calculated as of the Payment Date, if an Unmatured Event of Default has occurred and is continuing or would result after giving effect to sub-clause (vii)(y), to remain in the Principal Collection Subaccount as Principal Collections (it being understood that such Principal Collections may be applied to cure any such Unmatured Event of Default), and (y) otherwise, to the Borrower for payment as directed by the Borrower, any remaining amounts, which may be distributed to the Transferor or otherwise applied at the Borrower’s discretion, including, without limitation, to be re-allocated to the Interest Collection Subaccount as Interest Collections.

(c) Payment on and after the occurrence of an Event of Default. If an Event of Default exists and, in any case, after the declaration, or automatic occurrence, of the Facility Maturity Date, on each Business Day thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the prior Business Day, and priority:

(i)   to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;

(ii)   to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap;

(iii)   to the Servicer, in payment in full of all accrued and unpaid Servicing Fees but only to the extent that the Servicer is not an Affiliate of the Borrower, the Transferor or the Servicer;

(iv)   pro rata, in accordance with the amounts due under this clause (iv), to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(v)   pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vi)   to pay the Advances Outstanding, until paid in full;

(vii)   to the Transferor, to make a Permitted RIC Distribution;

(viii)   to the payment of any Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(ix)   to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein;

(x)   to the Servicer, in payment in full of all accrued and unpaid Servicing Fees to the extent not paid pursuant to clause (iii) above due to the limitation contained therein;

(xi)   to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents; and

(xii)   to the Borrower, any remaining amounts, for payment as directed by the Borrower, including (A) as a distribution to the Transferor as the holder of the Equity Interests of the Borrower or (B) to the Borrower for payment as directed by the Borrower, any remaining amounts (including, without limitation, for deposit in the Collection Account as Interest Collections or Principal Collections).

(d)   Unfunded Exposure Account; Delayed Draw Loan Assets; Revolving Loans. On or before the Cut-Off Date of any Delayed Draw Loan Asset or any Revolving Loan, the Borrower shall deposit into the Unfunded Exposure Account an amount such that the balance of the Unfunded Exposure Account is at least equal to the Unfunded Exposure Equity Amount of such Delayed Draw Loan Asset or Revolving Loan by making a Disbursement Request from the Principal Collection Subaccount in accordance with Section 2.18 and/or a Notice of Borrowing for an Advance in accordance with Section 2.02. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Loan Asset or Revolving Loan. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent) in the form of a Disbursement Request, and the Collateral Agent shall instruct the Account Bank to fund such draw request in accordance with the Disbursement Request. As of any date of determination, the Servicer (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account that exceed the Unfunded Exposure Equity Amount to be deposited into the Principal Collection Subaccount as Principal Collections.

(e)  Insufficiency of Funds. The parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The parties further agree that amounts that may be distributed to the Borrower or the holders of any Equity Interest in the Borrower are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. In the event the Borrower is subject to a Bankruptcy Event, any claim that the Borrower or the holders of any Equity Interest in the Borrower may have with respect to such distributions shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of Section 2.04 shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower and the Transferor hereby agree that they may only receive distributions from amounts on deposit in the Collection Account (i) from amounts available pursuant to each of the last clauses of Sections 2.04(a), 2.04(b) and 2.04(c) and (ii) in respect of a Permitted RIC Distribution expressly allowed by Sections 2.04(a) and 2.04(c).

(f)  Repayment of Obligations. Notwithstanding anything to the contrary contained herein, the Borrower shall repay the Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders and all other Obligations (other than unmatured contingent indemnification obligations) in full on the Facility Maturity Date.

(g)  The Servicer shall instruct the Collateral Agent, which shall in turn instruct the Account Bank, no later than the date immediately preceding each Payment Date and subject to the Pari Passu Provisions, to convert amounts on deposit in the Collection Account in to each Eligible Currency (pro rata based on available amounts from each other Eligible Currency, unless otherwise directed in writing by the Servicer) using the Spot Rate (which shall be provided by the Servicer in such instruction) to the extent necessary to make payments required in each Eligible Currency pursuant to Section 2.04. All risk and expense incident to such conversion is the responsibility of the Borrower, and the Account Bank shall have (x) no responsibility for fluctuations in exchange rates affecting any collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

Section 2.05 Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by email), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04. The Servicer and the Borrower shall immediately transmit to the Administrative Agent by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent pursuant to Section 2.04. If either the Administrative Agent or the Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent or the Administrative Agent, as applicable, in writing and in reasonable detail to identify the specific disagreement. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

Section 2.06 Borrowing Base Deficiency Payments.

(a)  In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then, subject to clause (d) below with respect to a Specified Borrowing Base Deficiency, the Borrower shall eliminate such Borrowing Base Deficiency in its entirety within three (3) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion) by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Subaccount, (ii) repay Advances Outstanding (together with any Breakage Fees in respect of the amount so prepaid), (iii) Grant additional Eligible Loan Assets that are Specified Loan Assets, (iv) subject to the approval of the Administrative Agent, in its sole discretion, Grant additional Eligible Loan Assets (other than Specified Loan Assets), (v) deliver an Equity Cure Notice pursuant to Section 2.06(c) (and after delivery of such Equity Cure Notice, the Borrower shall eliminate such Borrowing Base Deficiency in accordance with such Section 2.06(c)) and/or (vi) to the extent such sales, in conjunction with other actions, would eliminate such Borrowing Base Deficiency, sell Loan Assets in accordance with Section 2.07; provided that any such sales shall have settled within five (5) Business Days. For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency using any combination of clauses (i), (ii), (iii), (iv), (v) and (vi) above.

(b)  No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Grant of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the

Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) notice of such repayment or Grant and a duly completed Borrowing Base Certificate, updated to the date such repayment or Grant is being made and giving pro forma effect to such repayment or Grant, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Granted and an updated Loan Asset Schedule. Any notice pertaining to any repayment or any Grant pursuant to this Section 2.06 shall be irrevocable (unless waived by the Administrative Agent in its sole discretion).

(c)  Subject to clause (d) below with respect to a Specified Borrowing Base Deficiency, the Borrower may cure a Borrowing Base Deficiency pursuant to Section 2.06(a)(v) by delivering a notice to the Administrative Agent within three (3) Business Days after such Borrowing Base Deficiency (such notice, an “Equity Cure Notice”) and subject to the following requirements:

(i)  such Equity Cure Notice sets forth evidence substantially in the form of Exhibit P (and containing the information required therein) that (A) the Transferor has rights pursuant to its Constituent Documents to request capital from its equityholder(s) or otherwise has unrestricted access to capital in an aggregate amount sufficient to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)) (after taking into account any other cure options available to the Borrower), (B) the Transferor has made a capital request to its equityholder, and its equityholder has irrevocably agreed to contribute such capital, or otherwise has sufficient cash on hand or available, in an aggregate amount sufficient to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)), and (C) the Transferor intends to contribute such funds to the Borrower in the form of an additional capital contribution; and

(ii)   the amount necessary to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)) is contributed from the Transferor to the Borrower in immediately available funds, and such amount shall be applied by the Borrower to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)) within ten (10) Business Days of the date such Equity Cure Notice is delivered to the Administrative Agent.

(d)  On any day prior to the Facility Maturity Date, if a Specified Borrowing Base Deficiency exists, the Borrower shall eliminate such Specified Borrowing Base Deficiency in its entirety within ninety (90) calendar days of the occurrence of such Specified Borrowing Base Deficiency by effecting one or more (or any combination thereof) of the actions set forth in Section 2.06(a)(i), (ii), (iii), (iv), (v) or (vi). If, at any time prior to the Facility Maturity Date, there exists more than one Specified Borrowing Base Deficiency that has not been eliminated, the Borrower shall eliminate all such Specified Borrowing Base Deficiencies not later than the date that is ninety (90) calendar days after the occurrence of the first of such Specified Borrowing Base Deficiencies.

Section 2.07 Sale of Loan Assets; Affiliate Transactions.

(a)  Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons, including Affiliates of the Transferor, from time to time prior to the declaration or automatic occurrence of the Facility Maturity Date (such sale, a “Discretionary Sale”); provided that (i) the proceeds of such sale shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof, (ii) any sale to an Affiliate of the Transferor meets the requirements set forth in Section 2.07(d) below, (iii) after giving effect to any such sale and any other Discretionary Sales conducted substantially concurrently therewith, no Borrowing Base Deficiency shall exist; provided that, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Discretionary Sale, the Borrower may (x) with the written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed, and such consent shall be deemed provided if not rejected by the Administrative Agent within three (3) Business Days after request of the Borrower), effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other action taken pursuant to Section 2.06 substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or (y) without the consent of the Administrative Agent, effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other action taken pursuant to Section 2.06 substantially contemporaneous therewith, such Borrowing Base Deficiency will be cured, (iv) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default (other than any Unmatured Event of Default that will be cured in accordance with clause (iii) above), and (v) after giving effect to any such sale, the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved; provided that none of the terms and conditions set forth in this Section 2.07(a) shall be applicable to the sale of Loan Assets in connection with a CLO Takeout.

(b)  Repurchase or Substitution of Warranty Breach Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Breach Loan Asset, no later than ten (10) Business Days following the earlier of knowledge by the Borrower of such Loan Asset becoming a Warranty Breach Loan Asset or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, the Borrower shall either:

(i)  make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to (A) the product of (x) the Purchase Price (calculated without giving effect to the proviso in the definition thereof) of such Loan Asset, multiplied by (y) the Outstanding Balance plus (B) any accrued and unpaid interest thereon since the last date of payment pursuant to the Underlying Instruments; provided that the deposit of such funds into the Collection Account may result from the sale of such Warranty Breach Loan Asset pursuant to Section 2.07(a); or

(ii)  with the prior written consent of the Administrative Agent, in its sole discretion (provided that such consent shall not be required in the case of any Specified Loan Asset), substitute for such Warranty Breach Loan Asset a Substitute Eligible Loan Asset.

Upon confirmation of the deposit of the amounts set forth in Section 2.07(b)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Breach Loan Asset pursuant to Section 2.07(b)(ii) (the date of such confirmation or delivery, the “Release Date”), such Warranty Breach Loan Asset and Related Asset shall be removed from the Collateral and, as applicable, the Substitute Eligible Loan Asset and Related Asset shall be included in the Collateral. On the Release Date of each Warranty Breach Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Loan Asset and any Related Asset and all future monies due or to become due with respect thereto.

(c)  Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), or 2.07(b) shall be subject to the satisfaction of the following conditions; provided that none of the following terms and conditions set forth in this Section 2.07(c) shall be applicable to the transfer of Loan Assets in connection with a CLO Takeout:

(i)  the Borrower shall deliver a Borrowing Base Certificate and an updated Loan Asset Schedule to the Administrative Agent in connection with such sale, substitution or repurchase;

(ii)  the Borrower shall deliver a list of all Loan Assets to be sold, substituted or repurchased;

(iii)  no selection procedures intended to be adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be sold, repurchased or substituted;

(iv)  the Borrower shall (A) with respect to sales and repurchases, give one (1) Business Day’s notice of such sale or repurchase to the Administrative Agent and Collateral Agent and (B) with respect to substitutions, have received an Approval Notice (for each Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Cut-Off Date);

(v)  the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any sale, substitution or repurchase;

(vi)  the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, in all respects), except to the extent relating to an earlier date;

(vii)  any repayment of Advances Outstanding in connection with any sale, substitution or repurchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.16; and

(viii)   the Borrower and the Servicer (on behalf of the Borrower) shall agree to pay the reasonable and documented out-of-pocket legal fees and expenses of the Administrative Agent, each Lender, Collateral Agent and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such sale, substitution or repurchase); provided that the Borrower and the Servicer (on behalf of the Borrower) shall be liable under this clause (viii) only for the reasonable and documented fees and out-of-pocket costs and expenses of one firm of outside counsel to each of (x) the Administrative Agent and the Lenders, taken as a whole (provided that in the event of any conflict of interest, the Administrative Agent (and any Lender that is an Affiliate of the Administrative Agent) shall be entitled to separate counsel from each other Lender) and (y) the Collateral Agent, the Account Bank and the Collateral Custodian, and, in each case, one counsel per foreign or local jurisdiction.

(d)   Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, other than in connection with a mandatory repurchase of a Warranty Breach Loan Asset pursuant to clause (b) above or in connection with a CLO Takeout, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and neither the Transferor nor any Affiliates thereof will have a right or ability to purchase, the Loan Assets of the Borrower other than (i) where the relevant transfer occurs in a transaction on arm’s length terms and at a price for each such Loan Asset at least equal to fair market value of such Loan Asset, which fair market value shall be at least equal to the product of (A) the then-applicable Advance Rate of such Loan Asset, multiplied by (B) the Outstanding Balance, (ii) where the Borrower has provided notice to the Administrative Agent setting forth the price at which such Loan Asset is proposed to be sold, (iii) after giving pro forma effect to such transaction, (A) the aggregate Outstanding Balance of Transferor Loan Assets sold or released to the Transferor pursuant to Section 2.07(a) shall not in aggregate exceed 20% of the Transferor Purchased Loan Balance, and (B) the aggregate Outstanding Balance of Transferor Loan Assets that are Defaulted Loans sold or released to the Transferor pursuant to Section 2.07(a) shall not in aggregate exceed 10% of the Transferor Purchased Loan Balance, and (iv) where the applicable requirements of Section 2.07(a) have been satisfied.

(e)   Limitations on Sales and Substitutions.

(i)   The Outstanding Balance of all Loan Assets (other than Warranty Breach Loan Assets and Loan Assets transferred in connection with a CLO Takeout) sold pursuant to Section 2.07(a) during the preceding period of twelve (12) calendar months (or for the first twelve (12) calendar months after the Closing Date, during the period commencing on the Closing Date), after giving effect to such substitution or sale, shall not be greater than 20% of the Total Borrower Capitalization as of the first day of such twelve (12) calendar month period (or as of the Closing Date, as the case may be). Notwithstanding the foregoing, the Borrower shall be permitted to sell any Defaulted Loan, Margin Stock or Equity Security to Persons other than Affiliates of the Transferor pursuant to Section 2.07(a) at any time;

provided that, during the continuance of an Event of Default, the prior written consent of the Administrative Agent shall be required for any such sale.

(ii)   Any Loan Asset that has been sold pursuant to Section 2.07(a) or substituted pursuant to Section 2.07(b) shall be subject to the following additional requirements if subsequently reacquired hereunder as a Specified Loan Asset:

a.  if, immediately prior to such sale, substitution or release, such Loan Asset is subject to a Value Adjustment Event, (i) if such Value Adjustment Event has been cured prior to the repurchase date, such repurchase shall not require the consent of the Administrative Agent; provided, that the Advance Rate with respect to such Loan Asset, and each calculation to be made as of the applicable Cut-Off Date pursuant to the definitions of “Advance Rate” and “Value Adjustment Event”, shall instead be determined as of the date of such sale, substitution or release (and not as of the actual Cut-Off Date for such repurchase), and (ii) if such Value Adjustment Event has not been cured, such repurchase shall be subject to the prior consent of the Administrative Agent in its sole discretion and the Advance Rate with respect to such Loan Asset, and each calculation pursuant to the definitions of “Advance Rate” and “Value Adjustment Event”, shall be determined as of the Cut-Off Date for such repurchase; and

b.  if, immediately prior to such sale, substitution or release, such Loan Asset is not subject to a Value Adjustment Event, (i) if such repurchase is consummated within ninety (90) days of the date of such sale, substitution or release, such repurchase shall not require the consent of the Administrative Agent; provided, that the Advance Rate with respect to such Loan Asset and each calculation to be made as of the applicable Cut-Off Date pursuant to the definitions of “Advance Rate” and “Value Adjustment Event” shall instead be determined as of the date such Loan Asset was sold, substituted or released (and not as of the actual Cut-Off Date for such repurchase), and (ii) if such repurchase is consummated more than ninety (90) days from the date of such sale, substitution or release, then the Advance Rate with respect to such Loan Asset, and each calculation pursuant to the definitions of “Advance Rate” and “Value Adjustment Event”, shall be determined as of the Cut-Off Date for such repurchase.

(f)   Optional Sales. So long as no Event of Default has occurred and is continuing, the Borrower shall have the right to sell all of the Loan Assets in whole but not in part on any Business Day in a sale not meeting the conditions set forth in clauses (a)-(e) of this Section 2.07 if the Borrower uses the proceeds thereof to pay all of the Obligations in full pursuant to Section 2.16(b).

Section 2.08   Payments and Computations, Etc.

(a)   All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each Advance and I/O Loan shall accrue interest at the applicable Yield Rate for each day during each applicable Remittance Period. All computations of interest and all computations with respect to the Yield and the Yield Rate shall be computed on the basis of a year of three hundred and sixty (360) days (or, if the Benchmark with respect to any such computation is the Canadian Benchmark or Daily Simple SONIA, a year of three hundred and sixty five (365) days) and the actual number of days elapsed. Each Advance shall accrue interest at the applicable Yield Rate for each day beginning on, and including, the Advance Date with respect to such Advance and ending on, but excluding, the date such Advance is repaid in full. Yield on the I/O ~~Loan~~Loans due on each Payment Date shall be equal to the applicable interest due thereon with respect to each such Payment Date, which Yield shall accrue at the applicable Yield Rate for each day during the Remittance Period.

(b)   Whenever any payment hereunder shall be stated to be due on a day other than a Business Day or a U.S. Government Securities Business Day, such payment shall be made on the next succeeding Business Day or U.S. Government Securities Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be. To the extent that Available Collections are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.04(a)(v) and Section 2.04(b)(i), such unpaid amounts shall remain due and owing and shall be payable on the next succeeding Payment Date until repaid in full.

(c)   If any Advance requested by the Borrower pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lenders, the Administrative Agent or an Affiliate thereof), including any loss (including cost of funds and reasonable and documented out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

(d)   For the avoidance of doubt, the Borrower shall not be obligated to pay or repay any amounts in respect of an I/O Notional Loan other than interest in accordance with Section 2.01 and Section 2.04, as applicable.

Section 2.09  Unused Fee. The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender, an unused fee (the “Unused Fee”) payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (a) one divided by three hundred and sixty (360), (b) the applicable Unused Fee Rate and (c) the positive difference, if any, of the Facility Amount less the greater of (i) the Advances Outstanding on such date and (ii) the Minimum Utilization.

Section 2.10  Increased Costs; Capital Adequacy; Compensation for Losses.

(a)   If any Change in Law shall:

(i)   impose, modify or deem applicable any reserve, special deposit, assessment, fee, Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), insurance charge, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”);

(ii)   impose on any Affected Party or the London interbank or other applicable offshore interbank market (or, to the extent a different Benchmark applies, the market for such Benchmark) any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances or participation therein or the obligation or right of any Lender to make Advances hereunder;

(iii)   change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(iv)   change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing shall be to increase the cost to or impose a cost upon such Affected Party of funding or making or maintaining any Advance or of maintaining its obligation to make any such Advance or otherwise performing its obligations under the Transaction Documents or to increase the cost to such Affected Party or to reduce the amount of any sum received or receivable by such Affected Party, whether of principal, interest or otherwise or to require any payment calculated by reference to the amount of interest or loans received or held by such Affected Party and such Affected Party is generally charging such amounts to similarly situated borrowers, then the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

(b)   If any Affected Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of Affected Party’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Party to a level below that which such Affected Party or Affected Party’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Party’s policies and the policies of such Affected Party’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or Affected Party’s holding company for any such reduction suffered.

(c)   A certificate of an Affected Party providing an explanation of the applicable Change in Law and setting forth the amount or amounts necessary to compensate such Affected Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Borrower shall pay such Affected Party the amount shown as due on any such certificate on the Payment Date following receipt thereof.

(d)   Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of any Affected Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this Section 2.10 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Affected Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)   In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make any purchase or loan or maintain any purchase or loan) as a result of any Advance not being made in accordance with a request therefor under Section 2.02, then, on the Payment Date following written notice from such Affected Party to the Borrower, the Borrower shall pay to such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

(f)   Compensation for Losses. In the event of (i) the payment of any principal of any SOFR Advance other than on the last day of the Remittance Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Advance other than on the last day of the Remittance Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10(f) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

Section 2.11  Taxes.

(a)   Any and all payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Taxes are required by Applicable Law to be withheld from any amounts payable to any Recipient (as determined in the good faith discretion of an applicable withholding agent), then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the amount payable by the Borrower to such Person will be increased as necessary (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after such withholding or deduction has been made (including, any such deductions and withholdings applicable to such increase) is not less than the amount that would have been paid had no such deduction or withholding been made.

(b)   The Borrower or Servicer shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent or a Lender timely reimburse it for the payment of, any Other Taxes.

(c)   [Reserved].

(d)   The Borrower will indemnify, from funds available to it pursuant to Section 2.04 (and to the extent the funds available for indemnification provided by the Borrower is insufficient the Servicer, on behalf of the Borrower, will indemnify) each Recipient for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Person or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. All payments in respect of this indemnification shall be made within ten (10) days from the date a written demand therefor is delivered to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)   Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction

Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.11(e).

(f)   Within thirty (30) days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Taxes, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(g)   Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(i), (ii) and (iii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:

(i)   If any Lender is not a United States Tax Person, such Lender shall deliver to the Borrower, to the extent legally entitled to do so, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a.  in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b.  executed copies of IRS Form W-8ECI;

c.  in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Lender is not: (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

d.  to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(ii)   If a Lender is a United States Tax Person, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (2) (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii)   If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)   If any Lender is not a United States Tax Person, such Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(v)   Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.11(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)   Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified or paid Additional Amounts pursuant to this Section 2.11, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or Additional Amounts paid under this Section 2.11 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(h), in no event will the indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.11(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or Additional Amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)   Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(j)   If at any time the Borrower shall be liable for the payment of any Additional Amounts in accordance with this Section 2.11, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.16(b)); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.11 in accordance with the terms hereof.

Section 2.12  Grant of a Security Interest; Collateral Assignment of Agreements.

(a)   To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this

Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (collectively, the “Secured Obligations”), the Borrower hereby (i) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties and (ii) Grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or Grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (x) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (z) none of the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

The foregoing Grant shall, for the purpose of determining the property subject to the Lien of this Agreement, be deemed to include any securities and any investments Granted to the Collateral Agent by or on behalf of the Borrower, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Eligible Loan Asset” or “Permitted Investments,” as the case may be.

(b)   As security for the Secured Obligations, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), the Underlying Instruments related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under the Purchase and Sale Agreement. The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right after the occurrence and during the continuance of an Event of Default to enforce the Borrower’s rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

Section 2.13  Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at its address referred to in Section 12.02 a copy of each Assignment and Acceptance and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (including principal amounts of and stated interest on the Advances or stated interest on the I/O ~~Loan~~Loans, as applicable) (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time during business hours and from time to time upon reasonable prior notice. No Advance or I/O Loan hereunder shall be assigned or sold, in whole or in part without registering such assignment or sale on the Register. Failure to make any such recordation, or any error in such recordation, however, shall not affect the Borrower’s obligations in respect of any Advance and ~~the~~any I/O Loan.

Section 2.14  Release of Loan Assets.

(a) The Lien granted and created pursuant to this Agreement shall be automatically released with respect to the following: (a) any Loan Asset (and the Related Asset) sold or substituted in accordance with the applicable provisions of Section 2.07, (b) any Loan Asset (and the Related Asset) with respect to which all amounts have been paid in full by the related Obligor and deposited in the Collection Account and (c) the entire Collateral following the Collection Date. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and the Borrower and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit J) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower.

(b) Upon the occurrence of the Collection Date, the respective remaining interests in the Related Assets of each Lender, the Collateral Agent and the Administrative Agent shall be automatically released to the Borrower, for no consideration but at the sole expense of the Borrower, free and clear of any Lien resulting solely from an act by any Lender, the Collateral Agent or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against any Lender, the Collateral Agent or the Administrative Agent, and the Collateral Agent or the Administrative Agent shall promptly provide evidence of any such release as the Borrower may request, at the sole expense of the Borrower.

(c) The security interest on any Loan Assets released pursuant to this Section 2.14 or pursuant to Section 2.07 shall be automatically released upon the consummation of the transfer or distribution of such Loan Asset, without any further action from the Collateral Agent or the Administrative Agent; provided, however, the Collateral Agent and the Administrative Agent shall, upon the reasonable request of the Servicer or the Borrower, deliver any documentation or take any actions necessary or desirable to evidence the release of such security interest.

Section 2.15   Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

Section 2.16   Prepayment; Termination; Reduction.

(a) Except as expressly permitted or required herein, including, any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent and the Collateral Agent at least one (1) Business Day, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment. Upon any prepayment, the Borrower shall also pay in full all accrued and unpaid Yield, any Breakage Fees, Increased Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders required to be paid pursuant to Section 12.07 related to such prepayment. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.16(a) to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding. Each prepayment by the Borrower of an Advance denominated in an Eligible Currency shall be made with such Eligible Currency. Any notice relating to any repayment pursuant to this Section 2.16(a) shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such events fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any Breakage Fees or, subject to Section 12.07, other reasonable and documented out-of-pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation).

(b) On any Business Day that is on or after one (1) year following the Closing Date (or, if Morgan Stanley Senior Funding, Inc. or any Affiliate thereof is no longer the Administrative Agent, any Business Day following the Closing Date), the Borrower may, at its option and upon three (3) Business Days’ prior written notice of such termination or permanent reduction in the form of Exhibit F to the Administrative Agent and the Collateral Agent, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Advances Outstanding, all accrued and unpaid Yield and Fees, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, and payment of all other Obligations (other than unmatured contingent indemnification obligations), or (ii) permanently reduce in part the Facility Amount upon payment in full, all accrued and unpaid Yield and Unused Fees (pro rata with respect to the portion of the Facility Amount so reduced), any Breakage Fees, Increased Costs, and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders. Any Termination/Reduction Notice relating to any reduction or termination pursuant to this Section 2.16(b) shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such events fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any Breakage Fees or, subject to Section 12.07, other reasonable and documented out-of-pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation). The Commitment and I/O Notional Loan Amount of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.16(b).

Section 2.17  Collections and Allocations.

(a)   The Collateral Agent shall promptly identify all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall segregate all Interest Collections and Principal Collections and transfer the same to the Interest Collection Subaccount and the Principal Collection Subaccount, respectively. If the Servicer receives any collections directly, the Servicer shall transfer, or cause to be transferred, any such collections received directly by it (if any) to the Collection Account by the close of business within two (2) Business Days after such Interest Collections and Principal Collections are received; provided that the Servicer shall identify to the Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Collateral Agent shall further provide to the Servicer a statement as to the amount of Interest Collections and Principal Collections on deposit in the Interest Collection Subaccount and the Principal Collection Subaccount no later than three (3) Business Days prior to each Determination Date for inclusion in the Servicing Report delivered pursuant to Section 6.08(b).

(b)   Within two (2) Business Days of the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit or will cause the Borrower to deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral on such date.

(c)   The Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent in its reasonable discretion.

(d)   Prior to the delivery of a Notice of Exclusive Control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall be invested in the Standby Investment. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Collateral Agent. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account, other than with respect to their own gross negligence, fraud or willful misconduct. The parties hereto acknowledge that the Collateral Agent, the Administrative Agent, a Lender or any of their respective Affiliates may receive compensation with respect to the Permitted Investments.

(e)   Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04, Section 2.17(c) or Section 2.18.

Section 2.18  Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and the Administrative Agent, prior to the end of the Revolving Period, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Subaccount:

(a)   direct the Collateral Agent to withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Granted hereunder; provided that the following conditions are satisfied or waived in writing:

(i)   all conditions precedent set forth in Section 3.02 and Section 3.04 have been satisfied;

(ii)   no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment (other than any Unmatured Event of Default or Borrowing Base Deficiency which would be cured after giving effect to the use of such funds);

(iii)   the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, in all respects), except to the extent relating to an earlier date; and

(iv)   delivery of a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer; or

(b)   direct the Collateral Agent to withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.16.

Upon the satisfaction of the applicable conditions set forth in this Section 2.18 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent shall withdraw funds from the Principal Collection Subaccount as directed by the Servicer in an amount not to exceed the lesser of (x) the amount requested by the Servicer for reinvestment or repayment and (y) the amount on deposit in the Principal Collection Subaccount on such day.

Section 2.19  Defaulting Lenders.

(a)   Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then:

(i)   the portion of the Advance funded by such Defaulting Lender shall not be included in determining whether Required Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable;

(ii)   any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto; and;

(iii)   for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)   In the event that the Administrative Agent, and, so long as no Event of Default exists, the Borrower determines (such determination not to be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender will cease to be a Defaulting Lender and the provisions of clause (a) above shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c)   Replacement of a Lender.

(i)   If any Lender becomes a Defaulting Lender or a Non-Consenting Lender or requests compensation under Section 2.10 or Section 2.11, then the Borrower may, at its sole expense and effort, upon not less than five (5) Business Days advance notice to the Administrative Agent and (if different) the related Lender, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld, conditioned or delayed, (B) the assignee shall not be an Affiliate of any of the Borrower, the Servicer or the Transferor, (C) such assigning Lender shall have received payment of an amount equal to all outstanding Advances funded or maintained by such Lender, together with all accrued interest thereon and all accrued Fees, and (D) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable consent, waiver or amendment of the Transaction Documents or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the portion of the Advance held by such Lender as of such termination date, without the payment of any penalty, fee or premium. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.

(ii)   Any Lender being replaced pursuant to Section 2.19(c)(i) above shall execute and deliver an Assignment and Acceptance with respect to such Lender’s applicable Commitment and outstanding portion of the Advance funded by such Lender. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding portion of the Advance and (B) all obligations of the Borrower owing to the assigning Lender relating to the Advance and Commitments so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, the assignee Lender shall become a Lender hereunder and under each of the Transaction Documents and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned portion of the Advance and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(d)   In the event that the Borrower or the Administrative Agent has requested any consent, waiver or amendment by any Lender or the Lenders to any matter pursuant to this Agreement, and such consent, waiver or amendment in question requires the agreement of all affected Lenders, the Lenders or the Required Lenders, then any Lender who does not agree to such consent, waiver or amendment within five (5) Business Days’ written notice to such Lender that such amendment has been agreed to by the Required Lenders shall be deemed a “Non-Consenting Lender.” For the avoidance of doubt, (x) Non-Consenting Lender shall not include any Lender that abstains from voting on any consent, waiver or amendment if the vote of such Lender would not be required in order for such consent, waiver or amendment to be approved pursuant to this Agreement, and (y) if the Administrative Agent is also a Lender, any failure of the Administrative Agent, acting in its capacity as Administrative Agent, to grant any consent, waiver or amendment shall not result in the Administrative Agent, acting in its capacity as a Lender, being deemed to be a Non-Consenting Lender. In the event that the Administrative Agent in its individual capacity is a Non-Consenting Lender and the Borrower has replaced the Administrative Agent in its capacity as a Non-Consenting Lender pursuant to this Section 2.19, then the Borrower shall have the right to remove and replace the Administrative Agent in accordance with Section 9.01(h).

Section 2.20  Benchmark Replacement Setting.

(a)   Benchmark Replacement (Dollar). Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Benchmark Transition Event and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark (Dollar), then such Benchmark Replacement (Dollar) will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(b)  Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term SOFR or a Benchmark Replacement (Dollar), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.

(c)  Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto in writing in advance (if feasible) of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement (Dollar), and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.

(d)  Benchmark Replacement (Non-Dollar). Notwithstanding any provision to the contrary set forth in this Agreement, if at any time the Administrative Agent determines that a Benchmark Transition Event has arisen with respect to any Benchmark other than the Benchmark (Dollar) or Term CORRA, then the Administrative Agent may designate a new benchmark rate (which may include spread adjustments applicable to such rate or any rate based on such rate) to be used to calculate such Benchmark, which benchmark rate may be (i) a comparable successor rate that, at such time, is broadly accepted by the U.S. syndicated loan market for loans denominated in the applicable currency (as applicable) in lieu of the then-applicable Benchmark for such currency or (ii) such other benchmark rate designated by the Administrative Agent. Except as set forth in clause (ii) of the immediately preceding sentence, the designation of such alternative benchmark rate shall become effective without any further action or consent of any other party to this Agreement. If (x) the circumstances described in clause (i) or clause (ii) above have arisen and (y) the Benchmark for such currency cannot be determined for such Remittance Period in accordance with the definition of the applicable Benchmark, then until an alternate benchmark rate shall be determined in accordance with this clause (d), for any Advance denominated in such currency, the Benchmark shall be equal to the benchmark for the Administrative Agent’s cost of funds in such currency (as determined in good faith by the Administrative Agent by written notice to the Borrower).

Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent’s sole discretion and without consent from any other party to this Agreement or any other Transaction Document.

(e)  Canadian Benchmark Replacement Setting.

(i)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Canadian Benchmark

Transition Event and (B) a Canadian Benchmark Replacement Date with respect thereto have occurred prior to any setting of the then-current Canadian Benchmark, then such Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Canadian Benchmark setting and subsequent Canadian Benchmark settings without any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(ii)  Canadian Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term CORRA or a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Canadian Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii)  Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto in writing in advance (if feasible) of (i) any occurrence of (A) a Canadian Benchmark Transition Event and (B) the Canadian Benchmark Replacement Date with respect thereto, (ii) the implementation of any Canadian Benchmark Replacement, and (iii) the effectiveness of any Canadian Benchmark Conforming Changes.

Section 2.21 Currency Disruption Events; Inability to Determine Rates.

(a)  Notwithstanding any other provision in this Agreement or the other Transaction Documents, in the event of a Currency Disruption Event, the affected Lender shall promptly notify the Administrative Agent, the Collateral Agent and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on Term SOFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA or any successor rate, as applicable, shall be suspended until such time as such Lender may again make and maintain Advances based on Term SOFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA or any successor rate, as applicable.

(b)  Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on Term SOFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA or any successor rate, as applicable, pursuant to Section 2.21(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make or maintain Advances based on Term SOFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA or any successor rate, as applicable; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c)  If, prior to the first day of any Remittance Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining Term SOFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA or any successor rate, as applicable, for the applicable Advance, or (ii) the Required Lenders determine and notify the Administrative Agent that Term SOFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA or any successor rate, as applicable, with respect to such Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will so notify the Borrower, the Collateral Agent and each Lender. Thereafter, the obligations of the Lenders to make or maintain Advances based on Term SOFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA or any successor rate, as applicable, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

(d)  Upon receipt of any notice described in Section 2.21(a) or (c), the Borrower may revoke any pending request for the making or continuation of an Advance based on Term SOFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA or any successor rate, as applicable, or, failing that, will be deemed to have converted such request into a request for an Advance based on the Benchmark (Dollar).

Section 2.22 Eligible Currency.

(a)  Subject to the Pari Passu Provisions, any and all payments made by the Borrower under the Transaction Documents shall be made in the applicable Eligible Currency; provided that: (i) repayment of Advances in an Eligible Currency other than Dollars shall be made in the corresponding Eligible Currency. Each party hereto agrees that the Available Collections and all such other amounts described in Section 2.04(a) shall be applied in accordance with the priority of payments set forth in Section 2.04(a). The Lenders and the Administrative Agent hereby instruct the Collateral Agent to apply the Available Collections and all such other amounts described in Section 2.04(a) in accordance with Section 2.04(a); provided that such payments shall be subject to availability of such funds pursuant to Section 2.04(a).

(b)  The Servicer shall instruct the Account Bank, on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Collection Account into each Eligible Currency to the extent necessary to make payments pursuant to Section 2.04(a), as applicable (as determined by the Servicer using the Spot Rate).

(c)  Any Available Collections on deposit in the Principal Collection Subaccount denominated in an Eligible Currency may be converted by the Account Bank into another Eligible Currency on any Business Day (other than a Payment Date) using the Spot Rate so long as (i) no Borrowing Base Deficiency exists either prior to and after giving effect to such conversion, and (ii) the converted amounts are used solely for purposes of acquiring a Loan Asset denominated in such other Eligible Currency pursuant to Section 2.18. The Servicer shall provide no less than two (2) Business Days’ prior written notice to the Account Bank of any such conversion.

(d)  If any foreign exchange transaction is required, the Administrative Agent shall instruct the Account Bank in writing to conduct the foreign exchange transaction at the prevailing Spot Rate one (1) Business Day prior to the conversion date.

(e)  The parties hereto acknowledge and agree that:

(i)  the Account Bank may rely conclusively on the bases for the prevailing market rate and shall not be held liable for any associated losses (including without limitation any losses incurred on account of the difference between an indicative market rate quoted by the Account Bank and the actual market rate prevailing in respect of an executed trade); and

(ii)  the Account Bank may receive any fees and spread on foreign exchange transactions customarily charged by the Account Bank in connection with any foreign exchange transaction(s) settled pursuant to this Agreement solely to the extent of Administrative Expenses payable to it pursuant to Section 2.04.

(f)  The Account Bank may convert currency itself or through any of its Affiliates and, in those cases, the Account Bank or, as the case may be, its Affiliate through which currency is converted, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Agreement and the rate that the Account Bank or any of its Affiliate receives when buying or selling foreign currency for its own account. The Account Bank makes no representation that the exchange rate used or obtained in any currency conversion under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined.

(g)  The foreign exchange transaction may be transmitted by the Account Bank to a sub-custodian or depositary.

Section 2.23 Mitigation Obligations. If any Lender requests compensation under Section 2.10, or requires the Borrower to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11 then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loan Assets hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or Section 2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.24 CLO Takeout.

(a)  On any Business Day, the Borrower shall have the right to prepay all or a portion of the Advances then outstanding and require the Collateral Agent to release its security interest and Lien on the related Loan Assets and Related Assets transferred in connection with a CLO Takeout (which may be effected by way of a distribution or otherwise), subject to the following terms and conditions:

(i)  the Borrower shall have given the Administrative Agent at least three (3) Business Days’ written notice prior to the closing of the related CLO Takeout (or such shorter period as agreed to by the Administrative Agent in its sole discretion) (with a copy to the Collateral Agent) and the principal amount of the Advances to be prepaid in connection therewith;

(ii)  unless a CLO Takeout is to be effected on a Payment Date (in which case the relevant calculations with respect to such CLO Takeout shall be reflected on the applicable Servicing Report), the Servicer shall deliver to the Administrative Agent (A) an updated Borrowing Base Certificate, together with evidence to the reasonable satisfaction of the Administrative Agent that the Borrower expects to have sufficient funds on the related date of the CLO Takeout to make the payments required by clause (v) below, which funds may come from the proceeds of sales of the Loan Assets and Related Assets in connection with such CLO Takeout, and (B) a list of all Loan Assets to be sold in connection with such CLO Takeout;

(iii)  no selection procedures adverse to the interests of the Administrative Agent or the Lenders shall be utilized by the Borrower in the selection of the Loan Assets to be sold in connection with such CLO Takeout;

(iv)  the CLO Vehicle shall have acquired all or a portion of the Loan Assets from the Borrower through the Transferor (or an Affiliate of the Transferor not including the Borrower), which transfer may occur via participation subject to elevation within sixty (60) days;

(v)  on the date of such CLO Takeout, an amount at least equal to the principal amount of the Advances to be prepaid in connection with such CLO Takeout and all accrued and unpaid interest thereon will be deposited directly into the Collection Account; and

(vi)  immediately after giving effect to such CLO Takeout, no Unmatured Event of Default, Event of Default, Borrowing Base Deficiency or Servicer Default shall have occurred and be continuing or shall occur as a result of such CLO Takeout.

(b)  In connection with any CLO Takeout, upon deposit of the amounts required by clause (a)(v) above into the Collection Account and without limiting the other releases provided for in this Agreement, the Collateral Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Loan Asset(s) and related Collateral subject to such CLO Takeout and such portion of the Collateral subject to such CLO Takeout shall be released from the Lien hereunder.

(c)   In connection with any CLO Takeout, the Collateral Agent shall, at the sole expense of and at the direction of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such CLO Takeout to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01  Conditions Precedent to Effectiveness.

(a)   This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i)   all acts and conditions (including, the obtaining of any necessary consents and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;

(ii)   in the reasonable judgment of the Administrative Agent, there has not been (x) any change in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s ability to enter into the transactions contemplated by the Transaction Documents or (y) any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;

(iii)   any and all information submitted to each Lender and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates shall satisfy the requirements set forth in Section 4.01(s) or Section 4.03(h), as applicable;

(iv)   each Lender shall have received all documentation and other information requested by such Lender in its reasonable discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and Anti-Money Laundering Laws, including, the Patriot Act, all in form and substance satisfactory to each Lender;

(v)   at least five (5) days prior to the Closing Date, the Borrower shall deliver a Beneficial Ownership Certification;

(vi)   the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance reasonably satisfactory to the Administrative Agent and each Lender;

(vii)   in the reasonable judgment of the Administrative Agent and each Lender, there shall have been no material adverse change in the Borrower’s (or the Servicer’s) underwriting, servicing, collection, operating and reporting procedures and systems since the completion of due diligence by the Administrative Agent and each Lender;

(viii)   the results of the Administrative Agent’s financial, legal, tax and accounting due diligence relating to the Transferor, the Borrower, the Servicer, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to the Administrative Agent; and

(ix)   the Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and the Collateral Agent and Collateral Custodian Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, the Collateral Custodian, the Account Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by the Lenders and the Administrative Agent.

(b)   By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 (other than such conditions precedent subject to the judgment or satisfaction of the Administrative Agent or any Lender) have been satisfied.

(c)   By its execution and delivery of this Agreement, the Administrative Agent and each Lender hereby acknowledges and agrees that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 that are subject to the judgment or satisfaction of the Administrative Agent or each such Lender, as applicable, have been satisfied.

Section 3.02  Conditions Precedent to All Advances. Each Advance to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a)   On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i)   the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Custodian and the Collateral Agent), no later than the applicable deadline set forth in Section 2.02(b) prior to the related Advance Date: (A) a Notice of Borrowing requesting such Advance be divided between a Tranche A Advance and a Tranche B Advance proportionally based upon the Tranche A Commitments and Tranche B Commitments, respectively, to the aggregate Commitments and an Officer’s Certificate (which may be included as part of the Notice of Borrowing) computed as of the proposed Advance Date and after giving effect thereto and to the purchase by the Borrower of the Eligible Loan Assets to be purchased by it on such Advance

Date, demonstrating that the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment), (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule, (D) an Approval Notice (for any such Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Advance Date) and (E) an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be Granted evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);

(ii)   immediately after the making of such Advance on the applicable Advance Date, (i) the Borrowing Base Test (Aggregate) is satisfied and (ii) ~~if such Advance is denominated in AUD, CAD, EUR or GBP, then~~ the applicable part of the Borrowing Base Test related to ~~such~~the Eligible Currency of such Advance is satisfied;

(iii)   the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), on or prior to the related Advance Date, an emailed copy of the fully executed Underlying Instrument in respect of any Loan Asset, and if any Loan Assets are closed in escrow, a confirmation (which may take the form of a certificate (in the form of Exhibit G) from the closing attorneys of such Loan Assets) certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause electronic copies of the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian and the Servicer not later than five Business Days after the related Cut-Off Date as to any such Loan Assets

(iv)   the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, in all respects), and there exists no material breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(v)   no Event of Default has occurred and is continuing, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance (other than any Unmatured Event of Default or Borrowing Base Deficiency which would be cured after giving effect to the use of such Advance);

(vi)   no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default

(other than any Unmatured Event of Default or Borrowing Base Deficiency which would be cured after giving effect to the use of such Advance);

(vii)   since the later of the Closing Date and the date of the last financial statements (or the last day of the period covered by such financial statements) delivered pursuant to Section 6.08(d), there has been no Material Adverse Effect;

(viii)   no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Advance Date;

(ix)   if applicable to such Loan Asset, all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Advance Date (and the Related Asset related thereto), including, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Collateral, including such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed;

(x)   the Loan Asset to be acquired with the proceeds of such Advance is an Eligible Loan Asset as of the date of funding; and

(xi)   (A) with respect to Eligible Loan Assets purchased with Advances, such Advance shall be denominated in the same Eligible Currency as such Loan Asset, (B) with respect to Eligible Loan Assets purchased with available Principal Collections, such Principal Collections shall be denominated in the same Eligible Currency (or converted to such Eligible Currency pursuant to Section 2.22) as the Loan Asset acquired in connection with such reinvestment and (C) with respect to any substitution relating to a sale pursuant to Section 2.07(a), the Loan Asset sold in connection with such substitution shall be denominated in the same Eligible Currency as the Loan Asset acquired in connection with such substitution.

(b)   The Borrower shall have provided a request for an Approval Notice for each Loan Asset (other than a Specified Loan Asset) intended to be included in the Collateral in connection with the applicable Advance Date (and such information in respect of each such Loan Asset that is requested by the Administrative Agent) no later than 10:00 a.m. on the date that is no fewer than five (5) Business Days prior to the applicable Advance Date. The Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets (other than a Specified Loan Asset) identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Advance Date.

(c)   No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Grant of Eligible Loan Assets in accordance with the provisions hereof.

(d)   The proposed Advance Date shall take place during the Revolving Period.

(e) The Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and the Collateral Agent and Collateral Custodian Fee Letter.

(f)   If the proceeds of the Advance will be used to acquire a Loan Asset, such Advance shall be denominated in the same Eligible Currency as such Loan Asset.

(g)   Immediately after the making of such Advance, if such Advance is denominated in AUD, CAD, EUR or GBP, then the applicable part of the Borrowing Base Test related to such Eligible Currency is satisfied.

(h)   Not later than the date of the initial purchase of a Loan Asset by the Borrower under the Purchase and Sale Agreement, the Administrative Agent shall have received a favorable Opinion of Counsel to the Borrower, the Servicer and the Transferor acceptable to the Administrative Agent and addressed to the Administrative Agent and the Lenders with respect to true sale matters.

Section 3.03  Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

Section 3.04  Conditions to Acquisition of Loan Assets. Each Grant of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(b), an additional Eligible Loan Asset pursuant to Section 2.18 or any other Grant of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a)   the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Custodian and the Collateral Agent) no later than 5:00 p.m. (x) in the case of a Dollar Advance, on the date that is one (1) U.S. Government Securities Business Day prior to the related Cut-Off Date, or (y) in the case of an Alternative Currency Advance, on the date that is two (2) Business Days prior to the related Cut-Off Date: (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) and Approval Notice (for each Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Cut-Off Date) and (iv) an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be pledged evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);

(b)   the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. on or prior to the related Cut-Off Date, an emailed copy of the fully executed Underlying Instrument in respect of any Loan Asset, and if any Loan Assets are closed in escrow, a confirmation (which may take the form of a certificate (in the form of Exhibit G) from the closing attorneys of such Loan Assets) certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause electronic copies of the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than five (5) Business Days after the related Cut-Off Date as to any such Loan Assets;

(c)   with respect to Eligible Loan Assets purchased with Advances and available Principal Collections, the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment);

(d)   no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Cut-Off Date;

(e)   if applicable to such Loan Asset, all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Cut-Off Date (and the Related Asset), including, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed;

(f)   the Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets (other than Specified Loan Assets) identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Cut-Off Date;

(g)   no Event of Default has occurred and is continuing, or would result from such Grant, and no Unmatured Event of Default exists, or would result from such Grant (other than, with respect to any Grant of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(h)   the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, in all respects), and there exists no material breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Grant to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01  Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below), and provided that any specific representations as to any Loan Assets are made only as of the related Cut-Off Date on or immediately preceding the relevant Measurement Date:

(a)   Organization, Good Standing and Due Qualification. The Borrower is (i) a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral requires such qualification except, in the cases of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(b)   Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c)   Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d)   All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e)   No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Grant of the Collateral will not (i) create any Lien on the Collateral other than Permitted Liens, (ii) violate in any material respect any Applicable Law, (iii) violate the Constituent Documents of the Borrower or (iv) violate in any material respect any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f)   No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)   Selection Procedures. In selecting the Loan Assets to be Granted pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

(h)   Bulk Sales. The Grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i)   Grant of Collateral. The Borrower has good and marketable title to all of the Collateral. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Grant of such Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(j)   Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(k)   Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(l)   No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(m)   Taxes. The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all U.S. federal income and other tax returns (including, all foreign, federal, state, local and other tax returns) required to be filed by it, and has paid or made adequate provisions for the payment of all U.S. federal income and other Taxes, assessments and other governmental charges due and payable from the Borrower (i) except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established reserves in accordance with GAAP on its books or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge which could reasonably be expected to have a Material Adverse Effect. Any Taxes, fees and other governmental charges due and payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(n)   Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral (other than those delivered to the Collateral Custodian)) is located at the address set forth in Section 12.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(o)   Tradenames. The Borrower has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names under which it has done or is doing business.

(p)   Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent. The Borrower is paying its debts as they become due (subject to any applicable grace period); and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(q)   No Subsidiaries. The Borrower has no Subsidiaries except Tax Blocker Subsidiaries not otherwise prohibited hereunder.

(r)   Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Transferor (which may be in the form of an increase in the value of the Equity Interest of the Borrower held by the Transferor) in exchange for the purchase of the Loan Assets (or any number of them) from the Transferor pursuant to the Purchase and Sale Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s)   Reports Accurate. No written information, financial statements, statements or reports (other than projections, forward-looking information, general economic data, industry information or information relating to third parties), in each case furnished by or on behalf of the Borrower to any Secured Party contain any material misstatement of fact, or omit to state a material fact necessary to make the statements set forth therein (when taken as a whole and after giving effect to any updates thereto) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, does not contain any material misstatement of such a fact to the knowledge of the Borrower in light of the circumstances under which such statements were made), in each case as of dates delivered or otherwise expressly referenced therein; provided that solely with respect to information furnished by the Borrower or on its behalf which was provided to the Borrower from an Obligor with respect to a Loan Asset, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Borrower; provided, further, that the Borrower makes no representation with respect to (i) any statements of opinion in any internal credit memo, (ii) any statements of fact in any internal credit memo that do not relate to the Loan Asset or the Collateral or (iii) any information furnished by an Obligor or any third party which is not an Affiliate of the Borrower, the Transferor or the Servicer. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Borrower were prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time so prepared.

(t)   Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(u)   No Adverse Agreements. The Borrower is not party to any agreement adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by the Grant.

(v)   Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default or an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(w)   Servicing Standard. Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the Servicing Standard and the standard underwriting, credit, collection, operating and reporting procedures and systems of the Servicer or the Transferor.

(x)   ERISA.

(i)   The present value of all benefits vested under each Pension Plan does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No ERISA Event has occurred or is reasonably expected to occur, that, individually or in the aggregate, could result in a Material Adverse Effect.

(ii)   Each Foreign Plan is in compliance in all material respects with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as could not, in the aggregate, subject the Borrower to any material tax, penalty or other liability: (i) all contributions required to be made with respect to a Foreign Plan have been timely made; (ii) the Borrower has not incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities.

(iii)   The Borrower (a) is not a Benefit Plan Investor and (b) is not a “governmental plan” within the meaning of Section 3(32) of ERISA (“Governmental Plan”), and neither the Borrower nor any transactions by or with the Borrower are subject to state statutes regulating investments of and fiduciary obligations with respect to Governmental Plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

(y)   Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower is disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

(z)   Broker/Dealer. The Borrower is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(aa)   Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, a Lien on the Collection Account.

(bb)   Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(cc)   Compliance with Law. The Borrower has complied in all material respects with (i) all Applicable Law to which it may be subject and (ii) any order of any Governmental Authority or other board or tribunal to which it is subject. The Borrower has not received any notice that it is not in compliance in any material respect with any of the requirements of the foregoing. The Borrower has maintained in all material respects all records required to be maintained by any applicable Governmental Authority.

(dd)  Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Granted hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein.

(ee)  Set-Off, etc. No Eligible Loan Asset in the Collateral has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof (unless the Obligor thereof effected such change without the consent or agreement of the Borrower and in accordance with the Underlying Instruments), and no Eligible Loan Asset in the Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower, the Transferor or the Obligor (unless the Obligor thereof took such action without the consent or agreement of the Borrower and in accordance with the Underlying Instruments) with respect thereto, except, in each case, for any compromise, adjustment, extension, satisfaction, subordination, rescission, set-off or modification, if any, to any such Loan Asset in the Collateral occurring prior to the acquisition of such Loan Asset by the Borrower and identified in the Approval Request, or for amendments, extensions and modifications, if any, to such Collateral otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.

(ff)  Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.

(gg)  Environmental. With respect to each item of Related Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (i) the related Obligor’s operations comply in all respects with all applicable Environmental Laws; (ii) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Materials of Environmental Concern into the environment; and (iii) the related Obligor does not have any material contingent liability in connection with any release of any Materials of Environmental Concern into the environment, in each case, except as otherwise specified in the Underlying Instruments pertaining to such Loan Asset. As of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral, none of the Borrower, the Transferor nor the Servicer has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Related Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(hh)  Anti-Terrorism; OFAC; Anti-Corruption.

(i)  None of the Borrower, any of its Affiliates, nor any Obligor, nor, to the knowledge of the Borrower, any Person acting on behalf of any of the foregoing is a Person that is, or is 50% or more owned by or otherwise controlled by one or more Persons that is, (x) the subject of any Sanctions or (y) domiciled, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk (the so-called Donetsk People’s Republic), Luhansk (the so-called Luhansk People’s Republic), Kherson and Zaporizhzhia regions of Ukraine).

(ii)  None of the Borrower nor any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii)  The Borrower or its Affiliates will maintain policies and procedures reasonably designed to ensure that no part of the proceeds of any Advance will be used or made available by the Borrower, any of its Affiliates, or any Person acting on their behalf (in each case, directly or indirectly including by an Obligor), (x) for any payments to any Governmental Official in order to obtain, retain, or direct business or obtain any improper advantage, (y) to fund or facilitate in violation of Sanctions any activities or business of, or with, or for any Person targeted by Sanctions or involving any country or territory, that, at the time of such funding, is targeted by comprehensive territorial Sanctions (including Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk (the so-called Donetsk People’s Republic), Luhansk (the so-called Luhansk People’s Republic), Kherson and Zaporizhzhia regions of Ukraine), or whose government is, targeted by Sanctions, (z) to fund or facilitate any money laundering or terrorist financing activities, or (aa) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person party to this Agreement.

(iv)  No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v)  The Borrower acknowledges by executing this Agreement that the Lenders (or the Administrative Agent on their behalf) have notified the Borrower that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Borrower or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Borrower (including the name and address of such Person) in accordance with the Patriot Act.

(vi)  The Borrower and each of its Subsidiaries and Affiliates are subject to policies and procedures reasonably designed to ensure compliance by themselves, their respective officers, directors, employees, and all Persons acting on their behalf with all Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions and with the related representations and warranties contained herein.

(ii)  [Reserved].

(jj)  [Reserved].

(kk)  Security Interest.

(i)  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)  the Collateral is comprised of “instruments,” “security entitlements,” “general intangibles,” “accounts,” “certificated securities,” “uncertificated securities,” “securities accounts,” “deposit accounts,” “supporting obligations” or “insurance” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(kk);

(iii)  with respect to Collateral that constitute “security entitlements”:

a. all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

b. the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

c. the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the

Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;

(iv)  all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v)  with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account without further consent of the Borrower;

(vi)  the Borrower owns and has good and marketable title to (or, with respect to assets securing any Loan Assets, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;

(vii)  the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii)  the Borrower has authorized the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest granted to the Collateral Agent, on behalf of the Secured Parties, under the Transaction Documents in the portion of the Collateral in which a security interest may be perfected by the filing of a UCC financing statement;

(ix)  other than Permitted Liens or otherwise as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) relating to the security interests granted to the Borrower under the Purchase and Sale Agreement or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Closing Date. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower;

(x)  all original executed underlying promissory notes that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xi)  other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in Section 11.11 may serve as such acknowledgement;

(xii)  none of the underlying promissory notes (if any) issued to the Borrower that constitute or evidence the Loan Assets has any marks or notations indicating that the Borrower’s interest therein has been pledged, assigned or otherwise conveyed to any Person other than to the Borrower and to the Collateral Agent, on behalf of the Secured Parties;

(xiii)  with respect to any Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xiv)  with respect to any Collateral that constitutes an “uncertificated security,” that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(ll)  [Reserved].

(mm)  Borrower LLC Agreement in Effect. The Borrower LLC Agreement remains in full force and effect and there exists no material breach of, material default under, or threatened material breach of, the Borrower LLC Agreement by the Borrower or the Transferor.

(nn)  Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.02  Representations and Warranties of the Borrower Relating to this Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loan Assets being pledged as of such Cut-Off Date), as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Valid Transfer and Security Interest. This Agreement constitutes a Grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of Collateral that is required to be delivered to the Collateral Agent hereunder, the filing of the financing statements referred to in Section 3.02(a)(ix), and the execution of the Control Agreement, shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Collateral and in that portion of the Loan Assets in which a security interest may be perfected by filing, subject only to Permitted Liens; provided that this Agreement will only create a security interest in those commercial tort claims, if any, and timber to be cut, if any, that are described in a notice delivered to the Collateral Agent as contemplated by Section 5.01(x). Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in the Controlled Accounts, except for the interest of the Borrower in such property as a debtor for purposes of the UCC.

(b)   Eligibility of Collateral. (i) The Loan Asset Schedule, and the information contained in each Notice of Borrowing, is an accurate and complete listing in all material respects of all the Loan Assets contained in the Collateral as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral is true and correct in all material respects and the amounts owing thereunder is true and correct in all respects (other than inadvertent de minimis miscalculations of accrued and unpaid interest) as of the related Cut-Off Date, (ii) based on the information in the Loan Asset Schedule delivered concurrently with such Borrowing Base Certificate or as most recently delivered prior to such calculation of Borrowing Base or Borrowing Base Deficiency, each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency satisfied the Eligibility Criteria as of the relevant Cut-Off Date, and (iii) with respect to each item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in order for the Borrower to validly grant a security interest in each item of Collateral to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect.

(c)   No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the Transferor or, to the best of the Borrower’s knowledge, on the part of the Obligor.

Section 4.03  Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)   Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and, except where failure to do so would not cause a Material Adverse Effect, authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)   Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses or approvals, except as would not reasonably be expected to have a Material Adverse Effect.

(c)   Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d)   Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)   No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not in any material respect (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s Constituent Documents or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any contractual obligation, other than this Agreement and Permitted Liens, or (iii) violate any Applicable Law.

(f)   No Proceedings. There is no litigation, proceeding or investigation pending or, to the actual knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)   All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained, other than where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(h)   Information Accurate. No written information, financial statements, statements or reports (other than projections, forward-looking information, general economic data, industry information or information relating to third parties), in each case furnished by or on behalf of the Servicer to any Secured Party contain any material misstatement of fact, or omit to state a material fact necessary to make the statements set forth therein (when taken as a whole and after giving effect to any updates thereto) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Servicer, does not contain any material misstatement of such a fact to the knowledge of the Servicer in light of the circumstances under which such statements were made), in each case as of dates delivered or otherwise expressly referenced therein; provided that solely with respect to information furnished by the Servicer or on its behalf which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Servicer; provided, further, that the Servicer makes no representation with respect to (i) any statements of opinion in any internal credit memo, (ii) any statements of fact in any internal credit memo that do not relate to the Loan Asset or the Collateral or (iii) any information furnished by an Obligor or any third party which is not an Affiliate of the Borrower, the Transferor or the Servicer. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared.

(i)   Servicing Standard. The Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Loan Assets.

(j)   Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral transferred or Granted hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein.

(k)   Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(l)   [Reserved].

(m)   Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of the Proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(n)   [Reserved].

(o)   ERISA. The present value of all benefits vested under each Servicer Pension Plan does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Servicer Pension Plan pursuant to Sections 412 and 430 of the Code. No Servicer ERISA Event has occurred or is reasonably expected to occur that, individually or in the aggregate, could result in a Material Adverse Effect.

(p)   Anti-Terrorism; OFAC; Anti-Corruption.

(i)   None of the Servicer, any of its Affiliates, nor any Obligor, nor, to the knowledge of the Servicer, any Person acting on behalf of any of the foregoing is a Person that is, or is owned or controlled by one or more Persons that is, (x) the subject of any Sanctions, or (y) domiciled, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk (the so-called Donetsk People’s Republic), Luhansk (the so-called Luhansk People’s Republic), Kherson and Zaporizhzhia regions of Ukraine).

(ii)   None of the Servicer nor any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii)   The Servicer or its Affiliates will maintain policies and procedures reasonably designed to ensure that no part of the proceeds of any Advance will be used, lent, contributed, or made available by the Servicer, any of its Affiliates, or any Person acting on their behalf (in each case, directly or indirectly including by an Obligor) (x) for any payments to any Governmental Official in order to obtain, retain, or direct business or obtain any improper advantage, (y) to fund or facilitate in violation of Sanctions any activities or business of, with, or for any Person targeted by Sanctions or involving any country or territory, that, at the time of such funding, is targeted by comprehensive territorial Sanctions (including Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk (the so-called Donetsk People’s Republic), Luhansk (the so-called Luhansk People’s Republic), Kherson and Zaporizhzhia regions of Ukraine), or whose government is targeted by Sanctions, (z) to fund or facilitate any money laundering or terrorist financing activities, or (aa) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person party to this Agreement.

(iv)   No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v)   The Servicer acknowledges by executing this Agreement that Lenders (or the Administrative Agent on their behalf) have notified the Servicer that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Servicer or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Servicer (including the name and address of such Person) in accordance with the Patriot Act.

(vi)   The Servicer and each of its Subsidiaries and Affiliates are subject to policies and procedures reasonably designed to ensure compliance by themselves, their respective officers, directors, employees, and all Persons acting on their behalf with all Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions and with the related representations and warranties contained herein.

(q)   [Reserved].

(r)   No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(s)   Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral.

(t)   Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower is disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

(u)   Servicer Default. No event has occurred and is continuing which constitutes a Servicer Default (other than any Servicer Default which has previously been disclosed to the Administrative Agent as such).

(v)   Broker/Dealer. The Servicer is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(w)   Compliance with Applicable Law. The Servicer has complied in all respects with all Applicable Law to which it may be subject, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.04   Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a)   Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b)   Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c)   No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d)   No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e)   All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f)   Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.05  Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:

(a)   Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b)   Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c)   No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d)   No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e)   All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f)   Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V

GENERAL COVENANTS

Section 5.01 Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)   Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation in all material respects. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Related Asset and the related assets in the Collateral; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing its obligations under the Transaction Documents to which it is a party; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)   Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one (1) Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person; (iv) file its own tax returns, if any, as may be required under Applicable Law, to the extent it is (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of the Transferor in consolidated financial statements; provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person (other than with respect to a Tax Blocker Subsidiary); (viii) pay its own liabilities only out of its own funds; (ix) maintain an arm’s-length relationship with its Affiliates and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction (except for capital contributions or capital distributions permitted under the terms and conditions of the Borrower’s organizational document and properly reflected on the books and records of the Borrower); (x) pay the salaries of its own employees, if any; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead for shared office space; (xiii) to the extent used, use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) not acquire the obligations or any securities of its Affiliates; and (xviii) not divide or permit any division of the Borrower.

(c)   Preservation of Company Existence. The Borrower will preserve and maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly (but in no event later than ten (10) Business Days) obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d)   Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale Agreement and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(e)   Deposit of Collections. The Borrower shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(f)   Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent and the Lenders the purchase price for each Loan Asset proposed to be acquired by the Borrower.

(g)   Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent and the Lenders within two (2) Business Days of the occurrence of any payment default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset.

(h)   Required Loan Documents. The Borrower shall deliver to the Collateral Custodian an electronic copy of the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset not later than five (5) Business Days after the Cut-Off Date pertaining to such Loan Asset; provided that any financing statement or other document required to be file stamped by a Governmental Authority shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Cut-Off Date).

(i)   Taxes. The Borrower will file or cause to be filed its U.S. federal income and other material tax returns, if any, and pay any and all U.S. federal income and other material Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m) and for those Taxes contested in good faith by appropriate proceedings and in respect of which it establishes proper reserves on its books in accordance with GAAP).

(j)   Notice of Event of Default. The Borrower shall notify the Administrative Agent and each Lender of the occurrence of any Event of Default under this Agreement promptly upon, and in any event within three (3) Business Days of a Responsible Officer of the Borrower having knowledge or receiving notice. In addition, no later than three (3) Business Days following a Responsible Officer of the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent and each Lender a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(k)   Notice of Material Events. The Borrower shall promptly notify the Administrative Agent and each Lender of any event or other circumstance (excluding matters of a general economic, financial or political nature to the extent that they would not reasonably be expected to have a disproportionate effect on the Borrower) that is reasonably likely to have a Material Adverse Effect (but in no event later than two (2) Business Days thereof).

(l)   [Reserved].

(m)   Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent and each Lender after the receipt of any auditors’ management letters received by the Borrower or by its accountants (but in no event later than five (5) Business Days after receipt).

(n)   Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify (but in no event later than five (5) Business Days) the Administrative Agent and each Lender if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(o)   Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly (but in no event later than five (5) Business Days after receipt or discovery) send to the Administrative Agent, each Lender and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach.

(p)   Notice of Proceedings. The Borrower shall notify the Administrative Agent and each Lender within five (5) Business Days after the Borrower receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral, or the Borrower, the Servicer, the Transferor or the Transferor.

(q)   Notice of ERISA Events. The Borrower shall promptly notify (but in no event later than two (2) Business Days after such occurrence) the Administrative Agent and each Lender (i) in the event that a Lien is imposed on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan or (ii) in the event any ERISA Event occurs that could reasonably be expected to result in a Material Adverse Effect.

(r)   Notice of Benefit Plan Investor Status or Prohibited Transaction. The Borrower shall promptly (but in no event later than two (2) Business Days after such event) notify the Administrative Agent and each Lender in the event the Borrower becomes a Benefit Plan Investor, in the event the Borrower becomes subject to state statutes regulating investments of or fiduciary obligations with respect to such governmental plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code or in the event the Borrower has knowledge that this Agreement or any other action or transaction in connection with this Agreement or any other Transaction Document will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law.

(s)   Notice of Accounting Changes. Within five (5) Business Days after the Borrower becoming aware of such changes, the Borrower will provide to the Administrative Agent and, upon request, each Lender notice of any material change in the accounting policies of the Borrower.

(t)  Additional Documents. The Borrower shall provide the Administrative Agent and each Lender with (i) copies of such documents as the Administrative Agent or any Lender may reasonably request evidencing the truthfulness of the representations set forth in this Agreement and available to the Borrower without undue burden or expense other than such documents which may not be disclosed without violation of any Applicable Law or contractually binding confidentiality restrictions (except that it agrees to use all reasonable efforts to cause such confidentiality restrictions to be removed, it being understood that the requesting party may be required to sign a confidentiality or non-reliance agreement or other similar agreement as a condition to any such disclosure), or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Money Laundering Laws.

(u)   Protection of Security Interest. With respect to the Collateral acquired by the Borrower, the Borrower will (i) (at the expense of the Borrower) take all action necessary to perfect and protect the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) (at the expense of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral being Granted hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and authorizing the filing of continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), (iii) permit the Administrative Agent, any Lender or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters; provided that not more than one such inspection shall be permitted during any calendar year unless an Event of Default shall have occurred and be continuing, and (iv) take all additional actions that the Administrative Agent, any Lender or the Collateral Agent may reasonably request to perfect and protect the respective first priority perfected security interests (subject to Permitted Liens) of the parties to this Agreement in the Collateral, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(v)   Liens. The Borrower will promptly (but in no event later than five (5) Business Days thereof) notify the Administrative Agent and the Lenders of the existence of any Lien on the Collateral (other than Permitted Liens) and the Borrower shall use commercially reasonable efforts to defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties (other than with respect to Permitted Liens).

(w)   Other Documents. At any time and from time to time upon prior written request of the Administrative Agent or any Lender, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents (to the extent reasonably available to or reasonably obtainable by the Borrower) and take such further actions as the Administrative Agent or any Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest in the Collateral (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(x)   Compliance with Law. The Borrower shall at all times comply with all Applicable Law applicable to Borrower or any of its assets, and the Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business, except, in each case, to the extent the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(y)   Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.

(z)   Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(aa)   Payment of Taxes. The Borrower shall pay and discharge all U.S. federal income and other material Taxes, levies, liens and other charges on it or its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(bb)   Tax Treatment. The Borrower, the Transferor and the Lenders shall treat the Advances advanced hereunder (other than the I/O ~~Loan~~Loans) as indebtedness of the Borrower for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.

(cc)   Maintenance of Records. The Borrower will maintain records with respect to the Collateral and the conduct and operation of its business and will furnish the Administrative Agent and each Lender, upon the reasonable request by the Administrative Agent, information with respect to the Collateral and the conduct and operation of its business.

(dd)   Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney, in the form attached hereto as Exhibit O, to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, solely after the occurrence and during the continuance of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(ee)   Officer’s Certificate. If a Stated Maturity Extension has occurred, then within 180 days prior to the five (5) year anniversary of the date of this Agreement (and each five (5) year anniversary thereafter), the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Lenders and the Administrative Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Collateral based on any tax or judgment lien.

(ff)   Continuation Statements. The Borrower shall, not earlier than six (6) months and not later than the fifth (5th) anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i)   authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii)   deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lenders an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(gg)   Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b)(ii), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(hh)   Notices; Material Information, etc. The Borrower shall, within five (5) Business Days after it obtains knowledge of filing, provide to the Administrative Agent written notification of the filing of any litigation against the Borrower or the Transferor which, if a judgment were to be obtained by the plaintiff, would result in the occurrence of an Event of Default or otherwise cause a Material Adverse Effect.

(ii)   Other Reporting. The Borrower shall provide the Administrative Agent and each Lender, simultaneously with delivery to the Transferor, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by the Borrower and furnished to the Transferor, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under any the Borrower LLC Agreement, and any notice relating in any way to the misconduct of the Borrower or the Servicer. In respect of the foregoing, the Borrower shall disseminate such information to the Administrative Agent and each Lender either through mailings, email delivery or by posting such information on its website and giving the Administrative Agent and each Lender access thereto.

(jj)   Other Information. The Borrower shall deliver, (i) promptly following the Administrative Agent’s request, in any event within five (5) Business Days of such request, such other information, financial or otherwise, available to or reasonably obtainable by the Borrower with respect to the Borrower and the Collateral, as the Administrative Agent may reasonably request from time to time, so long as such information is within the Borrower’s possession and subject in all cases to any applicable confidentiality requirement under law or contract and (ii) promptly following any change (but in no event later than three (3) Business Days after such change) in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 5.02  Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)   Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions, and may receive securities in connection with any workout, restructuring or bankruptcy; (v) fail to pay its debts and liabilities from its assets when due; (vi) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Borrower’s business other than such activities as are expressly permitted pursuant to this Agreement; (vii) create, form or otherwise acquire any Subsidiaries (other than Tax Blocker Subsidiaries); or (viii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b)   Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all managers (including the consent of the Independent Manager(s)) is required for the Borrower to (i) file any insolvency, or reorganization case or proceeding, (ii) institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, (iii) institute proceedings under any applicable insolvency law, (iv) seek any relief under any law relating to relief from debts or the protection of debtors, (v) consent to the filing or institution of bankruptcy or insolvency proceedings against the Borrower, (vi) file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy or insolvency, (vii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Borrower, or a substantial part of its property, (viii) make any assignment for the benefit of its creditors, (ix) admit in writing its inability to pay its debts generally as they become due, or (x) take any action in furtherance of any of the foregoing.

(c)   Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral other than sales and transfers thereof that are expressly permitted pursuant to this Agreement.

(d)   Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e)   Liens. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f)   Organizational Documents. The Borrower shall not amend, modify or terminate any of the Constituent Documents of the Borrower except in accordance therewith and after giving notice thereof to the Administrative Agent, whose prior written consent shall be required for any such amendment, modification or termination that is materially adverse to the Lenders.

(g)   Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h)   Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the origination and/or purchase by the Borrower, on a “true sale” basis, of Collateral, (ii) to pay fees and expenses in connection with the transactions contemplated under this Agreement and the other Transaction Documents, (iii) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Delayed Draw Loan Assets and Revolving Loans included in the Collateral or (iv) to distribute such proceeds to the Transferor. The Borrower will not knowingly purchase any Loan Asset from any Affiliate of Morgan Stanley Bank, N.A. with the proceeds of any Advance made by Morgan Stanley Bank, N.A. in its capacity as a Lender.

(i)   Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral (other than Excluded Amounts).

(j)   Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U.S. federal income tax purposes.

(k)   Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.04(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).

(l)   Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent. The Borrower shall not purchase or otherwise acquire any

Collateral from the Servicer, the Transferor or an Affiliate of the Borrower, the Servicer or the Transferor, except pursuant to the Purchase and Sale Agreement.

(m)   Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as the Facility Maturity Date has not been declared or automatically occurred and no Event of Default or (solely in the case of clause (i) or (iii) below) Unmatured Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and make Restricted Junior Payments to the holders of its membership interests (i) from amounts available pursuant to each of the last clauses of Sections 2.04(a), 2.04(b) and 2.04(c), (ii) in respect of a Permitted RIC Distribution expressly allowed by Sections 2.04(a) or 2.04(c), (iii) from the proceeds of Advances in accordance with Section 5.02(h), (iv) during the Revolving Period, from the proceeds of any Advance, or amounts on deposit in the Principal Collection Subaccount, provided that, both before and after giving effect thereto, no Unmatured Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom and (v) of amounts on deposit in the Interest Collection Subaccount, provided that both before and after giving effect thereto, (A) no Unmatured Event of Default or Borrowing Base Deficiency shall have occurred and be continuing and (B) the amount remaining on deposit in the Interest Collection Subaccount, together with amounts reasonably expected to be received on the Loan Assets prior to the next prior to the next Determination Date, will be sufficient to pay all amounts required to be paid on the related Payment Date pursuant to clauses (i)-(vi) of Section 2.04(a).

(n)   ERISA Matters. The Borrower will not (i) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could reasonably be expected to result in an ERISA Event that, individually or in the aggregate, could result in a Material Adverse Effect, or (ii) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could result in the imposition of a Lien on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan. The Borrower will not become a Benefit Plan Investor.

(o)   Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(p)   Change of Jurisdiction, Location, Names or Location of Loan Files. The Borrower shall not change the jurisdiction of its formation, make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. The Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Files from the location thereof on the Closing Date, unless the Administrative Agent shall consent to such move in writing.

(q)   Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

(r)   Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.01(hh) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.02.

Section 5.03  Affirmative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a)   Compliance with Law. The Servicer shall comply in all respects with all Applicable Law to which it may be subject, including those with respect to servicing the Collateral or any part thereof, except as would not reasonably be expected to have a Material Adverse Effect.

(b)   Preservation of Company Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)   Obligations and Compliance with Collateral. The Servicer will duly fulfill and comply in all material respects with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with its undertaking as the Servicer or in its capacity as the Transferor under the Purchase and Sale Agreement.

(d)   Keeping of Records and Books of Account.

(i)   The Servicer will maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii)   Subject to Section 6.11, the Servicer shall permit the Administrative Agent, each Lender or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters (provided that not more than one such inspection shall be permitted during any calendar year unless an Event of Default shall have occurred, and such visit shall be consolidated with any visit, inspection or audit under Section 6.11 or Section 11.10).

(iii)   The Servicer will on or prior to the Closing Date, mark its internal records to reflect the ownership of the Collateral by the Borrower.

(e)   Preservation of Security Interest. The Servicer (at the Borrower’s expense) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing.

(f)   Events of Default. The Servicer will provide the Administrative Agent and each Lender (with a copy to the Collateral Agent) with prompt written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which the Servicer has knowledge or has received notice. In addition, no later than three (3) Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Collateral Agent, the Administrative Agent and each Lender a written statement of a Responsible Officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(g)   [Reserved].

(h)   Other. The Servicer will promptly (but in no event later than five (5) Business Days after such request) furnish to the Collateral Agent, the Administrative Agent and each Lender, to the extent available or reasonably obtainable by the Servicer and subject to any applicable confidentiality requirements under law or contract, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent, any Lender or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Lenders, the Collateral Agent or Secured Parties under or as contemplated by this Agreement.

(i)   Proceedings Related to the Borrower, the Transferor and the Servicer. The Servicer shall notify the Administrative Agent and each Lender as soon as possible and in any event within five (5) Business Days after the Servicer receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Transferor or the Servicer (or any of their Affiliates that are in the business of originating, acquiring or servicing assets similar to Loan Assets) or the Transaction Documents. For purposes of this Section 5.03(i), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Borrower in excess of $1,000,000 shall be deemed to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor in excess of $20,000,000 shall be deemed to be expected to have such a Material Adverse Effect.

(j)   Deposit of Collections. The Servicer shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(k)   Special Purpose Entity Requirements. At the Borrower’s expense, the Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and 5.01(b) and 5.02(a) and 5.02(b); provided that, for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with subsection 5.01(b)(xvi) or subsection 5.02(a)(v).

(l)   Accounting Changes. As soon as possible and in any event within two (2) Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent and the Lenders notice of any change in the accounting policies of the Servicer.

(m)   Proceedings Related to the Collateral. The Servicer shall notify the Administrative Agent and each Lender as soon as possible and in any event within three (3) Business Days after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral. For purposes of this Section 5.03(m), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral or the Collateral Agent’s or the Secured Parties’ interest in the Collateral in excess of $5,000,000 or more shall be deemed to be expected to have such a Material Adverse Effect.

(n)   Compliance with Legal Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Servicer, issued in connection with the Transaction

Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets; provided that this clause (n) shall not be construed to require the Servicer to make any capital contributions to the Borrower for purposes of maintaining the solvency of the Borrower.

(o)  Instructions to Agents and Obligors. Subject to Section 6.04(d), the Servicer shall direct, or shall cause the Transferor to direct, any agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account. The Servicer shall take steps consistent with the Servicing Standard to ensure, and shall cause the Transferor to take commercially reasonable steps to ensure, that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(p)  Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(q)  Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Servicer confirms and agrees that the Servicer will, upon receipt of notice or discovery thereof, promptly (but in no event later than five (5) Business Days after such receipt or discovery) send to the Administrative Agent, each Lender and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant in any material respect under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.

(r)  Audits. Periodically after the Closing Date, at the discretion of the Administrative Agent and each Lender, the Servicer shall allow the Administrative Agent and each Lender (during normal office hours and upon advance notice which, other than during the continuance of an Event of Default, shall not be less than five (5) Business Days’ advance notice) to review the Servicer’s collection and administration of the Collateral in order to assess compliance by the Servicer with the Servicing Standard, as well as with the Transaction Documents, and to conduct an audit of the Collateral and Required Loan Documents in conjunction with such a review (provided that the Administrative Agent and the Lenders collectively may not perform more than one (1) such audit annually, and the Servicer shall not be liable for the costs and expenses of more than one (1) such audit, in any calendar year unless an Event of Default has occurred hereunder, and such audit shall be consolidated with any visit, or audit under Section 6.11 or Section 11.10).

(s)  Notice of Breaches of Representations and Warranties under this Agreement. The Servicer shall promptly (but in no event later than five (5) Business Days thereof) notify the Administrative Agent and the Lenders if any representation or warranty set forth in Section 4.03 was incorrect in any material respect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(t)   Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Underlying Instruments) including, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties; provided that, unless the Borrower is the sole lender under such Underlying Instruments, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

(u)   Disregarded Entity. The Servicer shall cause the Borrower to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b)(ii) and shall cause that neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(v)   Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.03(p) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.03.

(w)   Value Adjustment Event. The Servicer will provide the Administrative Agent and each Lender (with a copy to the Collateral Agent) with immediate written notice of the occurrence of any Value Adjustment Event with respect to any Eligible Loan Asset of which the Servicer has knowledge or has received notice.

Section 5.04  Negative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a)   Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i)   the Servicer has delivered to the Administrative Agent and each Lender an Officer’s Certificate each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

(ii)   the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender;

(iii)   after giving effect thereto, no Event of Default or Servicer Default or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Default shall exist; and

(iv)   the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer.

(b)   Change of Name or Location of Loan Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Collateral from the address set forth under its name on the signature pages hereto, or change the jurisdiction of its formation, unless the Servicer has provided prior written notice to the Administrative Agent, or (y) move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date (or relevant date of delivery), unless the Servicer has provided prior written notice to the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.

(c)   Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(d)   Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).

(e)   Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

Section 5.05  Affirmative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date:

(a)   Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b)   Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Negative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.

Section 5.07 Affirmative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a)  Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b)  Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)  Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at its address located at its address notified to the Administrative Agent and the Servicer from time to time, unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

Section 5.08 Negative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a)  Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b)  No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01 Appointment and Designation of the Servicer.

(a)  Initial Servicer. The Borrower hereby appoints Goldman Sachs Private Credit Corp., pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. Goldman Sachs Private Credit Corp. hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b)  Certain actions upon Servicer Default or Event of Default. Without limiting, and in addition to, any applicable right or remedy set forth in Article VII, if a Servicer Default or Event of Default shall occur and be continuing, at the election of the Administrative Agent (individually or as directed by the Required Lenders) by written notice to the Borrower and the Servicer, the Borrower agrees that: (i) the Borrower shall not permit the Servicer to take any action: (x) to consent to modifications to Loan Assets, (y) to consent to any acquisition or disposition of Loan Assets under the Transaction Documents or (z) that would affect the Borrower, the Collateral or the Transaction Documents (each, a “Specified Transaction”), (ii) the Borrower shall cause the Servicer to obtain the prior written consent of the Administrative Agent (given in the Administrative Agent’s sole discretion) prior to directing the Borrower to enter into any Specified Transaction and (iii) the Borrower shall cause the Servicer to seek to sell, in each case at the direction of the Administrative Agent, the Loan Assets for fair value on commercially reasonable terms and conditions. The Borrower shall pay the reasonable and documented out-of-pocket costs and expenses of any agents and advisers retained by the Administrative Agent in connection with the exercise of the foregoing rights; provided, however, that the Borrower’s obligations to reimburse any such costs and expenses in respect of any period during which a Servicer Default shall have occurred and be continuing shall not exceed an amount equal to 2.00% per annum of the average daily value of the aggregate Adjusted Borrowing Value of the Eligible Loan Assets during such period. The Servicer hereby agrees to work in good faith with any such agents and advisors.

In addition, upon the occurrence and continuance of a Servicer Default or an Event of Default, the Borrower shall cause the Servicer to, if so requested by the Administrative Agent in writing, acting individually or at the direction of the Required Lenders, deliver as directed by the Administrative Agent copies of its Records within five Business Days after demand therefor and an electronic transmission containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with managing the Loan Assets.

(c)  Appointment of Replacement Servicer. Upon any resignation of the Servicer, the Administrative Agent may, with the consent of the Borrower, appoint a replacement servicer (the “Replacement Servicer”), which appointment shall take effect upon the

Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent and the Borrower in their reasonable discretion. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer becomes the successor to the Servicer.

(d)  Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.

(e)  Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement as to the Servicer and shall pass to and be vested in the Borrower and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral.

(f)  Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Default.

(g)  Waiver. The Borrower acknowledges that, upon the occurrence and continuance of a Servicer Default or Event of Default, the Administrative Agent or any of its Affiliates may exercise the rights provided for in Section 6.01(b), and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates (or any agents appointed by the Administrative Agent or its Affiliates) in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

Section 6.02 Duties of the Servicer.

(a)  Duties. Subject to Section 6.01(b), the Servicer shall take or cause to be taken all such actions as may be reasonably necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Subject to the terms of this Agreement (including, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i)  supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii)  maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request;

(iii)  maintaining and implementing administrative and operating procedures (including, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information necessary or advisable for the collection of the Collateral;

(iv)  promptly delivering to the Administrative Agent, each Lender, the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, Collateral Custodian or the Collateral Agent may from time to time request;

(v)  identifying each Loan Asset in its internal servicing records to reflect the ownership of such Loan Asset by the Borrower;

(vi)  maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(vii)  maintaining the Loan File with respect to Loan Assets included as part of the Collateral;

(viii)  directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;

(ix)  directing the sale or substitution of Collateral in accordance with Section 2.07;

(x)  providing advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;

(xi)  instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(xii)  delivering the Loan Files and a Loan Asset Schedule to the Collateral Custodian;

(xiii)  preparing and delivering to the Borrower, the Collateral Agent and the Administrative Agent on each Measurement Date a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of such Measurement Date; and

(xiv)  complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor or the Servicer acts as lead agent with respect to any Loan Asset, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Underlying Instruments has the right to do so.

(b)  Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Servicer (unless replaced by a Replacement Servicer), the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder, unless one of them becomes a Replacement Servicer hereunder.

(c)  Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due, provided such obligation is not on non-accrual) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.03  Authorization of the Servicer.

(a)   Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all steps consistent with the Servicing Standard in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral by the Transferor to the Borrower under the Purchase and Sale Agreement and, thereafter, the Grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral. The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b)   After the declaration of the Facility Maturity Date pursuant to clause (c) of the definition thereof, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, after giving the Borrower three (3) Business Days’ prior notice thereof, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 6.04  Collection of Payments; Accounts.

(a)   Collection Efforts, Modification of Collateral.

(i)   The Servicer will collect, or cause to be taken all such actions as may be reasonably necessary or advisable to collect, all payments called for under the terms and provisions of the Loan Assets included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.

(ii)   In the performance of its obligations hereunder, the Borrower (or the Servicer on its behalf) may enter into any amendment or waiver of or supplement to any Underlying Instrument, all in accordance with the Servicing Standard.

(b)   Acceleration. The Servicer shall be entitled at its discretion, in accordance with the Servicing Standard, to accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset in the event that such Loan Asset becomes defaulted.

(c)   Taxes and other Amounts. The Servicer will use efforts consistent with the Servicing Standard to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Underlying Instruments and remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(d)   Payments to Collection Account. On or before the applicable Cut-Off Date, the Servicer shall have instructed all Obligors and/or the related administrative agent under the applicable Loan Asset with respect to any Obligor, as applicable, to make all payments in respect of the Collateral directly to the Collection Account; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.

(e)   Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower and the Servicer shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that, after the delivery of a Notice of Exclusive Control and until such Notice of Exclusive Control has been rescinded, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). The Administrative Agent shall not, and shall not direct the Collateral Agent to, provide a Notice of Exclusive Control prior to the occurrence of an Event of Default and the Administrative Agent shall, or shall direct the Collateral Agent to, promptly rescind the Notice of Exclusive Control upon an Event of Default ceasing to exist. Except as provided in the next succeeding sentence, each of the parties hereto hereby agrees to cause the securities intermediary that holds any property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) such property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) regardless of any provision in any other agreement, for purposes of the UCC and, to the extent a securities account, for purposes of the Hague

Convention on the law applicable to certain rights in respect of securities held with an intermediary (the “Hague Convention”), with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC), the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC), and the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) and New York shall govern the issues specified in Article 2(1) of the Hague Convention. Each of the parties hereto hereby further agrees to cause the securities intermediary that holds any money or cash that such money or cash shall be credited to a Controlled Account that is a deposit account. All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.

(f)   Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the Grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan Asset Granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.

(g)   Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.05  Realization Upon Loan Assets. The Servicer may, in its discretion and consistent with the Servicing Standard, foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Related Collateral relating to a Defaulted Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer will comply with the Servicing Standard and (except as would not reasonably be expected to have a Material Adverse Effect) Applicable Law in realizing upon such Related Collateral, and employ practices and procedures consistent with the Servicing Standard to enforce all obligations of Obligors foreclosing upon, repossessing and causing the sale of such Related Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may cause the sale of any such Related Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair value thereof as determined by the Servicer in accordance with the Servicing Standard. In any case in which any such Related Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Related Collateral in a manner inconsistent with the Servicing Standard. The Servicer will remit, or cause to be remitted, to the Collection Account the Recoveries received in connection with the sale or disposition of Related Collateral relating to a Defaulted Loan.

Section 6.06  Servicer Compensation. Subject to Section 6.01(b), as compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fee and reimbursed its reasonable out-of-pocket expenses as provided in Section 2.04.

Section 6.07  Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, taxes (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.11) imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts. The Servicer may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04.

Section 6.08  Reports to the Administrative Agent; Account Statements; Servicer Information.

(a)   Borrowing Base Certificate. On each Measurement Date, the Borrower (or the Servicer on its behalf) will provide a Borrowing Base Certificate, updated as of such date, to the Administrative Agent and each Lender (with a copy to the Collateral Agent). On each date that the Assigned Value of an Eligible Loan Asset is changed, the Borrower (or the Servicer on its behalf) will deliver an adjusted Borrowing Base Certificate to the Administrative Agent and each Lender.

(b)   Servicing Report. On each Reporting Date, the Servicer will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent, a monthly statement including (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) a calculation of each Collateral Quality Test, (iv) a list of Loan Assets acquired, sold, substituted or released and (v) if such Reporting Date occurs in a calendar month in which a Payment Date occurs, (A) confirmation of whether the Portfolio ICR Test is satisfied and a calculation of the Portfolio Interest Coverage Ratio as of the related Determination Date, and (B) amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such monthly statement, a “Servicing

Report”), with respect to the last calendar day of the previous calendar month in the case of clauses (i) through (iii) and with respect to the last calendar month in the case of clause (iv), signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit H. Each Servicing Report shall constitute instructions by the Servicer (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified herein.

(c)   Servicer’s Certificate. Together with each Servicing Report, the Servicer shall submit to the Administrative Agent, each Lender and the Collateral Agent a certificate substantially in the form of Exhibit I (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that such Responsible Officer does not have knowledge of any Event of Default, Servicer Default or Unmatured Event of Default having occurred.

(d)   Financial Statements. The Servicer will submit to the Administrative Agent, each Lender and the Collateral Agent, (i) within sixty (60) days after the end of each of its first three (3) fiscal quarters of each fiscal year of the Servicer or the Transferor, as applicable, commencing with the fiscal quarter ending September 30, 2024, consolidated unaudited financial statements of the Servicer and the Transferor for the most recent fiscal quarter, and (ii) within one hundred twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2024, consolidated audited financial statements of the Servicer and the Transferor audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; provided, that the financial statements required to be delivered pursuant to this clause (d) which are made available via EDGAR, or any successor system of the U.S. Securities Exchange Commission, in the Servicer’s quarterly report on Form 10-Q, shall be deemed delivered on the date such documents are made so available.

(e)   Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will deliver to the Administrative Agent (for delivery to each Lender), with respect to each Obligor (subject to confidentiality restrictions), (i) to the extent received by the Borrower and/or the Servicer pursuant to the Underlying Instruments with respect to each Loan Asset, the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan Asset for such Obligor) provided to the Borrower and/or the Servicer quarterly by such Obligor, which delivery shall be made within ten (10) Business Days after the Servicer’s or the Borrower’s receipt thereof (which financial reporting package shall include, at minimum, sufficient details to determine Cash Interest Coverage Ratio, Senior Leverage Ratio, Total Leverage Ratio, EBITDA, Recurring Revenue and Debt-to-Recurring Revenue Ratio, as applicable, for such Obligor), (ii) to the extent received by the Borrower and/or the Servicer pursuant to the Underlying Instruments with respect to each Loan Asset, the annual budget (along with subsequent changes thereto) with respect to such Obligor and provided to the Borrower and/or the Servicer by such Obligor, which delivery shall be made within six (6) Business Days after receipt by the Borrower and/or the Servicer as specified in the related Underlying Instruments and (iii) upon request of the Administrative Agent or the Required Lenders on not more than a quarterly basis, the status of each Loan Asset, including an assessment of the related Obligor and information known to the Servicer that may be material to their future financial performance. The Administrative Agent and each Lender acknowledges that it may be required to enter into a non-reliance letter, confidentiality agreement or similar agreement required by a proposed appraiser to allow the Administrative Agent or such Lender to review any written valuation report. Notwithstanding anything to the contrary contained herein, there shall be no requirement to disclose any portion of any report submitted by an Approved Valuation Firm without such a non-reliance letter if such non-reliance letter is required by such Approved Valuation Firm as a condition to such disclosure.

(f)  Amendments to Loan Assets. The Servicer will deliver to the Administrative Agent, the Lenders and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within five (5) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(g)  Electronic Format. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(h) and this Article VI shall be delivered to such Secured Party in an electronic format acceptable to the Administrative Agent.

(h)  Obligor Reports. The Servicer shall furnish to the Administrative Agent within ten (10) Business Days of the completion of the Servicer’s portfolio review of such Obligor (which, for any individual Obligor, shall occur no less frequently than quarterly), the internal monitoring report prepared by the Servicer with respect to each Obligor (subject to confidentiality restrictions). The Servicer shall not be obligated hereunder to deliver such Obligor reports to the Administrative Agent more than once per calendar month. Upon demand by the Administrative Agent, the Servicer will provide such other information as the Administrative Agent may reasonably request with respect to any Loan Asset or Obligor (to the extent reasonably available to the Servicer and subject to confidentiality restrictions).

Section 6.09 Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, each Lender and the Collateral Agent within one hundred and twenty (120) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2024, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations (or if such obligation is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such obligation shall be performed in all respects) under this Agreement throughout such year, except as otherwise noted in such report, and no Servicer Default has occurred and is continuing.

Section 6.10 Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a nationally recognized auditing firm (who may also render other services to the Servicer) to furnish on an annual basis to the Administrative Agent, each Lender and the

Collateral Agent within ninety (90) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2024, a report covering such fiscal year to the effect that such auditors have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such auditors that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such auditors shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 6.11 Procedural Review of Loan Assets; Access to Servicer and Servicer’s Records.

(a)  Each of the Borrower and the Servicer shall permit both (i) the Administrative Agent (who may be accompanied by any Lender (at its sole discretion)) and (ii) the representatives of the Administrative Agent, each at any time and from time to time as the Administrative Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Loan Assets and (B) to visit its properties in connection with the collection, processing or servicing of the Loan Assets for the purpose of examining such records, and to discuss matters relating to the Loan Assets or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters; provided that the Borrower or the Servicer, as applicable, shall be provided a reasonable opportunity to be present at such auditor meeting. Each of the Borrower and the Servicer agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing, such visits and inspections shall occur only (x) one (1) time in each calendar year. (y) upon five (5) Business Days’ prior written notice and (y) during normal business hours. During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections but notice will be required before any inspection.

(b)  The Borrower and the Servicer, as applicable, shall provide to the Administrative Agent access to the Loan Assets and all other documents regarding the Loan Assets included as part of the Collateral in its possession, in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) one (1) time in each calendar year, (ii) upon five (5) Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing) and (iii) during normal business hours. During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection. From and after the Closing Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower’s and the Servicer’s collection and administration of the Loan Assets in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as this Agreement and may conduct an audit of the Loan Assets and Records in conjunction with such review.

(c)  The Servicer shall bear the costs and expenses of all audits and inspections permitted by this Section 6.11, (at an annual cost not to exceed $100,000 unless an Event of Default, Unmatured Event of Default or Servicer Default has occurred and is continuing). Neither the Servicer nor the Borrower shall, unless an Event of Default, Unmatured Event of Default or Servicer Default has occurred and is continuing, be required to pay a combined total amount of more than $100,000 in any twelve-month period.

Section 6.12 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

Section 6.13 Required Sale Assets. Notwithstanding anything else in this Agreement to the contrary, the Servicer shall divest the Borrower of all Required Sale Assets within two (2) Business Days of the acquisition thereof. For the avoidance of doubt, the Borrower’s divestment of the Required Sale Assets shall not be subject to the terms of Section 2.07 or included in determining the Borrower’s compliance with the requirements therein in connection with the sale of any other Loan Asset.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)  a default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower, the Servicer or the Transferor, including any Yield, any Unused Fee or any other fee and in the case of clause (ii) such failure to pay is not cured within three (3) Business Days after the same becomes due; or

(b)  any failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding, and all Yield and all Fees accrued and unpaid thereon together with all other Obligations; or

(c)  the failure on any Payment Date to disburse amounts in the Collection Account in accordance with Section 2.04 and such failure to pay is not cured within two (2) Business Days after the same becomes due, unless such failure to pay is due to administrative error or omission by the Collateral Agent, in which case such failure to pay is not cured within three (3) Business Days after the Collateral Agent receives written notice thereof or has knowledge of such administrative error or omission; or

(d)  (i) any of the Borrower or the Transferor shall, (x) with respect to the Borrower, fail to pay any principal of, or premium or interest on, any Indebtedness for borrowed money (other than the Obligations) in excess of $500,000 and shall continue after the applicable grace period, and (y) with respect to the Transferor, fail to pay any principal of, or premium or interest on, any Indebtedness for borrowed money (other than the Obligations) in excess of $20,000,000 when the same becomes due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other default by any of the Borrower or the Transferor under any agreement, contract, document or instrument relating to any such Indebtedness for borrowed money (other than the Obligations) (which shall be in excess of $500,000 in the case of the Borrower; and $20,000,000 in the case of the Transferor) or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate the maturity of such Indebtedness; or (iii) any such Indebtedness for borrowed money (other than the Obligations) which, in the case of the Borrower shall be in excess of $500,000 and in the case of the Transferor shall be in excess of $20,000,000 is in fact declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or

(e)  except as otherwise provided in this definition of “Event of Default,” a default (i) by the Borrower to observe or perform the covenants set forth in Section 5.01(j), Section 5.01(p), Section 5.01(v), Section 5.02(a), Section 5.02(b), Section 5.02(c), Section 5.02(d), Section 5.02(e) or Section 5.02(g), as to which no additional grace periods shall apply, or (ii) by the Borrower or by the Transferor in the performance, or breach, of any other covenant or other agreement of the Borrower or the Transferor in the Transaction Documents to which it is a party (it being understood, without limiting the generality of the foregoing, that the failure to satisfy any Collateral Quality Test or the Portfolio ICR Test is not, in and of itself, an Event of Default and the existence of a Borrowing Base Deficiency is not, in and of itself, an Event of Default except to the extent provided in clause (k) immediately below) and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge or notice thereof; or

(f)  the occurrence of a Bankruptcy Event relating to the Borrower or the Transferor; or

(g)  the occurrence of a Servicer Default; or

(h)  (i) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of (x) $500,000 against the Borrower or (y) $20,000,000 against the Transferor, and the Borrower or the Transferor, as applicable, shall not have within sixty (60) days either (A) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or the Transferor to enforce any such judgment; or

(i)  the failure of the Borrower to qualify as a bankruptcy remote entity based upon customary criteria or the failure to satisfy Section 5.01(d) or Section 5.03(n) such that reputable counsel could no longer render a customary substantive non-consolidation opinion with respect thereto; or

(j)  (1) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor, or the Servicer,

(2)  the Borrower, the Transferor or the Servicer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or

(3)  any security interest in any Collateral securing any Obligation shall, in whole or in part, cease to be a first priority perfected security interest except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(k)  a Borrowing Base Deficiency exists and has not been remedied in accordance with Section 2.06 within the time period set forth therein; provided that, during the period of time that such event remains unremedied, any payments required to be made by the Servicer on a Payment Date shall be made under Section 2.04(e); or

(l)  the Borrower shall become required to register as an “investment company” in accordance with the 1940 Act or the arrangements contemplated by the Transaction Documents shall become required to register as an “investment company” in accordance with the 1940 Act; or

(m)  the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor other than (i) a Lien for Taxes not yet due or (ii) as to which the Borrower or the Transferor, as applicable, is actively contesting the validity of the underlying claim in good faith or (iii) that that could not reasonably be expected to result in a Material Adverse Effect, or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor; or

(n)   (i) the occurrence of an ERISA Event or a Servicer ERISA Event that could, individually or in the aggregate, result in a Material Adverse Effect or (ii) the Borrower becomes a Benefit Plan Investor; or

(o)   any Change of Control shall occur; or

(p)   any representation, warranty or certification made by the Borrower, the Transferor or the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or if such representation, warranty or certification is already qualified by the words “material,” “materially” or “Material Adverse Effect,” then such representation, warranty or certification shall have been incorrect in any respect) when made and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge or notice thereof; or

(q)   the Borrower ceases to have a valid ownership interest (or a perfected, first priority precautionary back-up security interest granted by the Transferor (which the Borrower shall have collaterally assigned to the Collateral Agent)) in all of the Collateral; or

(r)   [reserved]; or

(s)   (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent; or

(t)   the failure to satisfy the Financial Covenant Test; or

(u)   the Borrower, the Transferor or the Servicer makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document (in the case of the Servicer, other than an assignment to a Qualified GS Affiliate) without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in its sole and absolute discretion.

then the Administrative Agent or the Required Lenders, may, by notice to the Borrower, declare the “Facility Maturity Date” to have occurred; provided that, in the case of any event described in Section 7.01(f) above, the “Facility Maturity Date” shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Revolving Period shall end and the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement or from any other third party and shall cease originating Loan Assets, (ii) the Administrative Agent or the Required Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, (iii) [reserved], and (iv) all proceeds and distributions in respect of the Collateral shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the

Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e)). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including, the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document.

Section 7.02  Additional Remedies of the Administrative Agent.

(a)   If, upon the declaration or automatic occurrence of the Facility Maturity Date (including, the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Obligations.

(b)   The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral on the date the Administrative Agent or the Required Lenders declare the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral in the same manner or on the same Business Day.

(c)   If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.

(d)   Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine. Pursuant to the UCC, each of the Borrower and the Collateral Agent hereby specifically agrees (x) that it shall not raise any objection to a Secured Party’s purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in various no action letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC and (2) shall be considered to be commercially reasonable notwithstanding that a Secured Party purchases the Collateral at such a sale.

(e)   Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct.

(f)   The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower. Without limiting the foregoing, the Administrative Agent and the Lenders and each of their respective Affiliates is hereby authorized after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Administrative Agent, any such Lender or any such Affiliate, to or for the credit or the account of the Borrower or the Transferor, as applicable, against any and all of the obligations of the Borrower or the Transferor, as applicable, now or hereafter existing under this Agreement or any other Transaction Document to the Administrative Agent, any such Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, any such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower or the Transferor, as applicable, may be contingent or unmatured or are owed to a branch, office or Affiliate of the

Administrative Agent or any such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, any such Lender or their respective Affiliates may have. The Administrative Agent and the Lenders agree to notify the Borrower and the Collateral Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(g)   Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h)   Each of the Borrower and the Servicer hereby irrevocably appoints, during the continuance of an Event of Default and at all times following the Facility Maturity Date, each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(i)   The Administrative Agent is hereby authorized and empowered, during the existence of an Event of Default and at all times following the Facility Maturity Date, on behalf of the Borrower or the Transferor, to endorse the name of the Borrower or the Transferor, as applicable, upon any check, draft, instrument, receipt, instruction, or other document or agreement or item, coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of the Borrower or the Transferor, as applicable, either before or after demand of payment on the Obligations but only during the existence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to preserve the security interests and Liens in the Collateral or to secure the repayment of the Obligations, and the Administrative Agent shall not incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by the Administrative Agent of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 2.04 hereof.

(j)   In connection with any sale or liquidation in whole or in part of the Collateral pursuant to Section 7.02, including without limitation, (a) upon the termination of the Commitments following the occurrence and during the continuation of an Event of Default or (b) at the Facility Maturity Date, the Transferor (or its designated Affiliate or managed fund) shall, subject to the additional requirements set forth in this Section 7.02(j), have the right to purchase all (but not less than all) of the Loan Assets included in the Collateral at a purchase price at least equal to the sum of the then outstanding Obligations, as determined by the Administrative Agent (the “Exercise Notice Purchase Price”). The Transferor may exercise such right by providing written notice (the “Exercise Notice”) to the Borrower and the Administrative Agent (with a copy to the Collateral Agent) of its election to exercise such right which shall include the Exercise Notice Purchase Price and shall be delivered not later than 5:00 p.m. on the Facility Maturity Date or within three (3) Business Days of the date on which the Transferor receives written notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitments, as applicable. Once an Exercise Notice is given by the Transferor (subject to the immediately succeeding sentence), the Transferor (or such Affiliate or managed fund designated in the Exercise Notice) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the Exercise Notice Purchase Price referenced in such Exercise Notice, for settlement within the normal settlement period for such Collateral. Neither the Administrative Agent nor the Collateral Agent shall cause liquidation of the Loan Assets to occur during the time that the Transferor is entitled to provide an Exercise Notice. The Exercise Notice Purchase Price must be received by the Administrative Agent, or its designee, in immediately available funds no later than ten (10) Business Days following delivery of the Exercise Notice hereunder, or, if earlier, the date of settlement for such Collateral. In the event that the Exercise Notice is not timely provided and/or the Exercise Notice Purchase Price is not timely received, each pursuant to the conditions set forth in this Section 7.02(j), the Administrative Agent may forthwith liquidate the Loan Assets. Neither the Collateral Agent, the Administrative Agent nor any Lender shall cause the liquidation or disposition of the Loan Assets to occur during the time that the Transferor and its Affiliates are entitled to provide an Exercise Notice and purchase the Collateral pursuant to this Section 7.02(j).

ARTICLE VIII

INDEMNIFICATION

Section 8.01  Indemnities by the Borrower.

(a)   Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) against, and to hold each Indemnified Party harmless from, any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements of (x) one outside counsel to the Administrative Agent and the Lenders; provided that in the event of any conflict of interest, the Administrative Agent (and any Lender that is an Affiliate of the Administrative Agent) shall be entitled to separate counsel from each other Lender, (y) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian, and (z) one counsel per foreign or local jurisdiction to the parties set forth in each of clause (x) and clause (y) above (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of, in any way connected with, or as a result of this Agreement, any of the other Transaction Documents or in respect of any of the Collateral or any claim, litigation, investigation or proceeding relating to any of the foregoing, including the enforcement of this Agreement or any Transaction Document against the Borrower, regardless of whether any such Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or shareholders); provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses (i) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted solely from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party, (ii) result from the uncollectibility of any Loan Asset due to the Obligor’s financial inability to pay or (iii) result from any loss in value of any Permitted Investment.

(b)   Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within five (5) Business Days following the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c)   If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)   If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.

(e)  The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Servicer, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(f)  Notwithstanding anything to the contrary contained herein, in no event shall the Borrower be liable to an Indemnified Party for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Borrower has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that if any Indemnified Party is liable for any special, indirect, punitive or consequential damages to any third party arising out of, in connection with, or a result of this Agreement or any of the Transaction Documents, such Indemnified Party shall not be precluded from seeking reimbursement for such damages from the Borrower.

Section 8.02 Indemnities by Servicer.

(a)  Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence the Servicer’s breach of its duties hereunder or under any other Transaction Document constituting fraud, bad faith, gross negligence or willful misconduct; provided that Indemnified Amounts shall not be available to an Indemnified Party (i) to the extent determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted solely from the gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractors or a breach of any Lender’s obligation to make any Advance under the Transaction Documents, (ii) resulting from the performance of the Loan Assets (including without limitation any change in the market value of such Loan Asset) unless such performance has resulted in a loss and was caused by a Servicer Default and (iii) resulting from any loss in value of any Permitted Investment; provided that the Servicer shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party effects any settlement of a matter that is subject to indemnification hereunder without the prior written consent of the Servicer (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Servicer agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment to the extent set forth in this Section 8.02. In no case shall the Servicer be responsible for any Indemnified Party’s lost revenues or lost profits.

(b)  Any Indemnified Amounts shall be paid by the Servicer to the Administrative Agent, for the benefit of the applicable Indemnified Party, within five (5) Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).

(c)  If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified

Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.

(d) The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Borrower, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(e)  Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral.

(f)  The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loan Assets.

(g)  Notwithstanding anything to the contrary contained herein, in no event shall the Servicer be liable to an Indemnified Party for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that if any Indemnified Party is liable for any special, indirect, punitive or consequential damages to any third party arising out of, in connection with, or a result of this Agreement or any of the Transaction Documents, such Indemnified Party shall not be precluded from seeking reimbursement for such damages from the Servicer.

Section 8.03 Waiver of Certain Claims. To the extent permitted by Applicable Law, none of the Borrower or the Servicer shall assert, and each hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the Transaction Documents.

Section 8.04 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02, as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the

Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable and documented out-of-pocket external legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

Section 8.05 After-Tax Basis. Indemnification under Sections 8.01 and Section 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder and any Tax deduction or other Tax benefit in respect of the indemnified loss, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01 The Administrative Agent.

(a)  Appointment. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender. Each Lender further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)  Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(c)  Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, or the Servicer or to inspect the property (including the books and records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; and (vii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent may deem and treat the payee of any portion of any Advance and ~~the~~any I/O Loan as the owner thereof for all purposes unless such Advance or ~~the~~such I/O Loan, as applicable, shall have been transferred in accordance with this Agreement and all actions required by such section in connection with such transfer shall have been taken.

(d)  Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have consented to the relevant action.

(e)  Notice of Event of Default, Unmatured Event of Default or Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Default, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Default and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Default,” as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Default as may be requested by the Required Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders.

(f)  Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(g)   Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder, including, but not limited to, the payment of principal, interest and fees. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(h)   Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days’ written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Required Lenders shall appoint a successor Administrative Agent, subject to the approval of the Borrower (which approval shall not be (i) unreasonably withheld, conditioned or delayed or (ii) required at any time during the continuance of an Event of Default or after the declaration or automatic occurrence of the Facility Maturity Date). Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (x) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (y) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(i)   Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

ARTICLE X

COLLATERAL AGENT

Section 10.01  Designation of Collateral Agent.

(a)   Initial Collateral Agent. Each of the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b)   Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent or the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

(c)   Secured Party. The Administrative Agent and the Lenders hereby appoint State Street Bank and Trust Company, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral. State Street Bank and Trust Company, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).

Section 10.02  Duties of Collateral Agent.

(a)   Appointment. The Lenders and the Administrative Agent each hereby appoints State Street Bank and Trust Company to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)   Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)   The Collateral Agent shall calculate amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05);

(ii)   The Collateral Agent shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05.

(iii)   The Collateral Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default, or the Administrative Agent, after the occurrence of Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(iv)   The Collateral Agent shall create a database (the “Collateral Database”) with respect to the Loan Assets held by the Borrower on the Closing Date, which Collateral Database shall include all information reasonably requested by the Administrative Agent with respect to the Loan Assets and the Collateral, on an individual Loan Asset basis and on a portfolio basis. The Collateral Agent shall permit access to the information in the Collateral Database by the Servicer, the Borrower and the Administrative Agent no later than the Closing Date. The Collateral Agent shall provide a daily report to the Servicer, the Borrower and the Administrative Agent, in an electronic format and in scope mutually acceptable to the Collateral Agent, the Servicer, the Borrower and the Administrative Agent, that summarizes the material information contained in the Collateral Database, the Outstanding Balance of the Collateral and balances of the Controlled Accounts. The Collateral Agent shall update the Collateral Database promptly for Loan Assets and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan Asset amounts or interest rates.

(v)   The Collateral Agent shall establish the Collection Account and the Unfunded Exposure Account in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties.

(vi)   The Collateral Agent shall track the receipt and daily allocation of cash to the Interest Collection Subaccount and Principal Collection Subaccount

and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions to the Interest Collection Subaccount and Principal Collection Subaccount as of the close of business on the preceding Business Day.

(vii)   The Collateral Agent shall assist and reasonably cooperate with the independent certified public accountants in the preparation of those reports required under Section 6.10.

(viii)   The Collateral Agent shall provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Collateral Agent.

(c)   (i) The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 5.01(u).

(ii)   The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii)   Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) expressly so directed by the Administrative Agent. The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d)   If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)   Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Control Agreement in such capacity.

Section 10.03 Merger or Consolidation. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor to the Collateral Agent under this Agreement (and shall be deemed to have expressly assumed all obligations of the Collateral Agent under this Agreement) without further act of any of the parties to this Agreement; provided that such Person shall be otherwise qualified and eligible to act in such capacity under this Agreement.

Section 10.04 Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04.  The Collateral Agent’s entitlement to receive the Collateral Agent Fees

(excluding any unpaid outstanding amounts as of that date) shall cease on the earlier to occur of: (a) its removal as Collateral Agent pursuant to Section 10.05 or (b) the termination of this Agreement.

Section 10.05 Collateral Agent Removal. The Collateral Agent may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided, further, that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed. In the case of a resignation or removal of the Collateral Agent, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Agent within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 10.06 Limitation on Liability.

(a)  The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, electronic communication or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the Collateral Agent.

(b)  The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)  The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)  The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)  The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(f)  The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)  It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)  Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)  The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

(j)  It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(k)  The Collateral Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services).

Section 10.07 Collateral Agent Resignation. The Collateral Agent may resign at any time by giving not less than ninety (90) days’ written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents (with the consent of the Borrower so long as no Event of Default has occurred and is continuing, such consent not to be unreasonably withheld) by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within forty-five (45) days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

ARTICLE XI

COLLATERAL CUSTODIAN

Section 11.01 Designation of Collateral Custodian.

(a)  Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 11.01. The Administrative Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b)  Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent or the designation of a successor Collateral Custodian pursuant to the provisions of Section 11.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 11.02 Duties of Collateral Custodian.

(a)  Appointment. The Administrative Agent hereby appoints State Street Bank and Trust Company to act as Collateral Custodian, for the benefit of the Secured Parties.

The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)  Duties. From the Closing Date until its removal pursuant to Section 11.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)  The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties; provided that, all documents comprising any Required Loan Documents shall be transmitted to the Collateral Custodian in electronic form only. The Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents except that the Collateral Custodian shall notify the Servicer of any documents comprising the Required Loan Documents that have not been delivered to the Collateral Custodian. Notwithstanding anything to the contrary contained herein, the Collateral Custodian shall have no duty or obligation to maintain physical custody of any Required Loan Documents which have only been delivered to it in electronic form.

(ii)  In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties and shall have no obligation to review any Required Loan Documents received by it except that the Collateral Custodian shall notify the Servicer of any documents comprising the Required Loan Documents that have not been delivered to the Collateral Custodian; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided, further, that the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.

(iii)  All Required Loan Documents shall be kept in fire resistant vaults, rooms or cabinets at the address of the Collateral Custodian set forth ~~on Annex A hereto~~in Section 12.02, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least thirty (30) days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to the Transferor and its Affiliates and subsidiaries.

(iv)  On the Reporting Date of each month, the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian)

identifying each Loan Asset for which it holds Required Loan Documents and listing each document delivered to with respect to a Loan Asset.

(v)  Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(vi)  If, in performing its duties under this Agreement, the Collateral Custodian is required to decide between alternative courses of action, the Collateral Custodian may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Custodian shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Custodian shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(vii)  Nothing herein shall prevent the Collateral Custodian or any of its Affiliates from engaging in other businesses or from rendering services unrelated to the transactions under this Agreement or any other Transaction Document to which the Collateral Custodian is party of any kind to any Person.

(c)  (i) The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit J), as applicable, as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(ii)  The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii)   The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

Section 11.03 Merger or Consolidation.  Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 11.04 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees (excluding any unpaid outstanding amounts as of that date) shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to Section 11.05, (b) its resignation as Collateral Custodian pursuant to Section 11.07 of this Agreement or (c) the termination of this Agreement.

Section 11.05 Collateral Custodian Removal.  The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder. In the case of a resignation or removal of the Collateral Custodian, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Custodian within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian.

Section 11.06 Limitation on Liability.

(a)   The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, electronic communication or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written (including electronic) instructions of any designated officer of the Administrative Agent.

(b)   The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)   The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)   The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and makes no representation as to the existence, perfection or priority of any lien on the Loan Assets or the Required Loan Documents, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)   The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f)   The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)   It is expressly agreed and acknowledged that the Collateral Custodian is not overseeing or guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)   Subject in all cases to the last sentence of Section 11.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date,

request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)   It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(j)   The Collateral Custodian shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services).

Section 11.07 Collateral Custodian Resignation. The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than ninety (90) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit J. If no successor collateral custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within forty-five (45) days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.

Section 11.08 Release of Documents.

(a)   Release for Servicer. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit J, to release to the Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Agent, all in the form annexed hereto as Exhibit J.

(b)   Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection. Each party hereto agrees that the Collateral Custodian shall have no liability for any duties requiring the possession of all such Collateral held by the Servicer in accordance with this section and shall have no duty or obligation to determine or monitor on an independent basis the Servicer’s compliance with this Section 11.08.

(c)   Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit J (which certification shall include a statement to the effect that all amounts received) in connection with such payment or repurchase have been credited to the Collection Account, the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer.

Section 11.09 Return of Required Loan Documents. The Borrower may, with prior written notice to the Administrative Agent, require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.14, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit J hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower.

Section 11.10 Access to Certain Documentation and Information Regarding the Collateral. The Collateral Custodian shall provide to the Administrative Agent and each Lender access to the Required Loan Documents and all other documentation regarding the Collateral including in such cases where the Administrative Agent and each Lender is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two (2) Business Days prior written request, (b) during normal business hours and (c) subject to the Servicer’s and the Collateral Custodian’s normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 11.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral; provided that, prior to the occurrence of an Event of Default, such review shall be conducted no more than one time in any calendar year.

Section 11.11 Bailment.  The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

Section 11.12 Reallocation of Advances. Any reallocation of Advances among Lenders pursuant to an Assignment and Acceptance executed by such Lender and its assignee(s) and delivered pursuant to Section 12.04 or pursuant to a Joinder Supplement executed and delivered pursuant to Section 12.04 in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Custodian pursuant to the wiring instructions provided by the Collateral Custodian, and the Collateral Custodian shall subsequently wire the funds related to such Advances (pro rata in accordance with each such Lender’s Commitment) to the applicable selling Lender(s) pursuant to the wiring instructions provided by each such selling Lender; provided that the Collateral Custodian shall not fund such wire until it has received an executed Assignment and Acceptance or Joinder Supplement, as applicable.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Amendments and Waivers.

(a)   (i) Except as otherwise provided for in this Agreement (including Section 2.20), no amendment or modification of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Servicer, the Required Lenders (or the Administrative Agent on their behalf), the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written consent of the

Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)   Notwithstanding the provisions of Section 12.01(a), the written consent of all of the Lenders (or, with respect to clause (iv) below, each Lender directly affected thereby) shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding or the Yield thereon, (ii) postponing any date for any payment of any Advance or the Yield thereon, (iii) modifying the provisions of this Section 12.01, (iv) increasing, reducing or extending the term of the Commitments of any Lender or the Facility Amount or modifying clause (a) of the definition of “Commitment Termination Date”, (v) modifying the definition of the “Required Lenders” or modifying in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights under this Agreement or modifying any provision under this Agreement, (vi) except as permitted by the Transaction Documents, releasing the Lien of the Collateral Agent under the Transaction Documents on any material portion of the Collateral, (vii) modifying the definition of the term “Advance Rate”, “Advance Rate Matrix”, “Availability”, “Borrowing Base”, “Borrowing Base (Aggregate)”, “Borrowing Base (AUD)”, “Borrowing Base (CAD)”, “Borrowing Base (Dollars)”, “Borrowing Base (EUR)”, “Borrowing Base (GBP)”, “Borrowing Base Deficiency”, “Borrowing Base Test”, “Borrowing Base Test (Aggregate)”, “Collateral Quality Tests”, “Eligible Currency” (in a manner that would include an additional currency), “Eligible Loan Asset” (subject to the provisos in the introductory paragraph of Schedule II), “Eligibility Criteria” (subject to the provisos in the introductory paragraph of Schedule II), “Leverage Based Valuation Haircut”, “Maximum Portfolio Advance Rate”, “Specified Borrowing Base Deficiency”, or any defined term used therein, in each case in a manner that would have the effect of making more credit available to the Borrower, or make such provisions less restrictive to the Borrower, (viii) modifying the provisions of Sections 2.04(a), (b) or (c), Section 9.01(i) or any related definitions or provisions that would alter the order of applications of proceeds or would alter the pro rata sharing of payments required thereby or (ix) subordinating the Lien of the Collateral Agent under the Transaction Documents on the Collateral or subordinate the Obligations in right of payment to any other Indebtedness, in each case, except as otherwise expressly permitted by this Agreement or the other Transaction Documents as of the Closing Date.

(c)   In addition, notwithstanding anything in this Section 12.01 to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of this Agreement or the Transaction Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Transaction Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.

Section 12.02  Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges paid, by electronic mail (“email”) or by hand delivery, to such party’s address set forth below:

BORROWER:	GSCR Mott Street SPV LLC
c/o Goldman Sachs Private Credit Corp. 200 West Street
New York, New York 10282
Attention: Douglas Levine; Haley Walker; James
Napolitano; and Nimisha Drolia Email: Douglas.Levine@gs.com; Haley.Walker@gs.com; James.Napolitano@gs.com; Nimisha.x.Drolia@gs.com
Phone: (212) 855-0877; (212) 855-0859; (212) 902-9673; (646) 446-9576

With a copy (which shall not constitute notice) to: Dechert LLP 1095 Avenue of the Americas
New York, New York 10036
Attention: Jay Alicandri, Esq. Email: jay.alicandri@dechert.com Phone: 212-698-3500

SERVICER AND TRANSFEROR:	Goldman Sachs Private Credit Corp.
200 West Street
New York, New York 10282
Attention: Douglas Levine; Haley Walker; James
Napolitano; and Nimisha Drolia Email: Douglas.Levine@gs.com; Haley.Walker@gs.com; James.Napolitano@gs.com; Nimisha.x.Drolia@gs.com
Phone: (212) 855-0877; (212) 855-0859; (212) 902-9673; (646) 446-9576

With a copy (which shall not constitute notice) to: Dechert LLP 1095 Avenue of the Americas
New York, New York 10036
Attention: Jay Alicandri, Esq. Email: jay.alicandri@dechert.com Phone: 212-698-3500

ADMINISTRATIVE AGENT:	Morgan Stanley Senior Funding, Inc.
1585 Broadway, 24th Floor
New York, New York 10036

Attention: FID Secured Lending Group Email: (for borrowing requests) mmborrowingrequests@morganstanley.com (for all other purposes) mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.

1300 Thames Street Wharf

Baltimore, MD 21231

Attention: CLO Team

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

(for all other purposes)

mmloanapprovals@morganstanley.com

COLLATERAL AGENT:	State Street Bank and Trust Company 1776 Heritage Drive JAB0527 North Quincy, MA 02171 Attention: Structured Trust and Analytics Email:StructuredTrustandAnalytics@StateStreet.com

ACCOUNT BANK:	State Street Bank and Trust Company 1776 Heritage Drive JAB0527 North Quincy, MA 02171 Attention: Structured Trust and Analytics Email:StructuredTrustandAnalytics@StateStreet.com

LENDER:

Morgan Stanley Bank, N.A.

201 South Main Street

Salt Lake City, Utah 84111-2215

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

(for all other purposes)

mmloanapprovals@morganstanley.com

With copies to:

Morgan Stanley Bank, N.A. 1585 Broadway, 24th Floor New York, New York 10036 Attention:FID Secured Lending Group Email: (for borrowing requests) mmborrowingrequests@morganstanley.com

(for all other purposes) mmloanapprovals@morganstanley.com

Morgan Stanley Bank, N.A. 1300 Thames Street, Thames Street Wharf
Baltimore, Maryland 21231
Email: (for borrowing requests) mmborrowingrequests@morganstanley.com (for all other purposes) mmloanapprovals@morganstanley.com or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by email, when received,

Section 12.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.04  Binding Effect; Assignability; Multiple Lenders.

(a)  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. With the prior written consent of the Administrative Agent (unless such assignment is to an Affiliate of a Lender or is otherwise required by Applicable Law), each Lender and their respective successors and assigns may assign, grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance or ~~the~~any I/O Loan (or portion thereof) to any Person; provided that, so long as no Event of Default has occurred, the Borrower shall be required to provide its written consent (such consent not to be unreasonably withheld, conditioned or delayed with respect to an assignee that is not a Disqualified Institution) to such assignment to any Person that is not a Lender or an Affiliate of a Lender (but, for the avoidance of doubt, no such consent of the Borrower shall be required for an assignment of ~~the~~any I/O Loan (or portion thereof), any grant of a security interest or sale of a participation interest to any Person or an assignment to a Lender or an Affiliate of a Lender). Notwithstanding the proviso in the immediately preceding sentence~~,~~: (i) no consent of the Borrower shall be required for an assignment under this Section 12.04(a) to a Disqualified Institution following the occurrence of an Event of Default unless such assignment occurs while such Event of Default is continuing and after such Event of Default has been continuing for a period of at least three (3) months and (ii) all assignments of the Commitment and Advances of a Lender with respect to Tranche A Advances and Tranche B Advances shall be made, pro rata, with respect to the Commitment and outstanding Advances of such Lender in respect of such Lender’s Tranche A Advances and Tranche B Advances. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance agreement in the form of Exhibit K hereto (an “Assignment and Acceptance”). The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent.

(b)   Notwithstanding any other provision of this Section 12.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, rights to payment of principal and interest with respect to the Advances and interest with respect to the I/O ~~Loan~~Loans, as applicable) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c)   Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

(d)   Upon the effectiveness of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents, any Advance and/or ~~the~~any I/O Loan pursuant to Section 12.04(a) and the delivery to the Administrative Agent of all assignment documentation and the Assignment and Acceptance, the Administrative Agent shall revise Annex A to reflect such assignment.

(e)   Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)  In the event any Lender sells a participation in this Agreement or any Advance, the Borrower agrees that each participant shall be entitled to the benefits of Sections 2.10 and 2.11 (subject to the requirements and limitations therein, including the requirements under Section 2.11(g) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 12.04; provided that such participant (i) agrees to be subject to the provisions of Section 2.19(c) as if it were an assignee under this Section 12.04; and (ii) shall not be entitled to receive any greater payment under Section 2.10 or 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.

Section 12.05 Term of This Agreement. This Agreement, including, the Borrower’s representations and covenants set forth in Articles IV and V and the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XII and the provisions of Section 2.10, Section 2.11, Section 12.07 and Section 12.09 shall be continuing and shall survive any termination of this Agreement.

Section 12.06  GOVERNING LAW; JURY WAIVER.

(a)   THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)   BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO BRING

ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION FOR PURPOSES OF ENFORCING ITS RIGHTS AND REMEDIES WITH RESPECT TO THE COLLATERAL.

(c)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS Section 12.06. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)  JURY WAIVER. EACH OF THE PARTIES HERETO HEREBY (i) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) THIS AGREEMENT; (2) ANY OTHER TRANSACTION DOCUMENT; OR (3) ANY CONDUCT, ACTS OR OMISSIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OF BORROWER, THE ADMINISTRATIVE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ADMINISTRATIVE AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

Section 12.07 Costs, Expenses and Taxes.

(a)  In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, the Borrower agrees to pay, on the Payment Date pertaining to the Remittance Period in which such cost is incurred (or any prior Remittance Period to the extent not previously paid) and in accordance with Section 2.04, on demand all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian incurred in connection with (x) the preparation, execution, delivery, administration (including periodic auditing), syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable, documented fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or to the Collateral Custodian in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith; provided that the Borrower shall only be liable hereunder only for the reasonable and documented fees and out-of-pocket expenses of (x) one outside counsel to the Administrative Agent and the Lenders; provided that in the event of any conflict of interest, the Administrative Agent (and any Lender that is an Affiliate of the Administrative Agent) shall be entitled to separate counsel from each other Lender, (y) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian, and (z) one counsel per foreign or local jurisdiction to the parties set forth in each of clause (x) and clause (y) above.

(b)  The Borrower shall pay, on the Payment Date pertaining to a Remittance Period, all other costs and expenses incurred by the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Custodian and the Account Bank during such Remittance Period or any prior Remittance Period to the extent not previously paid, including, all costs and expenses incurred by the Administrative Agent and the Lenders in connection with periodic audits of the Borrower’s, the Transferor’s or the Servicer’s books and records to the extent required or permitted hereunder.

(c)  Nothing contained in this Section 12.07 shall relate to the payment of Taxes under the Transaction Documents.

Section 12.08 Further Assurances. The Borrower shall promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any of the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the security documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the security documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the

Secured Parties under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Borrower is or is to be a party.

Section 12.09 Recourse Against Certain Parties.

(a)  Notwithstanding any contrary provision set forth herein, no claim may be made by any party hereto or any other Person against any party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected; provided that this sentence shall in no way limit or vitiate the indemnity obligations of the Borrower or the Servicer hereunder with respect to a claim for special, indirect, consequential or punitive damages against any Indemnified Party which is brought by a Person not party hereto or brought in breach of this provision.

(b)  No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(c)  The Secured Parties accept and agree that they shall have no recourse under any obligation, covenant or agreement of the Borrower contained in this Agreement against any shareholder, officer or director of the Borrower as such, by the enforcement of any assignment or by any proceeding; it being expressly agreed and understood that this Agreement is a corporate obligation of the Borrower and no liability shall attach to, or be incurred by, the shareholders, officers, agents or directors of the Borrower as such, or any of them, under or by reason of any of the obligations, covenants and agreements of the Borrower contained in this Agreement, or implied therefrom, and that any and all personal liability for breach by the Borrower of any of such obligations, covenants or agreements either at law or by statute or certification of every such shareholder, officer, agent or director is hereby expressly waived by the Secured Parties as a condition of any consideration of the execution of this Agreement. Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are payable solely out of the assets of the Borrower in accordance with the terms of the Transaction Documents. Without limitation of the foregoing, no recourse shall be had for the payment of any amount owing in respect of the Advances against the Servicer, the Transferor or any Affiliate, shareholder, manager, officer, director, employee or member of the Servicer or the Transferor or their respective successors or assigns. The foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, director, officer or employee of the Borrower or any other Person to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(d)  The provisions of this Section 12.09 shall survive the termination of this Agreement.

Section 12.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior and contemporaneous expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior and contemporaneous oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lenders. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Moreover, the parties to this Agreement waive reliance on any representation made by any other party, whether orally or in writing, prior to the execution of this Agreement.

Section 12.11 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.

(a)  It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) as set forth in the Purchase and Sale Agreement, the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv) below, for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement was deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.

(b)  It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c)  The Borrower agrees to treat, and shall cause the Transferor to treat, for all purposes other than for U.S. federal and state income tax, the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower.

Section 12.12 Confidentiality.

(a)  Each of the Administrative Agent, the Lenders, the Servicer, the Borrower, the Collateral Agent, the Account Bank, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other Transaction Documents and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, advisors (including but not limited to advisors engaged by the Administrative Agent to engage in due diligence, portfolio management, monitoring and reporting solutions), investigators, auditors, attorneys, and in the case of the Borrower, actual or prospective investors in debt or equity securities of the Transferor (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank and the Collateral Custodian that such information shall be kept confidential in accordance with this Section 12.12 and used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its Affiliates; provided, further, that, upon such agreement to keep such information confidential, the Borrower and its Affiliates shall be deemed to have consented to the disclosure of such information to such Excepted Person, (ii) disclose such information as is required by Applicable Law and (iii) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.12(a) include, all fees and other pricing terms, and all Events of Default, Servicer Defaults, and priority of payment provisions.

(b)   Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent or the Collateral Custodian by each other or (ii) by the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them, or to any provider of a surety, guaranty or credit or liquidity enhancement to any Lender in relation to its Advances hereunder; provided that (x) such Person is informed of the confidential nature of such information and agrees for the benefit of the Borrower and the Servicer to hold such information confidential in accordance with this Section 12.12 and (y) so long as no Event of Default has occurred and is continuing, such Person is not a Disqualified Institution; provided, further, that at no time shall nonpublic information consisting of any internal credit memorandum with respect to any Obligor and any Loan Asset be disclosed to a Disqualified Institution unless an Event of Default has occurred and has been continuing for at least two months following the initial occurrence of such Event of Default.

(c)   Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known); (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’s, the Collateral Agent’s, the Account Bank’s or the Collateral Custodian’s business or that of their Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Agent, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor, (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent or the Lenders, or (F) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, the Servicer or the Transferor.

Section 12.13 Waiver of Set Off. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets.

Section 12.14 Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.15 Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances or ~~the~~ I/O ~~Loan~~Loans , as applicable, owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances or the I/O ~~Loan~~Loans, as applicable, obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances or the I/O ~~Loan~~Loans, as applicable, owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 12.16 Failure of Borrower or Servicer to Perform Certain Obligations. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(u), Section 5.02(p) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent’s demand therefor.

Section 12.17 Power of Attorney.   The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (a) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (b) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 12.18 Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents the Borrower deems reasonably necessary or appropriate to evidence the termination of the Grant and other Liens securing the Obligations, all at the expense of the Borrower.

Section 12.19 Non-Petition.

(a)   Each of the parties hereto (other than the Administrative Agent and the Lenders) hereby agrees for the benefit of the Borrower, the Administrative Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day since the Collection Date. The Borrower shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Bankruptcy Proceeding commenced by any Person in violation of this Section 12.19(a). The Borrower hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Bankruptcy Proceeding to enforce each and every covenant contained in this Section 12.19(a).

(b)   Each of the Borrower, the Servicer and the Transferor further agrees that (i) a breach of any of their respective covenants contained in Section 12.19(a) will cause irreparable injury to the Administrative Agent and the Lenders, (ii) the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach, and (iii) each and every covenant contained in Section 12.19(a) shall be specifically enforceable against the Borrower, the Servicer and the Transferor, and each of the Borrower, the Servicer and the Transferor hereby waives and agrees not to object, or assert any defenses to an action for specific performance, or injunction in respect of any breach of such covenants.

(c)   The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 12.19, including without limitation the following powers: (i) to object to and seek to dismiss any Bankruptcy Proceeding relating to a Bankruptcy Event described in clause (i) of the definition thereof, and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.

(d)  The provisions of this Section 12.19 shall survive the termination of this Agreement.

Section 12.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)   the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)   the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.21 Return of Certain Payments.

(a)   Each Lender (and each participant of any Lender, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (a “Recipient Lender”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient Lender (whether or not known to such Recipient Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient Lender under this Section 12.21(a) shall be conclusive, absent manifest error.

(b)  Without limitation of clause (a) above, each Recipient Lender further acknowledges and agrees that if such Recipient Lender receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient Lender agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c)   Any Payment required to be returned by a Recipient Lender under this Section 12.21 shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient Lender to the date such amount is repaid to the Administrative Agent at the greater of SOFR and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient Lender hereby agrees that it shall not assert and, to the fullest extent permitted by Applicable Law, permitted by Applicable Law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d)   The Borrower and each other Secured Party hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) the receipt by any Recipient Lender of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender by the Borrower or any other Secured Party except, in each case, to the extent that the funds used to make such Payment were received from the Borrower in repayment of the Obligations.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

GSCR MOTT STREET SPV LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

SERVICER:

GOLDMAN SACHS PRIVATE CREDIT CORP.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

TRANSFEROR:

GOLDMAN SACHS PRIVATE CREDIT CORP.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

LENDER:

MORGAN STANLEY BANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

LENDER:

MUFG BANK, LTD.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

LENDER:

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

ACCOUNT BANK:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

COLLATERAL CUSTODIAN:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

[Signature Page to Loan and Servicing Agreement]

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

[Intentionally Omitted]

SCHEDULE II

ELIGIBILITY CRITERIA

[Intentionally Omitted]

Sch. II-1

SCHEDULE III

AGREED-UPON PROCEDURES FOR

INDEPENDENT PUBLIC ACCOUNTANTS

[Intentionally Omitted]

Sch. III-1

SCHEDULE IV

LOAN ASSET SCHEDULE

[Intentionally Omitted]

Sch. IV-1

SCHEDULE V

DIVERSITY SCORE CALCULATION

[Intentionally Omitted]

Sch. V-1

SCHEDULE VI

INDUSTRY CLASSIFICATION

[Intentionally Omitted]

Sch. VI-1

ANNEX A

[Intentionally Omitted]

Annex A-1

EXHIBIT A

FORM OF APPROVAL NOTICE

[Intentionally Omitted]

Exhibit A-1

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[Intentionally Omitted]

Exhibit B-1

EXHIBIT C

FORM OF DISBURSEMENT REQUEST

[Intentionally Omitted]

Exhibit C-1

EXHIBIT D

FORM OF NOTICE OF BORROWING

[Intentionally Omitted]

Exhibit D-1

EXHIBIT E

FORM OF NOTICE OF REDUCTION

[Intentionally Omitted]

Exhibit E-1

EXHIBIT F

FORM OF NOTICE OF TERMINATION/PERMANENT REDUCTION

[Intentionally Omitted]

Exhibit F-1

EXHIBIT G

FORM OF CERTIFICATE OF CLOSING ATTORNEYS

[Intentionally Omitted]

Exhibit G-1

EXHIBIT H

FORM OF SERVICING REPORT

[Intentionally Omitted]

Exhibit H-1

EXHIBIT I

FORM OF SERVICER’S CERTIFICATE (SERVICING REPORT)

[Intentionally Omitted]

Exhibit I-1

EXHIBIT J

FORM OF RELEASE OF REQUIRED LOAN DOCUMENTS

[Intentionally Omitted]

Exhibit J-1

EXHIBIT K

FORM OF ASSIGNMENT AND ACCEPTANCE

[Intentionally Omitted]

Exhibit K-1

EXHIBIT L-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

[Intentionally Omitted]

Exhibit L-1-1

EXHIBIT L-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

[Intentionally Omitted]

Exhibit L-2-1

EXHIBIT L-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

[Intentionally Omitted]

Exhibit L-3-1

EXHIBIT L-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

[Intentionally Omitted]

Exhibit L-4-1

EXHIBIT M

FORM OF JOINDER SUPPLEMENT

[Intentionally Omitted]

Exhibit M-1

EXHIBIT N

[RESERVED]

Exhibit N-1

EXHIBIT O

FORM OF POWER OF ATTORNEY FOR BORROWER

[Intentionally Omitted]

Exhibit O-1

EXHIBIT P

FORM OF EQUITY CURE NOTICE

[Intentionally Omitted]

Exhibit P-1